As filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-268025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 8

TO

FORM F-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	2833	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 901, Tesbury Centre

28 Queen’s Road East

Wanchai, Hong Kong

Telephone: + 852 2919-8916

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone: 800-221-0102

______________________________________________________________________________

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5290 DTC Parkway, Suite 150 Greenwood Village, CO 80111 Telephone: 303-292-3883	Mark E. Crone, Esq. Liang Shih, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, New York 10170 Telephone: 646-861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 1,100,000 ordinary shares (the “Ordinary Shares”) of the Registrant (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the potential resale by Mr. Yu Chang of up to 1,000,000 Ordinary Shares of the Registrant that are not being sold pursuant to the Public Offering Prospectus (the “Resale Prospectus”). The Company will not receive any proceeds from the sale of shares by Mr. Chang.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	all references in the Public Offering Prospectus to “this offering” will be changed to “the public offering,” defined as the underwritten public offering of our Ordinary Shares, in the Resale Prospectus;
●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the public offering” in the Resale Prospectus;
●	they contain different Offering sections in the Prospectus Summary section beginning on page 5 of the Public Offering Prospectus;
●	they contain different Use of Proceeds sections on page 49 of the Public Offering Prospectus;
●	the Capitalization and Dilution sections on pages 50 and 51, respectively, of the Public Offering Prospectus are deleted from the Resale Prospectus;
●	a Resale Shares section is included in the Resale Prospectus beginning on page Alt-2;
●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	the Underwriting section from the Public Offering Prospectus on page 114 is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place;
●	the Legal Matters section in the Resale Prospectus on page 117 deletes the reference to counsel for us and for the underwriters; and
●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the back cover page of the Public Offering Prospectus, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus (the “Alternate Pages”). The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by Mr. Yu Chang of up to 1,000,000 Ordinary Shares owned of record by him that are not being sold pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED OCTOBER 6, 2023

PRELIMINARY PROSPECTUS

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

1,100,000 Ordinary Shares

This is an offering of ordinary shares, US$0.001 par value per share, (“Ordinary Shares”) of Zhong Yuan Bio-Technology Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company” or “Zhong Yuan Cayman”). The Company is offering, on a firm commitment engagement basis, 1,100,000 Ordinary Shares. We anticipate that the public offering price of the Ordinary Shares will be between US$5.00 and US$7.00 per Ordinary Share.

Prior to this offering, our Ordinary Shares were traded on the OTC Market under the symbol ZHYBF. However, there has been only a limited trading market for our Ordinary Shares and there can be no assurance that a viable public market will ever develop. We intend to list our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless we have obtained approval from the Nasdaq Stock Market to list our Ordinary Shares on the Nasdaq Capital Market in conjunction with this public offering.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 22 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page 18 of this prospectus for more information.

Upon completion of this offering, our issued and outstanding shares will consist of 18,799,618 Ordinary Shares assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 18,964,618 Ordinary Shares, if the over-allotment option is exercised in full.

Assuming a public offering price of US$6.00 per Ordinary Share (being the mid-point range of US$5.00 and US$7.00 per Ordinary Share), the total underwriting discounts payable by us will be US$462,000, and the total proceeds to us, before expenses, will be US$6,138,000, assuming the underwriters do not exercise any part of their over-allotment option.

We are not a Chinese operating company but a holding company organized under the laws of the Cayman Islands with operations conducted by our operating subsidiaries based in the Peoples Republic of China (“China” and the “PRC”) and our principal executive offices located in Hong Kong. Because our operations are conducted in China through our operating subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause our securities to significantly decline in value or to be worthless.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, a domestic company that seeks to offer or list securities overseas, both directly and indirectly, must complete certain filing procedures with the CSRC within three working days following its submission of an initial public offering or listing application. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. We have been advised by Tahota (Beijing) Law Firm, our PRC counsel, that, because our Ordinary Shares have been trading on the U.S. OTC Market, this offering is considered to be an offering in the same overseas market and, therefore, we are not required to file with the CSRC immediately but we are required to so file within three working days after completion of this offering.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), which became law in December 2020, our Ordinary Shares may be prohibited from trading on a U.S. exchange if our auditor cannot be fully inspected by the Public Company Accounting Oversight Board (the “PCAOB”). The HFCAA originally prohibited foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years beginning in 2021. On December 29, 2022, as part of the Consolidated Appropriations Act, 2023, the time period for the delisting of foreign companies under the HFCAA was reduced from three consecutive years to two consecutive years.

On December 16, 2021, the PCAOB issued a Determination Report (the “Determination Report”), which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified specific registered public accounting firms subject to these determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (the “SOP”), pursuant to which the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. The determinations as to mainland China and Hong Kong were vacated by the PCAOB as of December 15, 2022 as a result of the PCAOB’s having been able to conduct extensive and thorough inspections and investigations of mainland China and Hong Kong firms in 2022 under the SOP; however, if the PCAOB encounters any impediment, in the future, to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by an authority in either jurisdiction, it may issue new determinations consistent with the HFCAA.

Our independent registered public accounting firm, Centurion ZD CPA & Co. (“Centurion ZD”), is headquartered in Hong Kong.

Although Centurion ZD is located in Hong Kong, based on the PCAOB’s current position and China’s compliance with the SOP, we do not expect to be affected by the HFCAA at this time. However, should PRC authorities fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination, which may affect our ability to maintain the listing of our securities on a U.S. national securities exchange, including Nasdaq, and the trading of them in the over-the-counter trading market.

In addition to subjecting our securities to the possibility of being prohibited from trading or delisted from a U.S. exchange, the inability of the PCAOB to conduct inspections of our auditors’ work papers in China or Hong Kong would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. Also, we cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected. See “Risk Factors - Risks Related to Our Company - To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange” on page 27 of this prospectus.

.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact of any such modified or new laws and regulations will be on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is trading on the OTC Market in the United States is Zhong Yuan Cayman. Zhong Yuan Cayman directly controls China Bio-Technology Holdings Limited (“China Bio”), a Seychelles company. China Bio directly controls Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan HK”), a Hong Kong company. Zhong Yuan HK directly controls Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan SZ”), a China company and a wholly foreign owned entity (“WFOE”). Our WFOE conducts its operations through Bao-Feng Bio-Technology (Beijing) Limited (“Bao-Feng”), a China company and, currently, our primary operating subsidiary. See “Our Business -- History of the Company” and “Our Business -- Corporate Structure” for additional details.

2. Within our direct holding structure and based on our compliance with current foreign exchange regulations, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After investors’ funds enter Zhong Yuan Cayman, the funds can be directly transferred to Zhong Yuan HK. Zhong Yuan HK can then directly transfer funds to Zhong Yuan SZ, and those funds can then be transferred to Bao-Feng, which can then transfer them to BF Internet. However, as these foreign exchange regulations, including their interpretation and implementation, have been evolving, it is unclear how these regulations, and any future regulations concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as cross-border transfer of funds, remittance of dividends and foreign currency-denominated borrowings, which may adversely affect our financial condition and results of operations.

If the Company intends to distribute dividends, Bao-Feng will distribute dividends to Zhong Yuan SZ, our WFOE, which will then directly distribute dividends to Zhong Yuan HK in accordance with the laws and regulations of the PRC. Zhong Yuan HK will transfer dividends to China Bio, which will transfer them to the Company. The Company will then distribute dividends to all of its shareholders in proportion to the Ordinary Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of the date of this prospectus, neither the Company nor any of its subsidiaries has ever paid dividends or made distributions to U.S. investors. Since consummation of the Share Exchange, (as defined herein), the Company has not transferred any funds to its subsidiaries to fund their business operations, nor has it received any transfer of funds from its subsidiaries. In the future, any cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. For a detailed description of the transfers from the Company to its subsidiaries and from its subsidiaries to the Company, see “Transfers of Cash to and from Our Subsidiaries” in the “Prospectus Summary” section of this prospectus.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. See “Regulations in China Applicable to Our Business -- Regulations On Dividend Distribution” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a 10% withholding tax will be applicable to dividends payable by Chinese companies to non-PRC resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from the standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Please see “Risk Factors” beginning on page 22 of this prospectus for additional information.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2023.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

	Per Share		Total(4)
Offering price(1)	US$	6.00	US$	6,600,000
Underwriting discounts and commissions to be paid by us(2)	US$	0.42	US$	462,000
Proceeds to the Company before expenses(3)	US$	5.58	US$	6,138,000

(1)	Offering price per share is assumed to be US$6.00, being the mid-point of the offering price range.

(2)	We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering and an advisory fee payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 114.

(3)	Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Underwriting - Discounts, Commission, Advisory Fee and Expenses” on page 114.

(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to an additional 165,000 Ordinary Shares at the offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$531,300, and the total proceeds to us, before expenses, will be US$7,058,700.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Revere Securities LLC	R.F. Lafferty & Co.

Dominari Securities LLC

The date of this prospectus is [●], 2023

Until ______, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

1

ABOUT THIS PROSPECTUS

Neither the Company nor any of the underwriters has authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither the Company nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither the Company nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•	our business and operating strategies and our various measures to implement such strategies;

•	our operations and business prospects, including development and capital expenditure plans for our existing business;

•	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•	our financial condition, results of operations and dividend policy;

•	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•	the regulatory environment and industry outlook in general;

•	future developments in the market for our products and actions of our competitors;

•	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•	our ability to execute our strategies;

•	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

•	changes in the need for capital and the availability of financing and capital to fund those needs;

•	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•	changes in interest rates or rates of inflation; and

•	legal, regulatory and other proceedings arising out of our operations.

NOTES ON PROSPECTUS PRESENTATION

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources referenced above, our internal research and our knowledge of the health supplement industry and, specifically, Acer truncatum. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

DEFINITIONS

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum of association and the amended and restated articles of association of our Company as filed with the Cayman Islands Registrar of Companies on March 16, 2018, as amended from time to time, a copy of which is filed as Exhibit A to our Definitive Schedule 14(C) filed with the SEC on January 16, 2018.

“Bao Feng” means Bao Feng Bio-Technology (Beijing) Limited, a limited liability company incorporated on August 30, 2012 under the laws of the PRC, which is the Company’s primary operating subsidiary.

“BF Internet” means Beijing Baofeng Internet Bio-technology Co., Limited, a limited liability company incorporated on May 23, 2022 under the laws of the PRC, which is one of the Company’s operating subsidiaries.

“Business Day” means any day other Saturday, Sunday or a day that is a public holiday in the United States.

“Company,” “our Company” or “Zhong Yuan Cayman” means Zhong Yuan Bio-Technology Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act, and its subsidiaries or any of them.

“China Bio” means China Bio Technology Holdings Limited, a limited liability company incorporated on June 27, 2016 under the laws of Seychelles, which is a holding company and not conducting any operations.

“Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“COVID-19” means the Coronavirus Disease 2019.

“CSRC” means the China Securities Regulatory Commission, a government ministry of the State Council of the People’s Republic of China and the main regulator of the securities industry in China.

“Dandong BF” means Dandong Bao Feng Seedling Technology Co., Limited, a limited liability company incorporated on March 11, 2019 under the laws of the PRC, which was one of the Company’s operating subsidiaries prior to its sale in September 2022.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Group,” “our Group,” “we,” “us,” or “our” means the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before the Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of the Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Hong Kong” or “H.K.” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Operating Subsidiaries” means Bao Feng Technology (Beijing) Limited and Beijing Baofeng Internet Bio-technology Limited, both of which are China companies and indirect subsidiaries of the Company.

“Ordinary Resolution” means a resolution passed by a simple majority of votes cast or approved in writing by all of the votes entitled to be cast by the shareholders entitled to vote at a general meeting of the Company.

“Ordinary Shares” or “Shares” means the Company’s Ordinary Shares, par value $0.001 per share.

“PRC” or “China” means the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“Resale Registration Statement” means the registration statement on Form F-1 filed by the Company on June 11, 2020 and declared effective by the SEC on June 29, 2020 (SEC File No. 333-235983), plus any Post-Effective Amendments thereto, pursuant to which 2,236,192 Ordinary Shares were registered for resale on behalf of certain existing shareholders of the Company.

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities and Exchange Commission,” “SEC,” “Commission” or similar term means the United States Securities and Exchange Commission.

“Special Resolution” means a resolution passed by a majority of not less than two-thirds of the shareholders entitled to vote on the matter, in person or, where proxies are allowed, by proxy, at a general meeting of the Company or in writing by all of the shareholders entitled to vote on the matter.

“WFOE” means a wholly foreign-owned entity, a common investment vehicle for a China-based business wherein foreign parties can incorporate a foreign-owned limited liability company without the involvement of a Chinese investor; starting January 2020, per the new Foreign Investment Law, WFOE has been abolished and superseded by a new type of business referred to as a “foreign-funded enterprise” and existing businesses are expected to transition to the new designation within five years.

“Zhong Yuan HK” means Zhong Yuan Bio-Technology (Hong Kong) Limited, a limited liability company incorporated on February 27, 2017 under the laws of Hong Kong, which is a holding company and not conducting any business operations.

“Zhong Yuan SZ” means Zhong Yuan Bio-Technology (Shenzhen) Limited, a limited liability company incorporated on June 10, 2014 under the laws of the PRC, and a wholly foreign owned entity, which is a holding company and not conducting any business operations.

“United States,” “U.S.” and “US” refer to the United States of America.

“$,” “U.S. $,” “U.S. dollars,” “dollars,” “US$” and “USD” refer to United States dollars.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Ordinary Shares, you should carefully read the entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case appearing elsewhere in this prospectus. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” or “Zhong Yuan Cayman” and similar designations refer to Zhong Yuan Bio-Technology Holdings Limited, a Cayman Islands exempted company with limited liability. All references to “Operating Subsidiary(ies)” refer to Bao Feng Bio-Technology (Beijing) Limited and/or Beijing Baofeng Internet Bio-technology Limited, both of which are China companies.

Overview

The Company was originally incorporated in the State of Delaware on April 4, 2016 under the name “Agate Island Acquisition Corporation.” Its business purpose was to seek the acquisition of, or merger with, an existing company. Accordingly, the Company was considered to be a “blank check” company. On March 13, 2017, the Company’s name was changed to China Biotech Holdings Limited in anticipation of entering into a transaction with a company in China engaged in the biopharma or biotech industry. Effective August 21, 2018, the Company was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited.

In 2019, the Company closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited, (“Zhong Yuan Investment”), a Seychelles company limited by shares, that owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles. As a result of the Share Exchange, China Bio is now a wholly-owned subsidiary of the Company and the Company, through its indirect subsidiary, Bao Feng, is engaged in the business of nervonic acid research, the development and sale of nervonic acid-based health supplements and the development of nervonic acid-based herbal and chemical drugs. See “Our Business - History of the Company” on page 65 of this prospectus.

The following chart sets forth our corporate structure as of the date of this prospectus.

China Bio-Technology Holdings Limited (“China Bio”) was incorporated under the laws of the Republic of Seychelles on June 27, 2016 under the name Hua Hong Powerloop Technology Limited. On February 13, 2017, its name was changed to China Bio-Technology Limited, and on March 6, 2017 it was changed to China Bio-Technology Holdings Limited. It became a wholly-owned subsidiary of the Company in August 2019 as a result of the Share Exchange described above.

Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan HK”) was incorporated in Hong Kong on June 13, 2016. The original shareholders transferred all of the shares to China Bio on February 27, 2017.

Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan SZ”) was established under the laws of the PRC on June 10, 2014 and is our WFOE. The original shareholders transferred all of the shares to Zhong Yuan HK on May 12, 2017.

Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng)” was incorporated in the PRC on August 30, 2012 under the name Beijing Acer Truncatum Century Agricultural Science and Technology Co., Ltd. On August 10, 2017, the company’s name was changed to Bao Feng Bio-Technology (Beijing) Limited. It became a wholly-owned subsidiary of Zhong Yuan-SZ on February 13, 2019. Bao Feng is one of the Company’s two operating subsidiaries.

Beijing Baofeng Internet Bio-technology Co., Limited (“BF Internet”) was incorporated in the PRC on May 23, 2022 and is owned 51% by Bao Feng and 49% by Yong Sheng, a shareholder of the Company. Currently, the principal activities of BF Internet are selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform. The Company intends that, in the future, BF Internet will also market and sell other products of the Company over the internet.

All of the above-referenced companies are either direct or indirect wholly-owned subsidiaries of the Company, except BF Internet which is 51% owned by the Company. China Bio, Zhong Yuan HK and Zhong Yuan SZ are holding companies and do not conduct any business operations. Bao Feng and BF Internet, both of which conduct business operations in China, are our only operating subsidiaries.

The Company files annual and periodic reports with the United States Securities and Exchange Commission (the "SEC") under Rule 13(a) of the Exchange Act.

When we refer in this prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of China Bio and its subsidiaries unless the context suggests otherwise; when we use terms such as “we,” “our,” “Company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity. When we use the term “Operating Subsidiary” or “Operating Subsidiaries,” we are referring to Bao Feng and/or BF Internet.

Business of Bao Feng

Bao Feng is in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs and the sale of health supplements containing nervonic acid. Nervonic acid is a long chain unsaturated omega 9 fatty acid that is an important component in myelin biosynthesis in the central and peripheral nervous system. Myelin insulates nerve cell axons to increase the speed at which information (encoded as an electrical signal) travels from one nerve cell body to another or from a nerve cell to another type of cell in the body. It is thought that nervonic acid may enhance brain function and prevent demyelination of nerve cells, and that, therefore, it may be effective in retaining or improving the health of the brain, for example in preventing or ameliorating attention-deficit hyperactive disorder (“ADHD”) in children, Alzheimer's disease and mental degradation in the elderly and cerebrovascular disease, as well as promoting normal brain development in premature infants. The role of nervonic acid is also being studied with respect to psychotic illnesses, such as schizophrenia.

Bao Feng’s goal is to provide a complete solution for neurological disorders, from screening to intervention. Bao Feng is dedicated to the development of early detection kits for brain diseases, plant-derived nervonic acid health supplements and new drugs for neurological diseases. Over the past decade, it has focused on research related to neurological diseases and discovered that nervonic acid can be used as a core molecular marker, laying the foundation for the development of detection kits and drugs. More recently, Bao Feng has made breakthroughs in the research and development of new drugs to treat cognitive impairment, brain atrophy and other encephalopathies caused by brain white matter damage.

Nervonic acid is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neurodegenerative diseases in the elderly and, thus, in high demand among those populations. Bao Feng’s marketing efforts have been primarily aimed at the elderly population. The problem of the aging of the world population is becoming more and more serious. According to the United Nations’ “World Population Ageing 2019: Highlights” report, in 2019, there were 703 million persons aged 65 years or over in the world population, or approximately 10% of the global population. It is estimated that by 2050 the world’s 65 and over population will double to 1.5 billion so that one in six people in the world will be aged 65 years or over. According to census statistics released by the National Bureau of Statistics, in 2022, China has 267 million persons aged 60 or over, representing 18.9% of the total population, and 14% of the country’s population are aged 65 or over.

The price of nervonic acid in the world market ranges from approximately $2,000 to approximately $6,000 per kilogram, depending on the purity. Since it is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neuro-degenerative diseases in the elderly, management believes that there exists a significant market for nervonic acid health supplements among those populations.

Nervonic acid is not present in many foods. In the past, nervonic acid was derived from the brains of sharks. However, the extraction process from that source is difficult, and the cost is too high for commercialization. In addition, sharks are protected by the United Nations and many countries. Another good source of nervonic acid is the malania oleifera plant, which is native to southern China. The malania oliefera plant is said to have up to 40.9% to 50% nervonic acid; however, it is a threatened species in the world and is on the list of key wild plants for state protection. The dried seeds of the Acer truncatum tree, which is a type of maple native to northern China, Mongolia and Korea, were found to contain 5.8% nervonic acid. Therefore, the seed oil of the Acer truncatum tree is considered to be a good source of natural nervonic acid, as well as other compounds such as Vitamin E. Bao Feng extracts the nervonic acid that it utilizes in its products from Acer truncatum seeds.

The raw material sources of nervonic acid are insufficient to meet Chinese demand. Therefore, Bao Feng has a contract with the Wengniuteqi government pursuant to which it obtains Acer truncatum seeds for use in making its products. In 2011, the Chinese government No. 9 announcement “Food Safety Law of the People’s Republic of China” and “Regulations of Novel Foods” approved Acer truncatum seed oil as a new resource for food ingredients, thereby recognizing the safety status of Acer truncatum.

Bao Feng intends to expand its product line by building factories for purification of nervonic acid for medical level product usage. There can be no assurance, however, that either Bao Feng or the Company will be able to effect this plan.

Bao Feng’s current products consist of:

•	Life’s NA
- Acer Truncatum Seed Oil
- NEURO ENHANCER Nervonic Acid Oil
- Nervonic Acid Candy
- Nervonic Acid Candy Gift Set

•	Dietary Formula
- Chifeng Acer Truncatum Tea
- Miraculous Maple Edible Vegetable Blended Oil

•	Re’Seen Series.
- Re'Seen StarNight Drink
- Re'Seen Collagen Drink

Biomarker screening kits

Bao Feng is in the process of developing biomarker screening kits for brain white matter signal abnormalities, Parkinson’s disease and ischemic strokes. All three screening kits are in the development stage. After completion of clinical trials, Bao Feng will apply to the Ministry of Health of the PRC for an innovation class III product registration certificate and related business operation license in China for the production and sale of domestic disposable medical devices. It intends to distribute its innovation class III products to major clinics and hospitals through domestic distributors, as well as through direct sales to its partner hospitals and other medical institutions.

Plant-based and synthetic drugs

Bao Feng has improved its purification process so as to produce high (medical) grade nervonic acid in a laboratory setting and is currently working on building factories in order to achieve mass production. The next step is expected to be the development of pharmaceutical products or the sale of raw materials for nervonic acid products throughout China and abroad.

Application of Acer truncatum seed oil for regulation of intestinal flora

Bao Feng has found that supplementation with Acer truncatum seed oil can regulate intestinal flora. Its research in this area found that after taking nervonic acid oil, the abundance of Firmicobacterium, which increases with Alzheimer's disease, showed a downward trend, while the abundance of Bacteroidetes, which decreases with Alzheimer's disease, showed an upward trend. Therefore, we believe that taking nervonic acid oil may help to improve Alzheimer's disease. This research may also be used in the future to intervene in other diseases believed to be caused by disorders of intestinal flora, such as autism.

Competitive Advantages

Experienced team of scientists

Our team of scientists has over 30 years of combined experience in the field of Acer truncatum tree research, and more than 10 years in nervonic acid applications. In addition, Bao Feng achieved the National High-Tech Enterprise Award in 2017. This award recognizes the continuous research and development and the transformation of technological achievements in the high-tech fields supported by the state, forming the core independent intellectual property rights of the enterprise, and the carrying on of business activities on this basis in China (not including resident enterprises registered in Hong Kong, Macao and Taiwan) for more than one year.

Research in cooperation with hospitals

Bao Feng has participated in numerous academic and scientific research projects in cooperation with China Medical University, the first top-tier medical institution established in China, and Xuanwu Hospital of Capital Medical University, a pre-eminent general hospital in both Geriatrics and neuroscience. This research supplements Bao Feng’s in-house research and, together, they provide the scientific basis for Bao Feng’s current and proposed products.

Stable source of high quality Acer truncatum

Bao Feng obtains its Acer truncatum seeds from the Wengniuteqi District government farm in Inner Mongolia, which contains approximately 70,000 mu of wild 100-year old Acer truncatum trees. Under a cooperation agreement entered into in 2017 between Bao Feng and the Wengniuteqi District, Bao Feng provides the seedlings for an additional 10,000 mu of Acer truncatum trees being grown on the government farm and Bao Feng has the exclusive right to purchase the seeds from both the old and the new trees.

Extensive intellectual property

Bao Feng currently holds 19 invention patents and 18 computer software copyrights related to its research. It is also the holder of 20 trademarks related to its products.

Limited current competition

The nervonic acid health product industry is in its early stages; therefore, Bao Feng does not face as much competition as it would in a more established industry. However, as more companies enter the market the competition may be expected to become more intense. Management of Bao Feng plans to preempt the effect of such competition by: (i) increasing its Acer truncatum production; (ii) increasing its investment in research and development; (iii) obtaining certification for innovation class III products and drugs; and (iii) enhancing its purification of nervonic acid technology to enter the medical usage market. We will also continue to emphasize marketing in an effort to maintain and strengthen the company’s position in the nervonic acid health product market and will attempt to build the leading nervonic acid health product brand in China.

Our own national laboratories

Genetic Metabolism Key Laboratory is a joint project of Bao Feng and Health Commission Occupational Disease Research Center. Complete analytical and testing instruments are available, including LC-MS, GC-MS and LC-QTOF-MS, for targeted and untargeted metabolomics, etc. Excellent laboratories are necessary to develop and prove our theories on the applications of nervonic acid, and research on the mechanism through which nervonic acid works provides the direction for future applications of nervonic acid, giving Bao Feng a competitive edge in the future

Clinical application of nervonic acid

Bao Feng has formed strategic partnerships with the First Affiliated Hospital of Tsinghua University, Tiantan Hospital, Xuanwu Hospital and the First Hospital of Sanming City. The doctors of the hospitals are our consultants. In the future, we plan to carry out clinical application trials of nervonic acid in different areas of medicine. Only through clinical trials can the application and effective concentration of nervonic acid be found and effective combinations of nervonic acid and other drugs to improve the efficacy of a single target drug be determined.

Excellent Acer truncatum germplasm resources

Although many manufacturers sell crude Acer truncatum oil, the content cannot reach our concentration of nervonic acid because we have an excellent seed plasm resource. We extract the nervonic acid utilized in our products from the seeds of Acer truncatum trees. Our seeds are supplied by the Wengniuteqi District government farm in Inner Mongolia, which contains approximately 70,000 mu (11,532 acres) of wild 100-year old Acer truncatum trees. In March 2017, Bao Feng entered into a cooperation agreement with the Wengniuteqi District (the “Cooperation Agreement”). In accordance with the terms and provisions of the Cooperation Agreement, Bao Feng provides the seedlings for an additional 10,000 mu (1647 acres) of Acer truncatum trees and the government farm provides the land and plants and maintains the seedlings. The government farm harvests the seeds, which are currently estimated to be approximately 400,000 tons per year, and Bao Feng has the exclusive right to purchase the seeds from both the old and the new trees. We believe that this germplasm resource is unmatched by other companies using newly sown Acer truncatum. Therefore, by using this high content, Acer truncatum crude oil, we can obtain a higher content of nervonic acid with the same process and cost as our competitors.

Bao Feng’s breeding base of seedlings results from agricultural technology developed by scientists under contract with Bao Feng. The concentration of nervonic acid from young trees is significantly lower than that from older trees. Our breeding base serves as a strategic reserve for the supply of raw materials for non-high-content nervonic acid products. Low levels of nervonic acid are used for daily supplements, medium levels for health care and high levels for future use in medicine and therapy. As the young trees mature, the concentration of nervonic acid in the seeds of those trees will increase. Therefore, our breeding base is an important part of Bao Feng’s strategy for corporate sustainability.

Price

Through product innovation and exclusive formulae, Bao Feng improves its products’ effectiveness and taste, while maintaining a low product cost and sales price. In this way it produces unique products at prices suitable for mass consumption.

Market-driven research and development that allows for continual improvement and long-term client loyalty

Bao Feng adheres to a market-oriented research and development approach and actively cooperates with universities, hospitals, medical institutions, distributors and independent sales agents in sorting out our R&D orientation based on real market demand. We continuously upgrade and improve our products and technologies to better suit our customers.

Business of BF Internet

BF Internet commenced operations in May 2022. It is owned 51% and 49%, respectively, by Bao Feng and Yong Sheng, a shareholder of the Company. Currently, the principal activities of BF Internet are selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform. The Company intends that, in the future, BF Internet will also market and sell other products of the Company over the Internet.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 22 of this prospectus, which you should carefully consider before making a decision to purchase our Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Company

•	The Company is in the process of developing its business and has a limited operating history. See “Risk Factors - Risks Related to Our Company - Our limited operating history makes it difficult to evaluate our future prospects and results of operations” on page 22 of this prospectus.

•	The Company has experienced negative cash flow and losses from operations. See “Risk Factors - Risks Related to Our Company - The Company has incurred net losses in the past and may incur losses again in the future” on page 22 of this prospectus.

•	We may not be able to raise additional capital. See “Risk Factors - Risks Related to Our Company - We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations” on page 23 of this prospectus.

•	We are a holding company with a total of five subsidiaries; however, at the current time only two subsidiaries, Bao Feng and BF Internet, are conducting operations and we are and will remain dependent on them for our revenue. See “Risk Factors - Risks Related to Our Company - We currently have only two operating subsidiaries and one line of products” on page 23 of this prospectus.

•	Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents therein, especially in the PRC, or otherwise relating to PRC residents. See “Risk Factors - Risks Related to Our Company - Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents therein, especially in the PRC, or otherwise relating to PRC residents” on page 23 of this prospectus.

•	It may be difficult or impossible for a shareholder to effect service of process or to bring an action against us or against our directors and officers in the Cayman Islands, in Hong Kong or in China in the event that a shareholder believes that his rights have been infringed under the securities laws or otherwise. Even if a shareholder is successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong and China may render the shareholder unable to enforce a judgment against our assets or the assets of our directors and officers. See “Risk Factors - Risks Related to Our Company - Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct all of our operations in China and all of our directors and officers reside outside the United States” on page 24 of this prospectus.

•	No overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. The inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may result in difficulties faced by our shareholders in protecting their interests. See “Risk Factors - Risks Related to Our Company - It may be difficult for overseas regulators to conduct investigations or collect evidence within China” on page 25 of this prospectus.

•	If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations or prevent fraud. As a result, holders of our securities could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities. See “Risk Factors - Risks Related to Our Company - We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the future trading price of our Ordinary Shares” on page 25 of this prospectus.

•	U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. See “Risk Factors - Risks Related to Our Company - The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, Ordinary Share price and reputation” on page 26 of this prospectus.

•	The HFCAA prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for two consecutive years beginning in 2021. As our auditor’s work papers are located in China or Hong Kong, if the PCAOB were to issue new determinations based on its inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by an authority in those jurisdictions, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange. See “Risk Factors - Risks Related to Our Company - To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange” on page 27 of this prospectus.

Risks Related to the Business of Bao Feng and BF Internet

•	We believe that market recognition of our brand is a key factor to ensuring our future success, and the quality and acceptance of our products will determine whether our brand becomes recognized as a leading brand in the industry. As we continue to grow in size and broaden the scope of our product offerings, however, it may become increasingly difficult to maintain the quality and consistency of the products we offer, which may negatively impact our brand and the popularity of our products offered thereunder. See “Risk Factors - Risks Related to the Business of Bao Feng - Bao Feng’s business depends on the market recognition of its brand. If we are not able to maintain our reputation and enhance our brand recognition, our business and operating results may be materially and adversely affected” on page 29 of this prospectus.

•	Our business is in an industry that we expect to become increasingly competitive, and many of our competitors, both local and international, may have substantially greater technical, financial and marketing resources than we have. See “Risk Factors - Risks Related to the Business of Bao Feng - We may face increasing competition in our industry and may not be able to successfully compete with our competitors” on page 29 of this prospectus.

•	We currently offer three lines of health supplement products. We intend to continue developing new products, as well as further enhancing our existing products. However, this process is subject to risks and uncertainties. See “Risk Factors - Risks Related to the Business of Bao Feng - We may not be successful in introducing new products or enhancing our existing products” on page 29 of this prospectus.

•	We depend upon factors relating to discretionary consumer spending in China. See “Risk Factors - Risks Related to the Business of Bao Feng - Our business is affected by global, national and local economic conditions, as the products we sell are discretionary” on page 30 of this prospectus.

•	As substantially all of our assets and operations are located in the PRC, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese government continues to play a significant role in regulating industry development and in controlling the PRC’s economic growth. See “Risk Factors - Risks Related to the Business of Bao Feng - Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 30 of this prospectus.

•	If we fail to anticipate, identify or react appropriately to changes in consumer demand, we could experience excess inventories, higher than normal markdowns or be unable to sell our products, which would reduce our revenue, financial position and results of operations. See “Risk Factors - Risks Related to the Business of Bao Feng - Consumer preferences in the health care industry change rapidly and are difficult to predict” on page 30 of this prospectus.

•	We depend on our largest customers for a significant portion of our sales revenue, and we cannot be certain that sales to these customers will continue. If sales to these customers do not continue, then our sales revenue will decline and our business will be negatively impacted. See “Risk Factors - Risks Related to the Business of Bao Feng - We depend on our largest customers for a significant portion of our sales revenue, and we cannot be certain that sales to these customers will continue” on page 31 of this prospectus.

•	We collect and retain large volumes of data relating to our business and from our employees and customers for business purposes. A penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our Company or our employees, independent distributors or customers, which could harm our reputation, disrupt our operations or result in remedial and other costs, fines or lawsuits. See “Risk Factors - Risks Related to the Business of Bao Feng - Cyber security risks and the failure to maintain the integrity of data belonging to our Company, employees and customers could expose us to data loss, litigation and liability, and our reputation could be significantly harmed” on page 32 of this prospectus.

•	We currently market dietary supplements. However, if government officials should determine that our products should be categorized as health foods, this could end or limit our ability to market such products in China and have a material adverse effect on our results of operations and financial condition. In addition, if we expand into the medical market, we will need to apply for medical qualifications. See “Risk Factors - Risks Related to the Business of Bao Feng - Difficulties in registering our products for sale in Mainland China could have a material adverse effect on our results of operations and financial condition” on page 32 of this prospectus.

•	Our business has been and may continue to be adversely impacted by the COVID-19 epidemic. We may also experience negative effects from future public health crises beyond our control. These events are impossible to forecast, their negative effects may be difficult to mitigate and they could adversely affect our business, financial condition and results of operations. See “Risk Factors - Risks Related to the Business of Bao Feng - Our business is subject to risks arising from epidemic diseases, such as the recent outbreak of COVID-19” on page 33 of this prospectus.

Risks Related to the People’s Republic of China

•	As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our Operating Subsidiaries’ businesses, and the regulations to which they are subject may change rapidly and with little or no notice to us or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in the PRC are often uncertain. To the extent that any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, which could materially decrease the value of our Ordinary Shares. See “Risk Factors - Risks Related to the People’s Republic of China - Because our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares” on page 33 of this prospectus. For further discussion, including the possible consequences for non-compliance, see “Regulations in China Applicable to Our Business” on page 81 of this prospectus.

•	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers. See “Risk Factors - Risks Related to the People’s Republic of China - If the Chinese government were to impose new requirements for approval from the PRC authorities to issue the Company’s Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless” and “If the Chinese government chooses to exert greater oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and cause such securities to significantly decline in value or to be worthless” on pages 34 and 36, respectively, of this prospectus.

•	In recent years, international market conditions and the international regulatory environment have been increasingly affected by competition among countries and geopolitical frictions. Changes to national trade or investment policies, treaties and tariffs, fluctuations in exchange rates or the perception that these changes could occur, could adversely affect the financial and economic conditions in China, as well as our future international and cross-border operations, our financial condition and results of operations. See “Risk Factors - Risks Related to the People’s Republic of China - Changes in international trade or investment policies and barriers to trade or investment, and the ongoing geopolitical conflict, may have an adverse effect on our business and expansion plans and could lead to the delisting of our securities from U.S. exchanges and/or other restrictions or prohibitions on investing in our securities” on page 35 of this prospectus.

•	Recently, there have been heightened tensions in the economic and political relations between the United States and China. Legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected. See “Risk Factors - Risks Related to the People’s Republic of China - The market price for our Ordinary Shares could be adversely affected by increased tensions between the United States and China” on page 37 of this prospectus.

•	While many of the economies in Asia, including China, have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. Inflationary pressures may result in government intervention in the economy, including policies that may adversely affect the overall performance of the respective countries’ economies, which could, in turn, adversely affect our operations and the price of our Ordinary Shares. See “Risk Factors - Risks Related to the People’s Republic of China - Many of the economies in Asia, including China, are experiencing substantial inflationary pressures, which may prompt governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability” on page 38 of this prospectus.

•	Our PRC Operating Subsidiaries are subject to PRC laws and regulations. However, these laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. Such uncertainties, including the inability to enforce our contracts, could affect our business and operations. See “Risk Factors - Risks Related to the People’s Republic of China - The PRC legal system embodies uncertainties, which could limit law enforcement availability” on page 39 of this prospectus.

•	We are a Cayman Islands holding company, and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business. See “Risk Factors - Risks Related to the People’s Republic of China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 39 of this prospectus.

Risks Related to the Company’s Ordinary Shares

•	There can be no assurance that a regular public market for our Ordinary Shares will ever develop. If a regular trading market for our securities does not develop, you will likely not be able to sell your Ordinary Shares. We cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Ordinary Shares. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - There is currently only a limited trading market for our Ordinary Shares” on page 42 of this prospectus.

•	The trading price of our Shares may be volatile. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - It is likely that there will be significant volatility in the trading price of our Ordinary Shares” on page 43 of this prospectus.

•	We may experience extreme volatility that is seemingly unrelated to the underlying performance of our business, which may make it difficult for prospective investors to assess the value of our Ordinary Shares. See "Risk Factors - Risks Related to the Company's Ordinary Shares - Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares" on page 42 of this prospectus.

•	We intend to list our Ordinary Shares on the Nasdaq Capital Market concurrently with this offering, and we will not close this offering unless we have obtained approval from the Nasdaq Stock Market to list our Ordinary Shares on the Nasdaq Capital Market. In order to continue listing our Shares on Nasdaq subsequent to closing this offering, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on Nasdaq in the future. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions” on page 43 of this prospectus.

•	We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment” on page 44 of this prospectus.

•	As of the date of this prospectus, our principal shareholders own approximately 79.87% of our Ordinary Shares and after this offering they will, collectively, continue to own approximately 75.19% of our Shares. The interests of our principal shareholders may differ from the interests of our other shareholders. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - We are controlled by our principal shareholders whose interests may differ from those of the other shareholders” on page 44 of this prospectus.

•	The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Shares, cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline” on page 44 of this prospectus.

•	If you purchase Ordinary Shares in this offering, you will pay substantially more than the corresponding amount paid by existing shareholders for their Shares and more than our net tangible book value per Share. As a result, you will experience immediate and substantial dilution. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - Because our public offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution” on page 44 of this prospectus.

•	We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and take advantage of certain exemptions from various requirements applicable to other reporting companies that are not emerging growth companies. Compliance with certain reduced disclosure requirements available to emerging growth companies may make our Ordinary Shares less attractive to investors. See “Risk Factors - Risks Related to the Company’s Ordinary Shares - We are an emerging growth company within the meaning of the Securities Act and will take advantage of certain reduced reporting requirements” on page 45 of this prospectus.

Certain Legal Consequences of Foreign Incorporation and Operations

•	We are organized as an exempted company under the laws of the Cayman Islands, our principal executive offices are located in Hong Kong and we conduct all of our operations in China. All of our directors and officers reside outside the United States and their assets are located outside of the United States. Outside the United States, it may be difficult for investors to enforce judgments obtained against us in actions brought in the United States, including actions predicated upon the civil liability provisions of United States federal securities laws. In particular, certain of our officers and directors are resident in China and that may make it even more difficult to enforce any judgments obtained from foreign courts (including from a U.S. state or federal court) against such persons compared to the circumstance of residence in another non-U.S. and non-China jurisdiction. See “Risk Factors - Certain Legal Consequences of Foreign Incorporation and Operations - Judgments against us and our management may be difficult to obtain or enforce” on page 45 of this prospectus.

•	We are organized under the laws of the Cayman Islands. Principles of law relating to matters affecting the validity of corporate procedures, the fiduciary duties of our management and directors and the rights of our shareholders differ from, and may not be as protective of shareholders as, those that would apply if we were incorporated in a jurisdiction within the United States. See “Risk Factors - Certain Legal Consequences of Foreign Incorporation and Operations - Because we are incorporated in the Cayman Islands, you may not have the same protections as shareholders of U.S. corporations” on page 46 of this prospectus.

•	We are a foreign private issuer within the meaning of rules promulgated under the Exchange Act. We are not subject to certain provisions of the Exchange Act applicable to United States public companies. See “Risk Factors - Certain Legal Consequences of Foreign Incorporation and Operations - Our shareholders do not have the same protections or information generally available to shareholders of U.S. corporations because the reporting requirements for foreign private issuers are more limited than those applicable to public corporations organized in the United States” on page 46 of this prospectus.

Holding Foreign Companies Accountable Act

The HFCAA, as originally passed, prohibited foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years beginning in 2021. On December 29, 2022, as part of the Consolidated Appropriations Act, 2023, the time period for the delisting of foreign companies under the HFCAA was reduced from three consecutive years to two consecutive years.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in (i) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (ii) Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified specific registered public accounting firms subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (the “SOP”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. Pursuant to the SOP, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. The determinations as to mainland China and Hong Kong were vacated by the PCAOB as of December 15, 2022 as a result of the PCAOB’s having been able to conduct extensive and thorough inspections and investigations of mainland China and Hong Kong firms in 2022 under the SOP; however, if the PCAOB encounters any impediment, in the future, to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by an authority in either jurisdiction, it may issue new determinations consistent with the HFCAA.

Although our independent public accounting firm, Centurion ZD, is headquartered in Hong Kong, based on the PCAOB’s current position and China’s compliance with the SOP, we do not expect to be affected by the HFCAA at this time. However, should PRC authorities fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination, which may affect our ability to maintain the listing of our securities on a U.S. national securities exchange, including Nasdaq, and the trading of them in the over-the-counter trading market.

As our auditor’s work papers are located in China or Hong Kong, such work papers may not be available for inspection by the PCAOB if PRC authorities should fail to facilitate the PCAOB’s access in the future. If such lack of inspection were to extend for the requisite period of time under the HFCAA, and if the PCAOB were to issue new determinations based on its inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by an authority in those jurisdictions, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange. In addition, inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. Therefore, in addition to subjecting our securities to the possibility of being prohibited from trading or delisted from a U.S. exchange, the inability of the PCAOB to conduct inspections of our auditors’ work papers in China or Hong Kong would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors that are subject to PCAOB inspections. As a result, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. Also, we cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected. See “Risk Factors - Risks Related to Our Company - To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange” on page 28 of this prospectus.

Transfers of Cash to and from Our Subsidiaries

We conduct our primary operations through our WFOE and Operating Subsidiaries, although we have an office in Hong Kong for administrative purposes. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Risk Factors - Risks Related to the People’s Republic of China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

However, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from the Company to our Seychelles or Hong Kong subsidiaries, or from our Seychelles and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its Seychelles and Hong Kong subsidiaries, across borders, and to U.S. investors. As of the date of this prospectus, we do not have any internal cash management policies specifically regarding the transfer of funds through our organization.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is applying to trade on Nasdaq in the United States is the Company, Zhong Yuan Cayman. Zhong Yuan Cayman directly controls China Bio, a Seychelles company. China Bio directly controls Zhong Yuan HK, a Hong Kong company. Zhong Yuan HK directly controls Zhong Yuan SZ, a China company and a wholly foreign owned entity (“WFOE”). Our WFOE directly controls and conducts its operations through Bao Feng, a China company, and Bao Feng’s 51% subsidiary, BF Internet. See “Our Business - History of the Company” and “Our Business - Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After investors’ funds are received by Zhong Yuan Cayman, the funds can be directly transferred to Zhong Yuan HK. Zhong Yuan HK can then directly transfer funds to Zhong Yuan SZ, and those funds can then be transferred to the subordinate operating entity, Bao Feng. However, as these foreign exchange regulations, including their interpretation and implementation, have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as cross-border transfers, remittance of dividends or foreign currency-denominated borrowings, which may adversely affect our financial condition and results of operations.

If the Company intends to distribute dividends, our primary Operating Subsidiary, Bao Feng, will distribute dividends to Zhong Yuan SZ, which will further distribute them to Zhong Yuan HK in accordance with the laws and regulations of the PRC. Zhong Yuan HK will distribute dividends to China Bio, which will distribute them to the Company, Zhong Yuan Cayman. Zhong Yuan Cayman will then distribute dividends to all of its shareholders in proportion to the Ordinary Shares that they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of the date of this prospectus, neither the Company nor either of its Operating Subsidiaries has ever paid dividends or made distributions to U.S. investors. Since consummation of the Share Exchange, the Company has not transferred any assets or funds to either of its Operating Subsidiaries to fund their business operations, nor has it received any transfer of funds from either of its Operating Subsidiaries. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries via capital contribution or shareholder loans, as the case may be.

4. Our Operating Subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our Operating Subsidiaries to pay dividends to their shareholders only out of accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our Operating Subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. See “Regulations in China Applicable to Our Business - Regulations On Dividend Distribution” for more information.

PRC Regulations and Restrictions

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures, primarily registration with SAFE, required pursuant to SAFE Circular 19 and SAFE Circular 16, necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). Any medium- or long-term loan to be provided by us to our PRC-based subsidiaries must be registered with the National Development and Reform Commission and SAFE or its local branches.

In light of the various requirements imposed by PRC regulations, for example, SAFE Circular 19 and SAFE Circular 16, on loans to, and direct investment in, a PRC subsidiary by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to a PRC subsidiary or with respect to future capital contributions by us to a PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to conduct our business and to capitalize or otherwise fund PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors - Risks Related to the People’s Republic of China” on page 33.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC-resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from the standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Recent PRC regulations have extended the PRC tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer,” the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring the PRC tax. As a result, gains derived from such Indirect Transfer may be subject to the PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under the PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. Our Company may be subject to filing obligations or taxed if we are the transferor in such transactions, and may be subject to withholding obligations if our Company is the transferee in such transactions.

Payment of Dividends by the Company under Cayman Islands Law

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Board of Directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The Company’s Securities

The Company’s authorized capital is $50,000, consisting of 50,000,000 Shares, $0.001 par value per Share (after the Reverse Stock Split). Holders of our Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Shares do not have cumulative voting rights in the election of directors. All of our fully paid Shares are equal to each other with respect to dividend rights. Holders of our Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, after having discharged the debts, if any, of the Company, divide among the shareholders on a pari passu basis, in specie or in kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid. Holders of our Shares have no preemptive rights to purchase any additional unissued Shares. The Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

As of the date of this prospectus, there are 17,699,618 of our Ordinary Shares issued and outstanding. All Shares are fully paid. In addition, we have 300,000 options outstanding, each of which entitles the holder to purchase one Share at a price of $0.50 per Share. We do not have any preferred shares outstanding. For a more complete description of our Shares, see “Description of Share Capital,” below.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our Company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Transfer Agent

The transfer agent for the Company’s Shares is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, United States; telephone: 813-344-4490; facsimile: 386-267-3124.

Corporate Information

Our registered office in the Cayman Islands is at Quality Corporate Services Ltd., P.O. Box 712, Suite 102, Cannon Place, North Sound Road, George Town, Grand Cayman KY1-9006, Cayman Islands. Our principal executive office is at Suite 901, Tesbury Centre, 28 Queen’s Road East, Wanchai, Hong Kong and our telephone at that address is + 852 2919-8916. Our principal website address is http://www.zhybiotech.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

The Offering

Offering Price	The public offering price is assumed to be US$6.00 per Ordinary Share, being the mid-point of the offering price range.

Ordinary Shares offered by the Company	1,100,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	17,699,618 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	18,799,618 Ordinary Shares (18,964,618 Ordinary Shares if the underwriters exercise their over-allotment option in full)

Gross proceeds	We expect that we will receive gross proceeds of US$6,600,000 from this offering (or US$7,590,000 if the underwriters exercise their over-allotment option in full), assuming an offering price of US$6.00 per Ordinary Share, which is the midpoint of the offering price range.

Use of proceeds	We currently intend to use the net proceeds from this offering for (i) research and development of new drugs for neurological diseases; and (ii) working capital and other general corporate purposes.

Indemnification escrow	Net proceeds of this offering in the amount of $200,000 will be used to fund an escrow account for a period of 12 months following the closing date of this offering, which account will be used in the event we have to indemnify the underwriters pursuant to the terms of the underwriting agreement with the underwriters.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up

Each of our directors, executive officers and principal shareholders has agreed, subject to certain exceptions, for a period of 6 months after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares.

In addition, the Company has agreed for a period of 3 months after the date of this prospectus, not to, except in connection with this offering, offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than post-effective amendments to its Resale Registration Statement. See “Shares Eligible for Future Sale” and “Underwriting -- Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 22 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list our Ordinary Shares on the Nasdaq Capital Market.

Trading symbol	ZYB

Transfer agent	Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, United States; telephone: 813-344-4490; facsimile: 386-267-3124

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on October [●], 2022.

Summary Consolidated Financial Data

You should read the following summary consolidated financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the three-month periods ended June 30, 2023 and 2022 from our unaudited interim financial statements included in this prospectus and have derived the financial data for each of the three fiscal years ended March 31, 2023, 2022 and 2021 from our audited financial statements included in this prospectus.

Results of Operations Data:

	For the Three Month Period Ended June 30,		For the Fiscal Year Ended March 31,
	2023	2022	2023	2022	2021
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
	US$	US$	US$	US$	US$

Net sales	1,098,476	259,424	1,662,600	2,328,526	1,635,420
Net (loss) profit	385,388	(265,076)	(2,285,857)	(1,125,565)	(28,022)
Net (loss) profit attributable to:
Ordinary shareholders	397,910	(259,435)	(2,230,988)	(1,125,565)	(28,022)
Non-controlling interest	(12,522)	(5,641)	(54,869)	—	—
(Loss) profit per Ordinary Share:
Basic (cents)	2.25	(1.47)	(12.94)	(6.51)	(0.16)
Fully diluted (cents)	2.21	(1.47)	(12.94)	(6.51)	(0.16)
Weighted average number of Ordinary Shares outstanding
Basic	17,679,618	17,625,167	17,666,043	17,283,258	17,145,000
Fully diluted	17,979,618	17,625,167	17,666,043	17,283,258	17,145,000

Balance Sheet Data:

	At June 30,	At March 31,
	2023	2023	2022
	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$
Total current assets	1,929,142	1,200,263	2,082,902
Working capital (deficit)	(131,214)	(814,539)	1,247,328
Total assets	3,165,691	2,280,444	2,852,875
Total liabilities	3,019,217	2,610,389	1,911,475
Total shareholders’ equity (deficit)	126,515	(346,570)	941,400
Non-controlling interest	19,959	16,625	—
Total equity (deficit)	146,474	(329,945)	941,400

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including our financial statements and the related notes, before making an investment decision regarding our securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to us, that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Company

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We, through our Operating Subsidiaries, are in the process of developing our business and have a limited operating history. You should consider our Operating Subsidiaries’ future prospects in light of the risks and uncertainties experienced by early-stage companies. Some of these risks and uncertainties relate to our Operating Subsidiaries’ ability to:

•	Offer products of sufficient quality to attract and retain a larger customer base;

•	Attract additional customers and increase spending per customer;

•	Increase awareness of our products and continue to develop customer loyalty;

•	Respond to competitive market conditions;

•	Respond to changes in our regulatory environment;

•	Maintain effective control of our costs and expenses;

•	Raise sufficient capital to sustain and expand our business; and

•	Attract, retain and motivate qualified personnel.

The Company has incurred net losses in the past and may incur losses again in the future.

The Company has experienced negative cash flow and losses from operations. During the fiscal years ended March 31, 2023 and 2022, the Company experienced net losses in the amount of $2,285,857 and $1,125,565, respectively. There can be no assurance that the Company will not continue to experience negative cash flow and losses from operations, which could result in a loss of your entire investment in the Ordinary Shares.

We envision a period of rapid growth that may impose a significant burden on our administrative and operational resources that, if not effectively managed, could impair our growth.

Our strategy for our Operating Subsidiaries envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, research and development, sales and marketing and other personnel; we may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations.

We will need to raise additional funds to fully fund our existing operations and for development and expansion of our Operating Subsidiaries’ businesses. We have no current arrangements with respect to sources of additional financing, and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail our operations. If any future financing involves the sale of equity securities, the Ordinary Shares held by our shareholders could be diluted substantially. If we borrow money or issue debt securities, the Company will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due. Insufficient funds would prevent us from implementing our business plan and would require us to delay, scale back or eliminate certain of our operations.

We will be required to hire and retain skilled managerial, research and development and sales and marketing personnel.

Our continued success depends in large part on our ability to attract, train, motivate and retain qualified management, research and development and sales and marketing personnel. Any failure to attract and retain the required personnel who are integral to our business may have a negative impact on our operations, which would have a negative impact on revenues. There can be no assurance that we will be able to attract and retain skilled persons, and the loss of skilled personnel would adversely affect us.

We are dependent upon our officers and management for direction, and the loss of any of these persons could adversely affect our operations and results.

We are dependent on our and Bao Feng’s officers for implementation of our proposed strategy and execution of our business plan. The loss of any of our or Bao Feng’s officers could have a material adverse effect on our results of operations and financial position. We do not maintain “key person” life insurance for any of our or Bao Feng’s officers. The loss of any of our or Bao Feng’s officers could delay or prevent the achievement of our business objectives.

We currently have only one revenue-generating Operating Subsidiary.

We are a holding company with a total of five subsidiaries. However, at present, only one Operating Subsidiary, Bao Feng, is conducting revenue-generating operations. Our second Operating Subsidiary, BF Internet, is primarily engaged in selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform and it does not generate significant revenues on its own. Although we plan to expand the marketing and sale of Bao Feng’s products into the international arena and have a different subsidiary, Zhong Yuan HK, handle the international business, it is expected that China will remain our primary market. In addition, the products sold in the international market will be the same products developed by Bao Feng. Therefore, we will remain primarily dependent on Bao Feng for our revenue. If Bao Feng is not profitable, our business, results of operations and cash flows could be significantly and adversely affected.

Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents therein, especially in the PRC, or otherwise relating to PRC residents.

As of the date of this prospectus, our Operating Subsidiaries have received all necessary governmental approvals and licenses for operations in the PRC, including the business approvals and licenses issued by the PRC State Administration for Market Regulation, and neither of them has been denied any such approvals. However, in the event that our Operating Subsidiaries have erroneously concluded that certain licenses, permits or approvals are not required or if applicable laws, regulations or interpretations change and they are required to obtain additional permissions or approvals in the future, our Operating Subsidiaries may incur significant costs and expenses and may need to budget additional resources to comply with any such requirements. Moreover, if either of our Operating Subsidiaries fails to renew its relevant licenses or filings or fails to obtain future required licenses, permits or approvals, it may become subject to fines and other penalties, which may have a material adverse effect on our business, operations and financial condition.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to lawsuits from time to time arising in the ordinary course of our business. The expense of defending ourselves against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable, and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

We currently have issued and outstanding 17,699,618 Ordinary Shares and, if the underwriters do not exercise their over-allotment option, we will have 18,799,618 Ordinary Shares issued and outstanding after this offering. Of these Shares, 2,236,192 were previously registered under a registration statement declared effective by the Securities and Exchange Commission on July 20, 2022. An additional 2,100,000 Ordinary Shares are being registered under the registration statement of which this prospectus is a part. All such registered Shares will be available for sale in the public market. The remaining 14,463,426 Ordinary Shares also may be sold in the future if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or another applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted Ordinary Shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional Ordinary Shares or other equity securities.

The ability of the Board of Directors of the Company to issue preferred shares and any anti-takeover provisions we adopt may depress the value of our Ordinary Shares.

Our Articles of Association authorize our Board of Directors to provide, out of unissued shares, for preferred shares in one or more classes or series within a class upon the authority of the Board without further shareholder approval. While no preferred shares are currently issued or outstanding, we may issue preferred shares in the future. Any preferred shares issued in the future may rank senior to the Ordinary Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both, and any such preferred shares may have class or series voting rights. The future issuance of preferred shares could materially and adversely affect the rights of the holders of our Ordinary Shares and dilute the ordinary shareholders’ holdings.

In addition, the Board of Directors may, in the future, adopt anti-takeover measures (albeit the Board of Directors may not introduce any anti-takeover measures in our Articles of Association within a Special Resolution of Shareholders). The authority of the Board of Directors to issue preferred shares and any future anti-takeover measures it may adopt may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in our control not approved by the Board of Directors. As a result, our shareholders may lose opportunities to dispose of their Ordinary Shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal, and the market price of the Ordinary Shares and the voting and other rights of our shareholders may also be affected.

Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and all of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China. All of our directors and officers reside outside the United States, and their assets are located outside of the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process or to bring an action against us or against these individuals in the Cayman Islands or in Hong Kong or China in the event that a shareholder believes that his rights have been infringed under the securities laws or otherwise. Even if a shareholder is successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong and China may render the shareholder unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands or Hong Kong of judgments obtained in the United States, although the courts of the Cayman Islands and Hong Kong will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and restated from time to time, and by the Companies Act (Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in U.S. federal courts.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States, the Cayman Islands or with many other jurisdictions that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest.

As a result, our shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. While the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation or implementation of the rules under Article 177 have yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may result in difficulties faced by our shareholders in protecting their interests.

There may be conflicts of interest between our management and our non-management shareholders.

Conflicts of interest create the risk that our officers and directors may have an incentive to act adversely to the interests of the Company. A conflict of interest may arise between our officers’ and directors’ personal pecuniary interests and their fiduciary duty to our shareholders.

We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the future trading price of our Ordinary Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the future trading price of our Ordinary Shares.

We have identified material weaknesses in our internal control over financial reporting in the Company and in China Bio and its subsidiaries. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) we had limited controls over information processing; (ii) we had inadequate segregation of duties; (iii) we did not have a formal audit committee with a financial expert; and (iv) we did not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

As a result, on August 1, 2022, our Board of Directors appointed three independent directors, two of whom the Board determined qualified as financial experts under the applicable SEC rules, and formed an audit committee comprised of three independent directors. Our current audit committee includes one director who the Board determined qualifies as a financial expert under the applicable SEC rules. However, although the financial statements and footnotes are now reviewed by our management and our audit committee, we still do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions.

Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions, or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and is sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether our internal controls are sufficient and any remedial actions required could result in our incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a “smaller reporting company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our audit committee’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, Ordinary Share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China, higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On December 18, 2020, Congress enacted the HFCAA requiring foreign companies to certify that they are not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for two consecutive years, the issuer’s securities are prohibited from trading on a national exchange.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on the Nasdaq Capital Market and only permit them to list on the Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, our business and our Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend ourselves. This situation would be costly and time consuming and would distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange

The HFCAA, as amended, prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued the Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (i) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (ii) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified specific registered public accounting firms subject to these determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (the “SOP”). Pursuant to the SOP, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. The determinations as to mainland China and Hong Kong were vacated by the PCAOB as of December 15, 2022 as a result of the PCAOB’s having been able to conduct extensive and thorough inspections and investigations of mainland China and Hong Kong firms in 2022 under the SOP; however, if the PCAOB encounters any impediment, in the future, to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by an authority in either jurisdiction, it may issue new determinations consistent with the HFCAA.

Although our independent registered public accounting firm, Centurion ZD, is headquartered in Hong Kong, based on the PCAOB’s current position and China’s compliance with the SOP, we do not expect to be affected by the HFCAA at this time. However, should PRC authorities fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination, which may affect our ability to maintain the listing of our securities on a U.S. national securities exchange, including Nasdaq, and the trading of them in the over-the-counter trading market.

As our auditor’s work papers are located in China or Hong Kong, such work papers may not be available for inspection by the PCAOB if authorities in Hong Kong were to take a position that would prevent the PCAOB from continuing to inspect or investigate completely registered public accounting firms headquartered in Hong Kong. If such lack of inspection were to extend for the requisite period of time under the HFCAA, and if the PCAOB were then to issue new determinations based on its inability to inspect or investigate completely registered public accounting firms headquartered in Hong Kong because of a position taken by an authority in those jurisdictions, our Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange. In addition, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections, and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. Also, we cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

The war in Ukraine could materially and adversely affect our business and results of operations.

The outbreak of war in Ukraine has affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics or outbreaks of communicable diseases such as COVID-19, Severe Acute Respiratory Syndrome, Middle East Respiratory Syndrome, Ebola or other contagious diseases, may disrupt our operations and cause loss and damage to our production facilities, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Our revenue is susceptible to changes in the economic conditions and regulatory environment, social and/or political conditions, and civil disturbance or disobedience. We cannot assure that there will be no political or social unrest in the near future or that there will not be other events that could lead to widespread protests or the disruption of the economic, political and social conditions in the PRC. If such events persist for a prolonged period of time or the economic, political and social conditions in the PRC are disrupted, our overall business and results of operations may be adversely affected.

Our business may also be affected by macroeconomic factors in the countries where our customers are located, such as general economic conditions, market sentiment and regulatory, fiscal and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations and prospects.

Risks Related to the Business of Bao Feng

Bao Feng’s business depends on the market recognition of its brand. If we are not able to maintain our reputation and enhance our brand recognition, our business and operating results may be materially and adversely affected.

The quality and acceptance of our products will determine whether our brand becomes recognized as a leading brand in the industry. We believe that market recognition of our brand is a key factor to ensuring our future success. As we continue to grow in size and broaden the scope of our product offerings, however, it may become increasingly difficult to maintain the quality and consistency of the products we offer, which may negatively impact our brand and the popularity of our products offered thereunder.

Our brand value will also be affected by customer perceptions. Those perceptions are affected by a number of factors, some of which are based on first-hand observation of our product quality and effectiveness, while others may be based on indirect information from media or other sources. Incidents and any negative publicity related thereto, even if factually incorrect, may lead to significant deterioration of our brand image and reputation and consequently negatively affect customers’ interest in our products, as well as top-notch sales and marketing personnel’s interest in being associated with our brand. Particularly in the age of digital media and social network, impacts of negative publicity associated with any single incident could be easily amplified and potentially cause impacts that go beyond our estimation or control.

In addition, scientific studies on health products are constantly evolving and new or innovative conclusions on effectiveness may affect customers’ perception of our products. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our products, it may be difficult to maintain and grow our customer base and distribution channels, and our business and growth prospects may be materially and adversely affected.

We may face increasing competition in our industry and may not be able to successfully compete with our competitors.

Our business is in an industry that we expect to become increasingly competitive, and many of our competitors, both local and international, may have substantially greater technical, financial and marketing resources than we have. As a result, we may be unable to compete successfully with these competitors. As competition increases, we may also face pressures on pricing, which could result in lower margins. Lower margins may affect our ability to cover our costs, which could have a material negative impact on our operations and our business.

We may not be successful in introducing new products or enhancing our existing products.

We currently offer three lines of health supplement products. We intend to continue developing new products, as well as further enhancing our existing products. This process is subject to risks and uncertainties, such as unexpected technical, regulatory, operational, logistical or other problems that could delay the process temporarily or permanently. Moreover, we cannot assure you that any of these new products or enhancements of existing products will fulfill customer needs, match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate incremental revenues.

In addition, introducing new products or enhancing existing products requires us to make various investments in research and development, incur personnel expenses and potentially reallocate other resources. If we are unable to develop new products or cannot do so in a cost-effective manner or are otherwise unable to effectively manage the quality of those products, our financial condition and results of operations could be adversely affected.

Our business is affected by global, national and local economic conditions, as the products we sell are discretionary.

We depend upon factors relating to discretionary consumer spending in China. These factors include economic conditions, consumers, employment rates, the amounts of consumers’ disposable income, business conditions, interest rates, consumer debt, availability of credit and applicable taxation in regional and local markets where we sell our products. There can be no assurance that consumer spending for our products will not be adversely affected by changes in economic conditions.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Our ability to establish effective marketing and advertising campaigns is the key to our success.

Our advertisements promote our products and the pricing of such products. If we are unable to increase awareness of our brands and our products, we may not be able to attract new customers. Our marketing activities may not be successful in promoting or pricing our products or retaining and enlarging our customer base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may lead to material adverse effects on our results of operations.

Consumer preferences in the health care industry change rapidly and are difficult to predict.

The success of our business depends on our ability to accurately anticipate and respond to future changes in consumer demand, maintain the correct inventory, deliver the appropriate products at the right prices and produce our products at minimum costs. We must optimize our product selection and inventory based on consumer preferences and sales trends. If we fail to anticipate, identify or react appropriately to changes in consumer demand, we could experience excess inventories, higher than normal markdowns or be unable to sell the products, which would reduce our revenue, financial position and results of operations.

While we must maintain sufficient inventory to operate our business successfully and meet our customers’ demands, we must be careful not to overstock.

Changing consumer demands and uncertainty surrounding new product launches expose us to increasing inventory risks. Demand for products can change rapidly and unexpectedly, affecting product availability and back-order time. We carry four different products for which we must maintain sufficient inventory amounts. In the event that consumer demand for one or more of our products decreases, we may be unable to sell our inventory of those products. Our inventory holding costs will increase if we maintain excess inventory. Conversely, if we do not have sufficient inventory to fulfill customer orders, we may lose orders or customers, which may adversely affect our business, financial condition and results of operations. We cannot assure you that we can accurately predict consumer demand and events and avoid over-stocking or under-stocking products.

We primarily depend on a few products for our revenue.

We currently rely on three lines of products for our revenue. We do not currently have any other products on which we could rely to support our operations if we were to experience any difficulty with the manufacture, marketing, sale or distribution of these product lines. If we were to become unable to sustain or increase the price or sales levels for these product lines, our business could be harmed.

If we expand our product offerings, or if we experience increased capital requirements for any reason, we may need to raise additional capital.

We primarily depend on our Neuro Enhancer product line for more than 65% of our revenue. We may decide to expand our product portfolio, which would entail increased research and development expenses. If cash generated from operations is insufficient to satisfy our requirements in this regard, we may need to raise additional capital. If we are unable to raise the additional required capital in a timely manner or on acceptable terms, we could be forced to reduce our growth plans. There can be no assurance that additional capital will be available to us or that it will be available on acceptable terms.

We depend on our largest customers for a significant portion of our sales revenue, and we cannot be certain that sales to these customers will continue.

During the fiscal years ended March 31, 2023 and 2022, three customers accounted for approximately 28.1% and 28.0% of Bao Feng’s sales, respectively. We do not enter into long-term contracts with our customers but manufacture based upon purchase orders and therefore cannot be certain that sales to these customers will continue. If sales to these customers do not continue, then our sales revenue will decline and our business will be negatively impacted. Unless we were able to replace them with other customers, the loss of any of our three largest customers would have a material negative impact on our sales revenue and our business. There can be no assurance that we would be able to compensate for the loss of any of these major customers.

Product liability claims could adversely affect our business.

As a manufacturer of products that are ingested, we could face product liability claims if, among other things, our products are alleged to result in injury to a consumer. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business.

In addition, any product liability claims or adverse side effects, even if caused by improper use of our product, may result in adverse publicity regarding us and our products, which would harm our reputation.

If we fail to protect our trademarks and trade names, then our ability to compete could be negatively affected, which would harm our financial condition and operating results.

The market for our products depends to a significant extent upon the goodwill associated with our trademarks and trade names. We own the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protections are important to our business. Our trademarks are registered in China, and Chinese law may not protect our intellectual property rights to the same extent as the laws of the United States. The loss or infringement of our trademarks or trade names could impair the goodwill associated with our brands and harm our reputation, which would harm our financial condition and operating results.

There is limited protection of intellectual property available in China. Accordingly, we face the risk in China that unauthorized parties may attempt to copy or otherwise obtain or use our trademarks, copyrights, product formulations or other intellectual property. Further, because Chinese commercial law is relatively undeveloped, we may have limited legal recourse in the event that we encounter significant difficulties with intellectual property theft or infringement. As a result, we cannot assure you that we will be able to adequately protect our product formulations or other intellectual property.

Our manufacturing activity is subject to certain risks.

We manufacture all of our products through contractual arrangements with various manufacturers. As a result, we are dependent upon the uninterrupted and efficient operation of their manufacturing facilities, over which we have no control. In addition, our Acer truncatum trees are grown on several tree farms in Inner Mongolia, in China. The facilities manufacturing our products and the tree farms at which our Acer truncatum trees are grown are subject to the risk of catastrophic loss due to, among other things, earthquake, fire, flood or other natural or man-made disasters, and the manufacturing facilities are also subject to the risk of significant equipment failures. If any of these facilities were to experience a catastrophic loss, it would be expected to disrupt their operations and could have a material adverse effect on our results of operations and financial condition.

Cyber security risks and the failure to maintain the integrity of data belonging to our Company, employees and customers could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of data relating to our business and from our employees and customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our Company or our employees, independent distributors or customers, which could harm our reputation, disrupt our operations or result in remedial and other costs, fines or lawsuits.

Difficulties in registering our products for sale in Mainland China could have a material adverse effect on our results of operations and financial condition.

Although Bao Feng has obtained all required approval documents for its current products, which are considered dietary supplements, if it expands into the medical market, it will need to apply for medical qualifications. This process may involve an extended period of time and significant man-hours and may delay us from offering new medical products for sale or prevent us from launching new product initiatives.

For example, products marketed in China as “health foods” or for which certain claims are used are subject to “blue cap” or “blue hat” registrations, which involve extensive laboratory and clinical analysis by governmental authorities. This registration process can take anywhere from 18 months to 3 years, but may be substantially longer. We currently market dietary supplements. However, if government officials should determine that our products should be categorized as health foods, this could end or limit our ability to market such products in China and have a material adverse effect on our results of operations and financial condition.

Our business is subject to risks arising from epidemic diseases, such as the outbreak of COVID-19 in 2020.

In December 2019, a novel strain of COVID-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. The Chinese government, as well as other governments worldwide, employed various measures to reduce the spread of COVID-19, including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures.

Our business has been and may continue to be adversely impacted by the COVID-19 epidemic. Both Bao Feng and BF Internet are located in China, as are all of their employees and Bao Feng’s suppliers, product manufacturers and distributors. Although Bao Feng’s online sales were not significantly affected by the epidemic, its total sales for the three months ended March 31, 2020 decreased by approximately 60.7% as compared to the three months ended March 31, 2019. Bao Feng’s production capacity was significantly reduced due to the government lockdown, and orders were filled through existing inventory. In addition, Bao Feng’s planned business expansion was delayed due to travel restrictions and other factors which prevented the company from working towards expanding its distribution network.

Although Bao Feng resumed operations in September 2020, there is still uncertainty about the duration, severity and long-term impact of the COVID-19 pandemic, both in China and globally, and the extent of the long-term disruption to business and the economy remains unknown. A number of COVID variants have emerged since the original strain, some of which exhibit increased contagiousness and antibody resistance, and although the World Health Organization has officially declared the pandemic under control, a resurgence of the disease could negatively affect our production capacity or the collection of customer payments or result in disruption of our supply chain. The future impact of COVID-19 and its variants is still highly uncertain and cannot be predicted as of the date of this prospectus. We are uncertain as to when any new outbreaks of COVID-19 may occur and how long it may take for them to be contained, and we cannot predict if the impact of any such outbreaks or associated containment measures will be short-lived or long-lasting. If future outbreaks of COVID-19 are not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may also experience negative effects from other future public health crises beyond our control. These events are impossible to forecast, their negative effects may be difficult to mitigate and they could adversely affect our business, financial condition and results of operations.

Risks Related to the People’s Republic of China

Because our operations are in China and our principal executive offices are in Hong Kong, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business, including our business in Hong Kong, and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities and inconsistently with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may: (i) delay or impede our development; (ii) result in negative publicity or increase our operating costs; (iii) require significant time and attention of management; and (iv) subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our Operating Subsidiaries’ businesses, could require us to change certain aspects of their businesses to ensure compliance, which could decrease demand for Bao Feng’s products, reduce revenues, increase costs, require our Operating Subsidiaries to obtain more licenses, permits, approvals or certificates or subject us to additional liabilities. To the extent that any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, which could materially decrease the value of our Ordinary Shares.

Any changes to Hong Kong's legal, financial and monetary system resulting from actions by China could negatively impact Hong Kong’s economic and political prospects and adversely affect the Company. Hong Kong's evolving relationship with the central government in Beijing has been a source of political unrest and may result in economic disruption. To the extent that any stringent measures imposed by China on Hong Kong could affect our business, our financial condition and results of operations could be adversely affected. Recent developments with respect to the relationship between China and Hong Kong may result in the legal and operational risks of doing business in China also to apply to Hong Kong.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue the Company’s Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or “the Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

Based on the advice of PRC counsel, Tahota (Beijing) Law Firm, and our understanding of currently applicable PRC laws and regulations, the Company and its PRC subsidiaries: (i) are not currently required to obtain permissions from any PRC authorities to operate or to issue securities to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve their operations; and (iii) have not been denied any permissions by any PRC authorities. In addition, Zhong Yuan-HK, our Hong Kong subsidiary that owns 100% of the outstanding shares of Zhong Yuan-Shenzhen, is afforded the legal protections of national treatment under the Foreign Investment Law of the People’s Republic of China.

If we have erroneously concluded that these permission requirements do not apply to us, or if applicable laws, regulations or interpretations change, and it is determined in the future that the permission requirements become applicable to us, we may be subject to review, may face challenges in addressing these requirements and may incur substantial costs in complying with these requirements, which could result in material adverse changes in our business operations and financial position. In addition, if we are not able to fully comply with the Measures for Cybersecurity Review (2021 version) or if the Opinions are determined to be applicable to us, our ability to offer or to continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. On February 17, 2023, the CSRC also issued the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Notice”). Pursuant to the Trial Measures and the CSRC Notice, among other things, (i) a domestic company that seeks to offer or list securities overseas, both directly and indirectly, must complete certain filing procedures with the CSRC within three working days following its submission of an initial public offering or listing application; and (ii) domestic companies which have already, directly or indirectly, offered and listed securities in overseas markets prior to the effectiveness of the Trial Measures are required to fulfill their filing obligations and report relevant information to the CSRC within three working days after conducting a follow-on offering of equity securities on the same overseas market. If the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (ii) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

We have been advised by Tahota (Beijing) Law Firm, our PRC counsel, that, because our Ordinary Shares have been trading on the US OTC Market, this offering is considered to be an offering in the same overseas market and, therefore, we are not required to file with the CSRC immediately but we are required to so file within three working days after completion of this offering.

On February 24, 2023, the CSRC and other PRC governmental authorities jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued in 2009 (the “Provisions”). The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions in the revised Provisions is the expansion of their application to cover indirect overseas offerings and listings, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (i) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies shall first obtain approval from competent authorities according to law and file with the secrecy administrative department at the same level; and (ii) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. On or after March 31, 2023, any failure or perceived failure by the Company and its subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial branch to be investigated for criminal liability if suspected of committing a crime.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction or any regulatory objection from the CSRC with respect to this offering. However, the Trial Measures and the revised Provisions recently issued by PRC authorities may subject us to additional compliance requirements in the future, as there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, and we cannot assure you that we will be able to comply with all the new regulatory requirements of the Trial Measures, the revised Provisions or any future implementing rules on a timely basis, or at all. Any failure by us to fully comply with the new regulatory requirements, including but not limited to the failure to complete the filing procedures with the CSRC, may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Furthermore, the PRC government authorities may further strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Changes in international trade policies, tariffs and rising political tensions, particularly between the U.S. and China, may adversely impact our business and operating results.

In recent years, international market conditions and the international regulatory environment have been increasingly affected by competition among countries and geopolitical frictions. In particular, the U.S. administration has advocated for and taken steps toward restricting trade in certain goods, particularly from China. China and the United States have implemented certain increasingly protective trade measures with continuing trade tensions, including significant tariff increases, between these countries. Although the United States and China successfully reached an interim trade deal in January 2020 that de-escalated the trade tensions with both sides rolling back tariffs, the extent to which the trade deal will continue to be implemented is unpredictable.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting China’s overall economic condition, which could have a negative impact on us by negatively impacting our potential customers’ discretionary income. Furthermore, the imposition of tariffs could have a negative impact on our supply chain and on foreign demand for our products and, thus, could have a material adverse impact on our business and results of operations.

If the Chinese government chooses to exert greater oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and cause such securities to significantly decline in value or to be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based Internet giants. Pursuant to Article 6 of the Measures for Cybersecurity Review (2021 Version), companies holding data on more than 1 million users must now apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

We are in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs, developing and marketing nervonic acid-based health supplements, which does not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. Based on the advice of PRC counsel, Tahota (Beijing) Law Firm, and our understanding of currently applicable PRC laws and regulations, the Ordinary Shares are not subject to the review or prior approval of the CAC or the CRSC. Uncertainties still exist, however, due to the possibility that laws, regulations or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and could cause such securities to significantly decline in value or to be worthless.

The market price for our ordinary shares could be adversely affected by increased tensions between the United States and China.

Recently, there have been heightened tensions in the economic and political relations between the United States and China. On June 30, 2020, the Standing Committee of the PRC National People's Congress issued the Law of the People's Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (HKSAR). This law defines the duties and government bodies of the HKSAR for safeguarding national security and four categories of offenses-secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security-and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong's autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam and current HKSAR chief executive John Lee. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the United States and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like the Company. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The Chinese government may exert substantial influence over the manner in which we conduct our Operating Subsidiaries’ business operations in China.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our Operating Subsidiaries’ operations in China may be harmed by changes in its laws and regulations, including those relating to regulation of the health product industry, taxation, import and export tariffs, environmental regulations, land use rights, property ownership and other matters. We believe that our Operating Subsidiaries’ operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which our Operating Subsidiaries operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future could have a significant effect on us and our business.

China’s economic growth rate and policies could affect our Operating Subsidiaries’ businesses.

Substantially all of our assets are located in China, and substantially all of our revenue is currently derived from our Operating Subsidiaries’ operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth over the past decades, growth has been irregular, both geographically and among various sectors of the economy, and, other than for a large spike in 2021, the rate of growth has been slowing since 2012. Further, China’s economy grew by only 3.0% in 2022 compared with 8.4% growth seen in 2021 and 2.2% in 2020. (Source: https://data.worldbank.org/indicator/NY.GDP.MKTP.KD. ZG?end=2022&locations=CN&start=2020) Sluggish income growth, lingering uncertainty about the recovery in the labor market, and high household precautionary saving could hold back consumer spending. Although the property sector is showing signs of stabilization, excessive leverage among developers remains largely unaddressed, and persistent weakness in the real estate sector threatens China’s anticipated 5.6% annual economic growth target for 2023.

(Source: https://www.worldbank.org/en/news/press-release/2023/06/14/priority-reforms-key-for-sustaining-growth-and-achieving-china-s-long-term-goals-world-bank-report#:~:text=China%20Economic%20Update%20%2D%20 June%202023&text=China's%20GDP%20growth%

20is%20projected,weak%20global%20growth%20impacting%20exports.)

A slowdown in economic growth in China could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Many of the economies in Asia, including China, are experiencing substantial inflationary pressures, which may prompt governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While many of the economies in Asia, including China, have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. Inflationary pressures may result in government intervention in the economy, including policies that may adversely affect the overall performance of the respective countries’ economy, which could, in turn, adversely affect our operations and the price of our Ordinary Shares. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, interest rates, limitations on loans and restrictions on currency conversion and foreign investment. There also may be imposition of price controls. If prices for products from our suppliers and/or own products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability because of a decrease in revenue. In addition, if these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

Inflation, measures to contain inflation and speculation about potential measures can also contribute to significant uncertainty in relation to the economy and weaken investor confidence, which could affect our ability to access finance, including access to equity of international capital markets. Future measures by the governments, including increases in interest rates, intervention in the foreign exchange market and actions to adjust or fix the value of monetary denominations may trigger further increases in inflation, adversely affecting the overall performance of the respective economies. Inflation can also increase our costs and expenses, and we may not be able to transfer such costs to our customers, which would reduce our profits and net profit margins.

Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the PRC’s political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China, which are set based on the interbank foreign exchange market rates and the current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The communist regime in the PRC may hinder Western investment in the Company.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western-style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

The PRC legal system embodies uncertainties, which could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC Operating Subsidiaries are subject to PRC laws and regulations. However, these laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection to which we are entitled by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of law enforcement that we would receive in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our failure in making contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject us to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company, and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for servicing any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Our PRC subsidiaries, as foreign invested enterprises, (“FIEs”), are also required to further set aside a portion of their after-tax profit to fund an employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our two PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Any transfer of funds by us to our two PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). Any medium- or long-term loan to be provided by us to our PRC-based subsidiaries must be registered with the National Development and Reform Commission and SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds we receive from our offshore financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and ability to fund and expand our business. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. This is because there is no statutory limit on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the PRC subsidiaries complete the relevant filing and registration procedures.

With respect to loans to our PRC subsidiaries by us, (i) if the PRC subsidiaries adopt the traditional foreign exchange administration mechanism, or the Current Foreign Debt Mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC subsidiaries; and (ii) if the PRC subsidiaries adopt the foreign exchange administration mechanism as provided in Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or the PBOC Notice No. 9, the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in PBOC Notice No. 9, shall not exceed 200% of the net asset of the PRC subsidiaries. According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of PBOC Notice No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of PBOC Notice No. 9. As of the date of this prospectus, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by the PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Currently, our PRC subsidiaries have the flexibility to choose between the Current Foreign Debt Mechanism and the Notice No. 9 Foreign Debt Mechanism. However, if a more stringent foreign debt mechanism becomes mandatory, our ability to provide loans to our two PRC subsidiaries may be significantly limited, which may adversely affect our business, financial condition, and results of operations.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under our business scope. As a result, we are required to apply Renminbi funds converted from the net proceeds we received from our offshore financing activities within the business scopes of our PRC subsidiaries. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds from our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish new consolidated subsidiary in China, which may adversely affect our business, financial condition, and results of operations.

Changes to PRC tax laws may subject us to greater taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various administrative regions and countries in which we have assets or conduct activities. However, our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. We cannot determine in advance the extent to which some jurisdictions may require us to pay taxes or make payments in lieu of taxes.

Risks Related to Doing Business in Hong Kong

Hong Kong and China’s political and legal systems are evolving and have inherent uncertainties in their relationships.

We have our operations in China and our principal executive offices in Hong Kong. The Hong Kong political and legal system embodies uncertainties, including its relationship with mainland China, which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong would retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement gave Hong Kong a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong and the PRC’s earlier pledge to allow a high degree of autonomy in Hong Kong. They considered, for example, that the proposals in Article 23 of the Basic Law in 2003 (which was withdrawn due to mass opposition) might have undermined autonomy. On June 10, 2014, Beijing released a new report asserting its authority over the territory. This ignited criticism from many people in Hong Kong who said that the Communist leadership was reneging on its pledges to abide by the “one country, two systems” policy that allows for a democratic, autonomous Hong Kong under Beijing’s rule. On October 26, 2022, President Xi Jinping said in a speech at the opening of the one-in-five year Communist Party congress in Beijing that “China has achieved comprehensive control over Hong Kong turning it from chaos to governance.”

Recent developments with respect to the relationship between China and Hong Kong may result in the legal and operational risks of doing business in China also to apply to Hong Kong. If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of contractual rights, property rights and human rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers and conduct our business.

China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws, nor their implications or effect on Hong Kong.

Risks Related to the Company’s Ordinary Shares

There is currently only a limited trading market for our Ordinary Shares.

There currently is only a limited trading market for our Ordinary Shares. Our unregistered outstanding Ordinary Shares cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations in the United States. These restrictions will limit the ability of certain of our shareholders to liquidate their investment.

We have applied for our Ordinary Shares to be listed on Nasdaq concurrently with this offering. However, there can be no assurance that a regular public market for our Ordinary Shares will ever develop. If a regular trading market for our securities does not develop, you will likely not be able to sell your Ordinary Shares, and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Ordinary Shares. With a limited trading market, there is a risk that the absence of potential buyers will prevent any potential sellers from selling their Ordinary Shares.

Certain recent initial public offerings of companies with public floats comparable to ours have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “It is likely that there will be significant volatility in the trading price of our Ordinary Shares” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines where such stock price volatility was seemingly unrelated to the company’s underlying performance. Although the specific cause of such volatility is unclear, our public float may amplify the impact the actions of a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, our shareholders and prospective purchasers may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors in our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors regarding the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

Nasdaq may apply additional and more stringent criteria for our initial application to list on the Nasdaq Capital Markets, and for our continued listing.

We have applied for the listing of our Ordinary Shares on the Nasdaq Capital Market. Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities or suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in instances including but not limited to (i) where a company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect or an auditor that has not demonstrated sufficient resources, geographic reach or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities and Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where a company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations or members of the board of directors or management. As a result of the aforementioned concerns, we may be subject to the additional and more stringent criteria both for our initial listing approval and our continued listing on the Nasdaq Capital Market. This could cause delay or even denial of the listing application for our Ordinary Shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

If our application to list our Ordinary Shares on the Nasdaq Capital Market is approved, we must maintain certain financial and share price levels in order to continue listing our Ordinary Shares on Nasdaq, and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will be listed on Nasdaq or, if listed, that they will continue to be listed on Nasdaq in the future. If Nasdaq delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we will endeavor to have our Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our Ordinary Shares.

Risks relating to low priced stocks.

Our Ordinary Shares currently are quoted on the OTCQB and will continue to be quoted on the OTCQB if our application for listing on Nasdaq is not approved or is not maintained. If the inside bid quotation price of the Ordinary Shares should drop below $5.00, trading in the Ordinary Shares may be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker-dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our Ordinary Shares, which could severely limit the market liquidity of our Ordinary Shares and the ability of holders of our Ordinary Shares to sell them.

It is likely that there will be significant volatility in the trading price of our Ordinary Shares.

 In the event that a public market for our Ordinary Shares is created or maintained in the future, market prices for the Ordinary Shares will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of Bao Feng and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of Bao Feng, interest rates, general economic conditions and those specific to our industry, developments with regard to Bao Feng’s operations and activities, our future financial condition and changes in our management.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

We are controlled by our principal shareholders, whose interests may differ from those of the other shareholders.

As of the date of this prospectus, our principal shareholders consisting of Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director, Fung Ming Pang and Xianyang Chen, Bao Feng’s Chief Technical Officer, own approximately 79.87% of our Ordinary Shares. Our principal shareholders are in a position to elect the Board of Directors and to control our business and affairs, including significant corporate actions such as mergers and acquisitions, the sale or purchase of assets and the issuance and sale of our securities. We may also be prevented from entering into transactions that could be beneficial to our other shareholders. The interests of our principal shareholders may differ from the interests of our other shareholders. After this offering, we will continue to be controlled by our principal shareholders who will, collectively, own approximately 75.19% of our then outstanding Ordinary Shares, or approximately 74.54% if the underwriters exercise their over-allotment in full

Our principal shareholders may engage in a transaction to cause us to repurchase our Ordinary Shares.

In order to provide an interest in us to a third party, our principal shareholders may choose to cause us to sell our securities to third parties, with the proceeds of such sale being utilized by us to repurchase our Ordinary Shares. As a result of such transaction, our management, principal shareholders and Board of Directors may change.

Because our public offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than the corresponding amount paid by existing shareholders for their Shares and more than our net tangible book value per Share. As a result, you will experience immediate and substantial dilution of US$5.73 per Ordinary Share, representing the difference between our net tangible book value per Ordinary Share of US($0.03) as of June 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$6.00 per Ordinary Share (being the mid-point range of US$5.00 and US$7.00 per Ordinary Share). See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

This prospectus contains forward-looking statements and information relating to us, our industry and other businesses.

The forward-looking statements contained in this prospectus are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

We are an emerging growth company within the meaning of the Securities Act and will take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and take advantage of certain exemptions from various requirements applicable to other reporting companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised financial accounting standards. We have elected to use the extended transition period for complying with new or revised financial accounting standards under Section 102(b)(2) of the JOBS Act that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Emerging growth companies may also take advantage of certain reduced disclosure requirements. Compliance with these reduced disclosure requirements may make our Ordinary Shares less attractive to investors.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our 2023 taxable year or for any subsequent year, more than 50% of our assets may be assets that produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Description of Share Capital - Taxation.”

Certain Legal Consequences of Foreign Incorporation and Operations

Judgments against us and our management may be difficult to obtain or enforce.

We are organized as an exempted company under the laws of the Cayman Islands, our principal executive offices are located in Hong Kong, and we conduct all of our operations in China. All of our directors and executive officers reside outside the United States and substantially all of their assets are located outside the United States. As of the date of this prospectus; (i) Ms. Chang, our President, Chief Executive Officer and a director, and Drs. Dong and Ning, two of our independent directors, reside in China; and (ii) Ms. Pang, our Chief Financial Officer and a director, and Mr. Tse, one of our independent directors, reside in Hong Kong. As a result, outside the United States, it may be difficult for investors to enforce judgments obtained against us in actions brought in the United States, including actions predicated upon the civil liability provisions of United States federal securities laws. In addition, since all of our officers and directors reside outside the United States and their assets are located outside the United States, it may not be possible for investors to effect service of process within the United States upon them or to enforce against us or them judgments predicated upon the liability provisions of United States federal securities laws. There is substantial doubt as to the enforceability against us or our officers and directors in original actions or in actions for enforcement of judgments of United States courts in claims for liability based on the civil liability provisions of United States federal securities laws.

In particular, residence and location of assets in China may make it even more difficult to enforce any judgments obtained from foreign courts (including from a U.S. state or federal court) against such persons compared to the circumstance of residence in another non-U.S. and non-China jurisdiction. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the U.S. and many other jurisdictions that provide for the reciprocal recognition and enforcement of judgments from the U.S. and many other jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S and many other jurisdictions. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities and the comparable authorities from many other jurisdictions may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.

No treaty exists between Hong Kong or the Cayman Islands and the United States providing for the reciprocal enforcement of foreign judgments. However, the courts of Hong Kong and the Cayman Islands are generally prepared to accept a foreign judgment as evidence of a debt due. An action may then be commenced in Hong Kong or the Cayman Islands for the recovery of this debt. A Hong Kong or Cayman Islands court will only accept a foreign judgment as evidence of a debt due if:

•	The judgment is for a liquidated amount in a civil matter;

•	The judgment is final and conclusive;

•	The judgment is not, directly or indirectly, for the payment of foreign taxes, penalties, fines or charges of a like nature;

•	The judgment was not obtained by actual or constructive fraud or duress;

•	The foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in Hong Kong or the Cayman Islands;

•	The proceedings in which the judgment was obtained were not contrary to natural justice (i.e., the concept of fair adjudication);

•	The proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of Hong Kong or the Cayman Islands;

•	The person against whom the judgment is given is subject to the jurisdiction of a foreign court; and

•	The judgment is not on a claim for contribution in respect of damages awarded by a judgment, which falls under Section 7 of the Protection of Trading Interests Ordinance, Chapter 471 of the Laws of Hong Kong.

Enforcement of a foreign judgment in Hong Kong or the Cayman Islands may also be limited or affected by applicable bankruptcy, insolvency, liquidation, arrangement and moratorium, or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. See “Enforceability of Civil Liabilities” on page 47.

Because we are incorporated in the Cayman Islands, you may not have the same protections as shareholders of U.S. corporations.

We are organized under the laws of the Cayman Islands. Principles of law relating to matters affecting the validity of corporate procedures, the fiduciary duties of our management, directors and controlling shareholder and the rights of our shareholders differ from, and may not be as protective of shareholders as, those that would apply if we were incorporated in a jurisdiction within the United States. Our directors have the power to take certain actions without shareholder approval, including approving certain fundamental corporate transactions, such as reorganizations and the sale or transfer of assets. In addition, there is doubt that the courts of the Cayman Islands would enforce liabilities predicated upon United States federal securities laws.

Our shareholders do not have the same protections or information generally available to shareholders of U.S. corporations because the reporting requirements for foreign private issuers are more limited than those applicable to public corporations organized in the United States.

We are a foreign private issuer within the meaning of rules promulgated under the Exchange Act. We are not subject to certain provisions of the Exchange Act applicable to United States public companies, including: the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act and the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within six months or less). Because we are not subject to these rules, our shareholders are not afforded the same protections or information generally available to investors in public companies organized in the United States.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in China. Moreover, all of our directors and executive officers and substantially all of their assets are located outside the United States. As of the date of this prospectus; (i) Ms. Chang, our President, Chief Executive Officer and a director, and Drs. Dong and Ning, two of our independent directors, reside in China; and (ii) Ms. Pang, our Chief Financial Officer and a director, and Mr. Tse, one of our independent directors, reside in Hong Kong. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

In particular, residence and location of assets in China may make it even more difficult to enforce any judgments obtained from foreign courts (including from a U.S. state or federal court) against such persons compared to the circumstance of residence in another non-U.S. and non-China jurisdiction. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the U.S. and many other jurisdictions that provide for the reciprocal recognition and enforcement of judgments from the U.S. and many other jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S and many other jurisdictions. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities and the comparable authorities from many other jurisdictions may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

CFN Lawyers, our counsel with respect to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (i) it was obtained by fraud; (ii) the proceedings in which the judgment was obtained were opposed to natural justice; (iii) its enforcement or recognition would be contrary to the public policy of Hong Kong; (iv) the court of the United States was not jurisdictionally competent; or (v) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

PRC

Tahota (Beijing) Law Firm, our counsel as to PRC law, has confirmed that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Tahota (Beijing) Law Firm has further confirmed that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case, that there must be a specific defendant, a concrete claim, a factual basis and a cause for the case, and that the action must fall within the range of civil actions accepted by the people’s courts and within the jurisdiction of the people’s court with which it is filed. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any qualified person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

USE OF PROCEEDS

We expect to receive approximately US$5,522,000 of net proceeds from this offering after deducting underwriting discounts and commissions, non-accountable expense allowance, advisory fee and estimated offering expenses of approximately $500,000.

We currently intend to use:

(i)	approximately US$4,500,000 for research and development of new drugs for neurological diseases; and

(ii)	approximately US$1,022,000 for working capital and other general corporate purposes, including the $200,000 indemnification escrow.

MARKET FOR ORDINARY SHARES AND RELATED SHAREHOLDER MATTERS

Our Ordinary Shares are quoted on the OTC Market under the symbol ZHYBF. In conjunction with this offering, we have applied for our Ordinary Shares to be listed on the Nasdaq Capital Market, and we will not close this offering unless we have obtained approval from the Nasdaq Stock Market to list our Ordinary Shares on the Nasdaq Capital Market.

As of September 30, 2023, there were 102 shareholders of record of our Ordinary Shares and 17,699,618 Ordinary Shares outstanding. Of the 17,699,618 Shares outstanding, 2,236,192 Shares have been registered under the Securities Act pursuant to a prior registration statement.

Recent sales of unregistered securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

On December 13, 2019, the Company issued an aggregate of 145,000 Ordinary Shares (post Reverse Stock Split) to unrelated parties, at a purchase price of $1.00 per Share (as adjusted for the Reverse Stock Split), pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. Persons, as defined in Regulation S.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split) to an unrelated party, at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted and exempt from registration under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On November 15, 2021, the Company sold 130,000 Ordinary Shares to unrelated parties, at a purchase price of $2.00 per Ordinary Share, with one warrant for every ten Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant entitled the holder to subscribe for one Ordinary Share at a price of $4.00 per Ordinary Share for the one-year period ended November 15, 2022. As of November 15, 2022, none of the Warrants had been exercised. In accordance with Regulation S, the Ordinary Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On December 2, 2021, Fung Ming Pang, our CFO and director, exercised 300,000 options granted under the employment agreement dated May 4, 2020 between the Company and Ms. Pang (the “Pang Employment Agreement”). Under the terms of the Pang Employment Agreement, Ms. Pang was granted options (“Options”) to purchase an aggregate of 600,000 post-reverse stock split Ordinary Shares at an exercise price of $0.50 per Ordinary Share. The Options were exercisable on a cashless basis. An aggregate of 300,000 Options vested upon commencement of trading of Ordinary Shares on the OTCQB on July 15, 2021. We issued an aggregate of 272,118 Ordinary Shares in accordance with the terms and provisions of the Pang Employment Agreement upon Ms. Pang’s cashless exercise of the 300,000 Options.

On April 29, 2022, the Company sold 100,000 Ordinary Shares to an unrelated party, at a purchase price of $4.00 per Ordinary Share and, in June 2022, the Company sold 20,000 Ordinary Shares to current shareholders at a purchase price of $4.00 per Ordinary Share and 12,500 Ordinary Shares to unrelated parties at a purchase price of $5.00 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. Persons, as defined in Regulation S.

On August 7, 2023, the Company sold 20,000 Ordinary Shares to an unrelated party, at a purchase price of US$4.80 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board of Directors may deem relevant.

Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely, out of either profit or our share premium account, and provided further that a dividend may not be paid if the payment would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

(See “Risk Factors - Risks Related to the Company’s Ordinary Shares - Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.”)

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and our indebtedness as of June 30, 2023:

●	on an actual basis; and

●

on an adjusted basis to reflect (i) the issuance and sale of 1,100,000 Ordinary Shares in this offering at an assumed offering price of US$6.00 per Ordinary Share, assuming the underwriters do not exercise their over-allotment option; and (ii) the issuance and sale of 1,265,000 Ordinary Shares by us in this offering at an assumed offering price of US$6.00 per Ordinary Share, assuming the underwriters exercise their over-allotment option in full, after deducting underwriting discounts, non-accountable expense allowance, advisory fee and estimated offering expenses to be paid by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual	As Adjusted(1)	As Adjusted(2)
	Unaudited
	US$	US$	US$
Cash at Banks	$42,653	$5,564,653	$6,475,453

Indebtedness(3)	$1,599,640	$1,599,640	$1,599,640

Shareholders’ (Deficit) Equity
Ordinary Shares, par value US$0.001 per Share, 50,000,000 Shares authorized; 17,679,618 Shares issued and outstanding as of June 30, 2023; 18,779,618 Shares issued and outstanding on an as adjusted basis (assuming no exercise of the over-allotment option) and 18,944,618 Shares issued and outstanding on an as adjusted basis (assuming the over-allotment option is exercised in full)	$17,680	$18,780	$18,945
Additional paid-in capital	2,703,081	9, 301,981	10,291,816
Accumulated losses	(2,766,339)	(2,766,339)	(2,766,339)
Accumulated other comprehensive income	172,093	172,093	172,093
Total Shareholders’ Equity	$126,515	$6,726,515	$7,716,515
Non-controlling interest	19,959	19,959	19,959
Total Equity	146,474	6,746,474	7,736,474
Total Capitalization	$1,746,114	$8,346,114	$9,336,114

(1) Assuming no exercise of the underwriters’ over-allotment option

(2) Assuming full exercise of the underwriters’ over-allotment option

(3) Consists of bank loans outstanding as of June 30, 2023

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

As of June 30, 2023, we had a historical net tangible book value of US($524,218) or US($0.03) per Ordinary Share. Historical net tangible book value per Ordinary Share represents our total tangible assets (total assets excluding any intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed offering price of US$6.00 per Ordinary Share, after deducting US$462,000 in underwriting discounts and commissions, the underwriter’s non-accountable expense allowance of US$66,000, advisory fee of $50,000 and estimated offering expenses payable by the Company of approximately US$500,000, the as adjusted net tangible book value as of June 30, 2023 would have been approximately US$4,997,782, or US$0.27 per Ordinary Share (assuming no exercise of the over-allotment option). This represents an immediate increase in as adjusted net tangible book value of US$0.30 per Ordinary Share to our existing shareholders and an immediate dilution of US$5.73 per Ordinary Share to new investors purchasing Ordinary Shares in this offering. If the over-allotment is exercised in full, the as adjusted net tangible book value as of June 30, 2023 would have been approximately US$5,908,582, or US$0.31 per Ordinary Share, representing an immediate increase in as adjusted net tangible book value of US$0.34 per Ordinary Share to our existing shareholders and an immediate dilution of US$5.69 per Ordinary Share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

		No Exercise of Over-allotment Option			Full Exercise of Over-allotment Option
Assumed offering price per share	$		6.00	$		6.00
Historical net tangible book value per share as of June 30, 2023(1)		$(0.03)			$(0.03)
Increase in as adjusted net tangible book value per share attributable to the investors in this offering		$0.30			$0.34
Pro forma net tangible book value per share after giving effect to this offering	$		0.27	$		0.31
Dilution per share to new investors participating in this offering	$		5.73	$		5.69

(1)	Total historical net tangible book value as of June 30, 2023 was US($524,218) and there were 17,679,618 Shares issued and outstanding as of that date.

The following table sets forth the number of Ordinary Shares owned, the total amount paid and the average price per Ordinary Share paid by (i) our founders; (ii) shareholders acquiring Ordinary Shares pursuant to the Share Exchange; (iii) investors purchasing Ordinary Shares in the Company’s five private offerings; and (iv) investors purchasing Ordinary Shares in this offering, before deducting the estimated discounts and non-accountable expense allowance to the underwriter and the estimated offering expenses payable by the Company.

	Shares purchased			Total consideration
	Number		Percent(1)	Amount		Percent	Price per share
				(US$)			(US$)
Founders	850,000		4.52%	$—		0.00%	$—
Share Exchange	16,150,000		85.91%	—		0.00%	—
Investors in 2019 Private Offering	145,000		0.77%	145,000		1.88%	1.00
Investor in 2020 Private Offering	50,000		0.27%	50,000		0.65%	1.00
Investors in 2021 Private Offering	130,000		0.69%	260,000		3.38%	2.00
Investors in 2022 Private Offering	120,000		0.64%	480,000		6.24%	4.00
Investors in 2022 Private Offering	12,500		0.07%	62,500		0.81%	5.00
Investor in 2023 Private Offering	20,000		0.11%	96,000		1.25%	4.80
Cashless exercise of 300,000 stock options	272,118		1.45%	—		0.00%	—
New Investors from Public Offering	1,100,000		5.85%	6,600,000	(1)	85.79%	$6.00
Total	18,849,618		100.27%	7,693,500		100.00%
Cancellation of Shares	(50,000	)(2)	(0.27)%	—		—
Total	18,799,618		100.00%	$7,693,500		100.00%

(1)	Reflects the issuance and sale of 1,100,000 Ordinary Shares by us in this offering (assuming no exercise of the over-allotment option by the underwriters) at an assumed offering price of US$6.00 per Ordinary Share, before deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses to be paid by us.

(2)	In November 2021, the Company acquired a total of 50,000 Shares from two shareholders, which Shares were later cancelled.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data as of March 31, 2023 and 2022 and for each of the three fiscal years ended March 31, 2023, 2022 and 2021 are derived from the Audited Consolidated Financial Statements and notes that appear elsewhere in this prospectus. The selected consolidated financial data as of June 30, 2023 and for the three-month periods ended June 30, 2023 and 2022 are derived from the Unaudited Consolidated Financial Statements and notes, which appear elsewhere in this prospectus.

The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America and expressed in United States Dollars. The selected consolidated financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and related notes included in this prospectus and the information under the captions “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Zhong Yuan Bio-Technology Holdings Limited

Statement of Operations Data

	For the Three-Month Period Ended June 30,		For the Fiscal Year Ended March 31,
	2023	2022	2023	2022	2021
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
	US$	US$	US$	US$	US$
Net sales	1,098,476	259,424	1,662,600	2,328,526	1,635,420
Cost of sales	(68,609)	(18,267)	(144,683)	(420,273)	(281,962)
Gross profit	1,029,867	241,157	1,517,917	1,908,253	1,353,458
Operating expenses
General and administrative expenses	(150,105)	(178,944)	(753,693)	(1,025,725)	(574,634)
Research and development expenses	(358,724)	(180,090)	(357,823)	(680,313)	(211,037)
Selling and marketing expenses	(123,001)	(151,457)	(1,659,897)	(887,974)	(582,382)

Operating profit (loss)	398,037	(269,334)	(1,253,496)	(685,759)	(14,595)

Other income (expenses)
Other income (expenses), net	(389)	5,113	7,248	2,553	11,133
Loss on disposal of a subsidiary	—	—	(525,063)	—	—
Government grant	—	—	58,212	46,740	—
Interest income	47	147	605	163	90
Interest expense	(12,909)	(8,604)	(46,723)	(35,241)	(24,650)

Total other (expenses) income, net	(13,251)	(3,344)	(505,721)	14,215	(13,427)

Profit (loss) before income taxes	384,786	(272,678)	(1,759,217)	(671,544)	(28,022)

Income tax credit (expense)	602	7,602	8,840	(11,119)	—

Net profit (loss) from continuing operations	385,388	(265,076)	(1,750,377)	(682,663)	(28,022)

Discontinued operation
Net profit (loss) from discontinued operation	—	—	(535,480)	(442,902)	—

Net profit (loss)	385,388	(265,076)	(2,285,857)	(1,125,565)	(28,022)

Other comprehensive income (loss)
Foreign currency translation adjustment	75,175	142,124	(79,562)	(14,335)	(48,705)

Comprehensive income (loss)	460,563	(122,952)	(2,365,419)	(1,139,900)	(76,727)

Net profit (loss) from continuing operation attributable to:
Ordinary stockholders	397,910	(259,435)	(1,695,508)	(682,663)	(28,022)
Non-controlling interest	(12,522)	(5,641)	(54,869)	—	—

Total	385,388	(265,076)	(1,750,377)	(682,663)	(28,022)

Net loss from discontinued operation attributable to ordinary stockholders	—	—	(535,480)	(442,902)	—

Total net profit (loss)	385,388	(265,076)	(2,285,857)	(1,125,565)	(28,022)

Profit (loss) per Ordinary Share:
Basic (cents)	2.25	(1.47)	(12.94)	(6.51)	(0.16)
Fully diluted (cents)	2.21	(1.47)	(12.94)	(6.51)	(0.16)

Weighted average number of Ordinary Shares outstanding:
Basic	17,679,618	17,625,167	17,666,043	17,283,258	17,145,000
Fully diluted	17,979,618	17,625,167	17,666,043	17,283,258	17,145,000

Zhong Yuan Bio-Technology Holdings Limited

Balance Sheet Data

	At June 30,	At March 31,
	2023	2023	2022
	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$
Total current assets	1,929,142	1,200,263	2,082,902
Total non-current assets	1,236,549	1,080,181	769,973
Total assets	3,165,691	2,280,444	2,852,875

Liabilities and equity (deficit)
Total current liabilities	2,060,356	2,014,802	835,574
Total non-current liabilities	958,861	595,587	1,075,901
Total liabilities	3,019,217	2,610,389	1,911,475

Equity (Deficit)
Ordinary Shares, $0.001 par value,
50,000,000 Shares authorized, 17,679,618, 17,679,618 and 17,547,118 shares issued and outstanding at June 30, 2023, March 31, 2023 and March 31, 2022, respectively	17,680	17,680	17,547
Additional paid-in capital	2,703,081	2,703,081	2,115,207
Accumulated losses	(2,766,339)	(3,164,249)	(1,367,834)
Accumulated other comprehensive income	172,093	96,918	176,480
Total shareholders' equity (deficit)	126,515	(346,570)	941,400
Non-controlling interest	19,959	16,625	—
Total equity (deficit)	146,474	(329,945)	941,400

Total liabilities and equity (deficit)	3,165,691	2,280,444	2,852,875

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations of the Company for the three-month periods ended June 30, 2023 and 2022, and the fiscal years ended March 31, 2023, 2022 and 2021 and of its financial condition as of June 30, 2023, March 31, 2023, 2022 and 2021 should be read in conjunction with “Selected Consolidated Financial Data” and the Company’s financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Business” sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions to identify forward-looking statements.

OVERVIEW

Background of the Company

The Company was originally incorporated in Delaware as “Agate Island Acquisition Corporation” on April 4, 2016 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On March 13, 2017, the Company’s name was changed to China Biotech Holdings Limited in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry. Effective August 21, 2018, the Company was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited.

The Share Exchange

On August 31, 2019, the Company closed on a Share Exchange Agreement with Zhong Yuan Investment whereby the Company acquired all of the outstanding common stock of China Bio, which was wholly-owned by Zhong Yuan Investment, in exchange for the issuance by the Company of 161,500,000 Ordinary Shares to Zhong Yuan Investment. Pursuant to the Share Exchange Agreement, China Bio became the Company’s wholly owned subsidiary and Zhong Yuan Investment became the owner of approximately 95% of the Company’s then outstanding Shares.

Immediately prior to the Share Exchange, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations. The acquisition of China Bio by the Company has been accounted for as a reverse merger because on a post-merger basis, the former shareholder of China Bio held a majority of the Company’s outstanding Ordinary Shares on a voting and fully diluted basis. As a result of the Share Exchange, the Company is engaged in the business of developing and marketing nervonic acid-based health supplements through its indirect Operating Subsidiary, Bao Feng, and management of the Company believes that the Company is no longer a shell company. Also as a result of the Share Exchange, the Company changed its fiscal year end from December 31 to March 31.

Immediately subsequent to the Share Exchange, the Company had 170,000,000 Ordinary Shares outstanding (pre-Reverse Stock Split, described below).

Reverse Stock Split

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s Ordinary Shares (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 Ordinary Shares with a par value of US$0.0001 each to 50,000,000 Ordinary Shares with a par value of US$0.001 each, and the number of issued and outstanding Ordinary Shares was decreased from 171,450,000 Ordinary Shares to 17,145,000 Ordinary Shares.

Prior Private Securities Offerings

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares (pre Reverse Stock Split, as defined below) to unrelated parties at a purchase price of $0.10 per Ordinary Share, pursuant to a private securities offering (the “2019 Private Offering”), which was conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Ordinary Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split, as defined below) to an unrelated party at a purchase price of $1.00 per Ordinary Share, pursuant to a private securities offering (the “2020 Private Offering”) conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Ordinary Shares were offered and sold solely outside the United States to an investor who is not a U.S. person, as defined in Regulation S.

On November 15, 2021, the Company sold 130,000 Ordinary Shares to unrelated parties at a purchase price of $2.00 per Ordinary Share with one warrant for each ten Ordinary Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant entitled the holder to subscribe for one Share at a price of $4.00 per share for the one-year period ended November 15, 2022. As of November 15, 2022, none of the Warrants had been exercised. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On April 29, 2022, the Company sold 100,000 Ordinary Shares to an unrelated party at a purchase price of $4.00 per Share, and in June 2022, it sold 20,000 Ordinary Shares to current shareholders at a purchase price of $4.00 per Ordinary Share and 12,500 Ordinary Shares to unrelated parties at a purchase price of $5.00 per Ordinary Share, pursuant to private securities offerings conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

 On August 7, 2023, the Company sold 20,000 Ordinary Shares to an unrelated party, at a purchase price of US$4.80 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

Cancellation of Shares

On November 17, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

Acquisition and Sale of Dandong BF

On December 31, 2020, Bao Feng completed its acquisition of a 100% equity interest in Dandong BF from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment and the father of Ting Ting Chang, our CEO and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director.

Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development, growing and sale of Acer Truncatum seedlings in Dandong city, Liaoning Province, in the north-eastern region of the PRC.

On September 30, 2022, Bao Feng sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our Chief Executive Officer and director, is a director, general manager and a major shareholder, for a total consideration of RMB5 million. RMB1million of the purchase price was paid in cash and the balance of RMB4 million was exchanged for a 7% interest in Yanbian Bao Feng Biotechnology Co., Ltd. (“Yanbian BF”), of which Yu Chang is the legal representative and the ultimate majority beneficial shareholder. Yanbian BF was incorporated in the PRC on May 24, 2018 and is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds. As a result of the sale, Dandong BF is no longer owned by Bao Feng and is not a subsidiary of Zhong Yuan Cayman.

Formation of Beijing Baofeng Internet Bio-technology Co. Limited (“BF Internet”)

BF Internet was incorporated in the PRC on May 23, 2022. It is owned 51% by Bao Feng and 49% by Yong Sheng, a shareholder of the Company. Currently, the principal activities of BF Internet are selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform. The Company intends that, in the future, BF Internet will also market and sell other products of the Company over the Internet.

Shares transferred from Zhong Yuan Investment to its shareholders

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares (totaling 14,181,941 Shares) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these Share transfers, Zhong Yuan Investment does not hold any Shares of the Company.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company prepares its financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. Management bases its estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, management reviews its accounting policies and how they are applied and disclosed in the Company’s condensed financial statements. Actual results could differ from those estimates made by management.

Management believes that of the Company’s significant accounting policies, which are described in note 2 to its consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies management believes are the most critical to aid in fully understanding and evaluating the Company’s financial condition and results of operations.

Revenue recognition

Revenue is recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists; (ii) product delivery has occurred or the services have been rendered; (iii) the fees are fixed or determinable; and (iv) collectability is reasonably assured.

The Company generates its revenue primarily from the sales of health care supplements. Sales of products are generally recognized when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), after-sale warranty or price protection. There are no customer acceptance provisions associated with the Company’s products.

The Company is subject to value added tax at 17% on the revenues earned for products sold in the PRC. The Company presents its revenue net of value added and other taxes, sales discounts and returns. There were insignificant product returns for the three years ended March 31, 2023, 2022 and 2021, and hence no provision has been made for sales returns as of March 31, 2023, 2022 and 2021, respectively.

Accounts receivable, net

Accounts receivable, net, is stated at the original invoiced amount net of write-offs and allowance for doubtful accounts. The Company reviews the accounts receivable on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. Past-due balances over 90 days are reviewed individually for collectability. In evaluating the collectability of individual accounts receivable balances, the Company considers several factors, including the age of the balance, the customer’s payment history, current credit-worthiness, and current economic trends. Accounts receivable balances are written off after all collection efforts have been exhausted. Typically, the Company includes unbilled receivables in accounts receivable for contracts on which revenue has been recognized, but for which the customer has not yet been billed. Unbilled receivables, substantially all of which are expected to be billed within one year are stated at their estimated realizable value and consist of costs and fees billable on contract completion or the occurrence of contractual payment phase.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Effective January 1, 2019, the Company adopted this standard, which resulted in the recognition of right-of-use assets and operating lease liabilities of $513,409 and $675,647 as of March 31, 2023, respectively, and right-of-use assets and operating lease liabilities of $723,604 and $836,086 as of March 31, 2022, respectively.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements.” This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after January 1, 2023, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

RESULTS OF OPERATIONS - ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

The following discussion should be read in conjunction with the consolidated financial statements of the Company appearing elsewhere in this prospectus.

For the three months ended June 30, 2023 and 2022

Revenue

We generated $1,098,476 of net revenue for the three-month period ended June 30, 2023, as compared to $259,424 for the three-month period ended June 30, 2022.

For the three-months ended June 30,	2023	2022	Increase	%
	$	$	$
Nervonic acid-based health supplements	1,098,476	259,424	839,052	323.4
Technical supporting services	—	—	—	—

Total net revenue	1,098,476	259,424	839,052	323.4

Sales of nervonic acid-based health supplements increased by $839,052, or 323.4%, over the period because the three-month period ended June 30, 2022 was still under restrictive COVID-19 lockdown measures in China and, therefore, sales activities were very limited. Since the opening of China in January 2023, sales and marketing activities have gradually gone back to normal. In addition to more online sales of its products, the Company also increased its offline sales for the three-month period ended June 30, 2023 by extending its network of distributors.

Cost of Sales

The cost of sales was $68,609 for the three-month period ended June 30, 2023 compared to cost of sales of $18,267 for the three-month period ended June 30, 2022. The increase in the cost of sales by $50,342, or 275.6%, over the prior period was analyzed as follows:

For the three-month period ended June 30,	2023	2022	Increase	%
	$	$	$
Nervonic acid-based health supplements	68,609	18,267	50,342	275.6
Technical supporting services	—	—	—	—

Total cost of sales	68,609	18,267	50,342	275.6

The increase in the cost of sales of nervonic acid-based health supplements by $50,342 or 275.6% over the period was roughly in line with the increase in sales of nervonic acid-based health supplements over the period.

Gross Profit

Gross profit for the three-month periods ended June 30, 2023 and 2022 was $1,029,867 and $241,157, respectively. The following table shows the breakdown of the increase in gross profit by product:

For the three-month period ended June 30,	2023	2022	Increase	%
	$	$	$
Nervonic acid-based health supplements	1,029,867	241,157	788,710	327.1
Technical supporting services	—	—	—	—

Total gross profit	1,029,867	241,157	788,710	327.1

The $788,710, or 327.1%, increase in gross profit for the three-month period ended June 30, 2023 compared to the three-month period ended June 30, 2022 resulted solely from the sale of nervonic acid-based health supplements.

Gross Profit Margin

Our gross profit margin for nervonic acid-based health supplements remained essentially stable for the three-month periods ended June 30, 2023 and 2022 at 93.8% and 93.0%, respectively.

Total operating expenses

Total operating expenses increased from $510,491 for the three-month period ended June 30, 2022 to $631,830 for the three-month period ended June 30, 2023. The increase of $121,339, or 23.8%, was attributable to an increase in research and development expenses of $178,634, which was offset by a decrease in general and administrative expenses of $28,839 and a decrease in selling and marketing expenses of $28,456 over the period.

a)	General and administrative expenses

Total general and administrative expenses for the three-month periods ended June 30, 2023 and 2022 were $150,105 and $178,944, respectively, including a non-cash stock-based compensation charge of $nil and $46,793, respectively. Excluding the non-cash stock-based compensation charges, general and administrative expenses were $150,105 and $132,151, respectively, for the three-month periods ended June 30, 2023 and 2022. The increase of $17,954, or 13.6%, over the period was mainly due to independent directors’ fees incurred during the three-month period ended June 30, 2023, whereas there were no such independent directors’ fees incurred for the three-month period ended June 30, 2022.

b)	Research and development expenses

Total research and development expenses for the three-month period ended June 30, 2023 were $358,724, as compared to $180,090 for the comparable period in 2022. The increase of $178,634, or 99.2%, over the period was mainly attributable to an increase in the number of research and development personnel and in resources spent for research and development over the period.

c)	Selling and marketing expenses

Total selling and marketing expenses were $123,001 and $151,457 for the three-month periods ended June 30, 2023 and 2022, respectively. The decrease of $28,456, or 18.8%, mainly resulted from the online marketing expenses incurred for launching of new products – “Re’Seen” nervonic acid-based drinks during the three-month period ended June 30, 2022, whereas there were no such expenses incurred in the comparable period in 2023.

Total Other Expenses, net

Total other expenses, net increased from $3,344 for the three-month period ended June 30, 2022 to $13,251 for the three-month period ended June 30, 2023. The increase of $9,907, or 296.3%, was mainly attributable to the increase in interest expense by $4,305 that resulted from the increase in bank loans over the period, but offset by the inclusion of an approximately $5,600 government grant received by Bao Feng during the three-month period ended June 30, 2022 whereas there was no such government grant received for the corresponding period in 2023.

Net Profit / Loss

For the three-month period ended June 30, 2023, the Company had a net profit of $385,388 as compared to a net loss of $265,076 for the comparable period in the prior year. The increase in net profit of $650,464, or 245.4%, resulted primarily from (i) the increase in net sales of $839,052; and (ii) the increase in gross profit of $788,710, but offset by (i) the increase in cost of sales of $50,342; (ii) the increase in total operating expenses of $121,339; and (iii) the increase in total other expenses, net of $9,907.

Liquidity and Capital Resources

As of June 30, 2023, the Company had cash of $42,653, total current assets of $1,929,142 and total current liabilities of $2,060,356. Net current liabilities were $131,214 and working capital ratio was 0.94. As of June 30, 2023, the Company’s total assets and total liabilities amounted to $3,165,691 and $3,019,217, respectively. As of June 30, 2023, the Company’s total stockholders’ equity amounted to $126,515 and its non-controlling interest was $19,959. The Company’s gearing ratio (bank loans divided by stockholders’ equity) was 1,264.4%.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

For the fiscal years ended March 31, 2023 and 2022

Continuing Operations

Revenue

We generated $1,662,600 of net revenue for the fiscal year ended March 31, 2023 as compared to $2,328,526 for the fiscal year ended March 31, 2022.

For the fiscal year ended March 31,	2023	2022	Increase (Decrease)%
	$	$	$
Nervonic acid-based health supplements	1,489,053	1,799,074	(310,021)	(17.2)
Technical support services	173,547	529,452	(355,905)	(67.2)

Total net revenue	1,662,600	2,328,526	(665,926)	(28.6)

Net revenue decreased by $665,926 or 28.6%, over the year as a result of the following:

(i)	the decrease in sales of health care supplements by $310,021 or 17.2%, over the year ended March 31, 2023 resulted from a decrease in sales of old products from $1,799,074 for the year ended March 31, 2022 to $1,436,161 for the year ended March 31, 2023. The decrease by $362,913 or 20.2% was attributable to the widespread restrictive COVID-19 lockdown of cities in China for the second half of the fiscal year ended March 31, 2023 that significantly affected the production and delivery of our products. Such decrease was partially offset by the introduction of our new “Re’Seen” drink products; however, those products only generated $52,892 of revenue for the year ended March 31, 2023; and

(ii)	the decrease in technical support service income by $355,905 or 67.2% over the fiscal year ended March 31, 2023, which resulted from a change in the Company’s focus in this service provision. During the year ended March 31, 2023, the Company redirected its resources to research and development of a plant based drug for the pediatric disease, ALD. Management intends to continue reducing the Company’s provision of technical support services and to redirect all research and development resources to the development of the Company’s own products.

Cost of Sales

The cost of sales was $144,683 for the fiscal year ended March 31, 2023 compared to the cost of sales of $420,273 for the fiscal year ended March 31, 2022, for a decrease of $275,590 or 65.6%. A breakdown of our cost of sales by product or service is as follows:

For the fiscal year ended March 31,	2023	2022	Increase (Decrease)%
	$	$	$
Nervonic acid-based health supplements	144,683	158,563	(13,880)	(8.8)
Technical support services	—	261,710	(261,710)	(100.0)

Total cost of sales	144,683	420,273	(275,590)	(65.6)

The decrease in total cost of sales during the fiscal year ended March 31, 2023 primarily resulted from the absence of cost of sales for technical support services, which resulted from the Company’s not outsourcing any work to external parties whereas the Company outsourced and incurred a cost of $261,710 for these works to external parties for the year ended March 31, 2022. The decrease in the cost of sales of nervonic acid-based health supplements by $13,880 or 8.8% was in line with the decrease in sales of nervonic acid-based health supplements over the prior year.

Gross Profit

Gross profit for the fiscal years ended March 31, 2023 and 2022 was $1,517,917 and $1,908,253, respectively. The following table shows the breakdown of the increase in gross profit by product or service:

For the fiscal year ended March 31,	2023	2022	Increase (Decrease)%
	$	$	$
Nervonic acid-based health supplements	1,344,370	1,640,511	(296,141)	(18.1)
Technical support services	173,547	267,742	(94,195)	(35.2)

Total gross profit	1,517,917	1,908,253	(390,336)	(20.5)

The decrease in gross profit for the fiscal year ended March 31, 2023 over the fiscal year ended March 31, 2022 by $390,336 or 20.5 % was the result of the decreases in revenue and cost of sales, as discussed above.

Gross Profit Margin

Gross profit margin for the fiscal years ended March 31, 2023 and 2022 was 91.3% and 82.0%, respectively. The increase in gross profit margin over the year was mainly attributable to the absence of cost of sales for technical support services for the fiscal year ended March 31, 2023.

Gross profit margin of nervonic acid-based health supplements was 90.3% for the fiscal year ended March 31, 2023 as compared to 91.2% for the fiscal year ended March 31, 2022. The slight decrease in gross profit margin of nervonic acid-based health supplements by 0.9% was attributable to the lower gross profit margin of 73.5% of Re’Seen drinks, which were introduced to the market in September 2022.

Because no direct costs of sale of technical support services were incurred for the year ended March 31, 2023, the gross profit margin of technical support services was 100% for the year ended March 31, 2023 as compared to a gross profit margin of 50.6% for the year ended March 31, 2022.

Total Operating Expenses

During the year ended March 31, 2023, we incurred operating expenses of $2,771,413 as compared to $2,594,012 incurred during the year ended March 31, 2022. Operating expenses are comprised of general and administrative expenses, research and development expenses and selling and marketing expenses. The increase in total operating expenses of $177,401 or 6.8%, was attributable to an increase in selling and marketing expenses of $771,923, offset by decreases in general and administrative and research and development expenses of $272,032 or 26.5%, and $322,490 or 47.4%, respectively.

a)	General and administrative expenses

General and administrative expenses decreased from $1,025,725 for the fiscal year ended March 31, 2022 to $753,693 for the fiscal year ended March 31, 2023. The decrease of $272,032 or 26.5% was mainly attributable to a decrease in stock-based compensation expense of $263,631, from $318,137 for the year ended March 31, 2022 to $54,506 for the year ended March 31, 2023.

b)	Research and development expenses

Research and development expenses decreased by $322,490 or 47.4% from $680,313 for the fiscal year ended March 31, 2022 to $357,823 for the fiscal year ended March 31, 2023 primarily because of a significant decrease in related parties’ research and development expenses by $395,001 from $609,397 for the year ended March 31, 2022 to $214,396 for the year ended March 31, 2023, which was offset by an increase in staff salaries and related benefits by approximately $24,000, an increase in patent registration fees of approximately $24,300 and an increase in testing related expenses of $19,100 over the prior year.

c)	Selling and marketing expenses

Selling and marketing expenses increased significantly by $771,923 or 86.9% from $887,974 for the fiscal year ended March 31, 2022 to $1,659,897 for the fiscal year ended March 31, 2023. The increase was mainly due to an increase in online marketing and promotional expenses by $386,164 and the inclusion of a packaging design fee of $168,866 for launching new products - Re’Seen drinks - to the market during the year ended March 31, 2023.

Loss on Disposal of a Subsidiary - Dandong Bao Feng Seedling Technology Co. Limited

On September 30, 2022, the Company’s PRC subsidiary, Bao Feng, sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Mr. Yu Chang, father of Ms. Ting-ting Chang, CEO and director of the Company, is a director and has a controlling interest, in exchange for cash consideration of RMB1 million (US$140,500) and a 7% equity interest in Yanbian Bao Feng Bio-technology Co., Ltd. (“Yanbian BF”) that was valued at RMB4 million ($562,000). The consideration and net assets of Dandong BF at the date of disposal on September 30, 2022 were as follows:

Consideration	RMB	$
Fair value of 7% equity interest in Yanbian BF	4,000,000	562,000
Cash	1,000,000	140,500
Total	5,000,000	702,500
Analysis of assets and liabilities disposed:
Property, plant and equipment		2,401
Right of use assets		21,770
Accounts receivable		102,284
Inventories, net		615,009
Prepaid expenses and other current assets		18,965
Cash at banks		1,264
Accrued expenses and other current liabilities		(42,150)
Lease liabilities - non-current		(4,817)
		714,726
Release of exchange reserve		78,264
Release of pre-acquisition accumulated losses		434,573
		1,227,563
Total sale consideration		702,500
Loss on disposal of a subsidiary		525,063

Net Loss from Continuing Operations

For the fiscal year ended March 31, 2023, the Company had a net loss from continuing operations of $1,750,377 as compared to a net loss from continuing operations of $682,663 for the fiscal year ended March 31, 2022. The increase in net loss from continuing operations by $1,067,714 or 156.4% was mainly attributable to a decrease in gross profit by $390,336, an increase in operating expenses of $177,401 and a $525,063 loss on disposal of a subsidiary.

Discontinued Operation

During the year ended March 31, 2023, the Company’s wholly owned subsidiary, Bao Feng, disposed of its entire interest in Dandong BF. Dandong BF is principally engaged in the research, development and growing of Acer truncatum seedlings in Dandong City, Liaoning Province, in the northeastern region of the PRC.

Accordingly, the results relating to Dandong BF have been presented in the consolidated statements of operations and comprehensive income as “loss from discontinued operations.” Dandong BF was not presented as discontinued operations for the year ended March 31, 2022; therefore, the comparative statement of operations and comprehensive income has been re-presented to show the discontinued operation separately from continuing operations. Dandong BF was de-consolidated from the Company on September 30, 2022

The results from the discontinued operation were as follows:

	For the period from April 1, 2022 to September 30, 2022 (date of disposal)	For the year ended March 31, 2022
Net sales	$—	$—
Cost of sales	510,298	426,695
Gross loss	510,298	426,695
Operating expenses	25,109	16,732
Other (income) expenses, net	73	(525)
Loss before income tax	535,480	442,902
Income tax expense	—	—
Net loss for the period/year	$535,480	$442,902

Liquidity and Capital Resources

As of March 31, 2023, we had cash at banks of $277,836, total current assets of $1,200,263 and total current liabilities of $2,014,802. Net current liabilities were $814,539 and our working capital ratio was 0.6. As of March 31, 2023, our total assets and total liabilities amounted to $2,280,444 and $2,610,389, respectively. We had a shareholders’ deficit of $346,570 and minority interest of $16,625. We had one-year bank loans of $1,358,221.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities for the fiscal years ended March 31, 2023 and 2022.

	Fiscal Year ended March 31,
	2023	2022
Net Cash (Used in) Operating Activities	$(999,155)		$(396,969)
Net Cash Provided by Investing Activities	$118,131	$	---
Net Cash Provided by(Used in) Financing Activities	$1,295,763		$(263,042)

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

For the fiscal years ended March 31, 2022 and 2021

Revenue

We generated $2,328,526 of net revenue for the fiscal year ended March 31, 2022, as compared to $1,635,420 for the fiscal year ended March 31, 2021.

For the fiscal year ended March 31,	2022	2021	Increase (Decrease)%
	$	$	$
Nervonic acid-based health supplements	1,799,074	1,373,412	425,662	31.0
Technical support services	529,452	56,356	473,096	839.5
Acer truncatum seedlings	—	205,652	(205,662)	N/A

Total net revenue	2,328,526	1,635,420	693,106	42.4

Net revenue increased by 693,106, or 42.4%, over the year as a result of the following:

(i)	the increase in sales of health care supplements by $425,662, or 31.0%, over the year ended March 31, 2022 that resulted from the introduction of new products and an increase in our online promotional activities of channeling customers to buy our products online;

(ii)	the increase in technical support service income by $473,096, or 839.5%, that resulted from the official launch of these services during the year ended March 31, 2022, whereas there was only one test order during the year ended March 31, 2021; and

(iii)	no sales of Acer truncatum seedlings were recognized for the year ended March 31, 2022 whereas there were $205,652 sales of Acer truncatum seedlings for the year ended March 31, 2021. The local Dandong government issued restrictive COVID-19 lockdown measures, which did not allow for the delivery of the Acer truncatum seedlings out of Dandong nor the ability for customers to visit onsite before placing orders.

Cost of Sales

The cost of sales was $846,968 for the fiscal year ended March 31, 2022, whereas the cost of sales was $281,962 for the fiscal year ended March 31, 2021. The increase in the cost of sales by $565,006, or 200.4%, over the prior year was analyzed as follows:

For the fiscal year ended March 31,	2022	2021	Increase (Decrease)%
	$	$	$
Nervonic acid-based health supplements	158,563	163,962	(5,399)	(3.3)
Technical support services	261,710	—	261,710	N/A
Acer truncatum seedlings	426,695	118,000	308,695	261.6

Total cost of sales	846,968	281,962	565,006	200.4

The increase in total cost of sales was mainly the result of the official introduction of technical support services during the fiscal year ended March 31, 2022 and Acer truncatum seedling’s inventory losses of $186,383 that resulted from the pandemic lockdown of Dandong, climate change and inventory provision for slow-moving seedlings of $240,312 for the year ended March 31, 2022 whereas there were no such losses and provision for the year ended March 31, 2021. Moreover, management anticipates that the future supply of Acer truncatum seedlings will be much greater than the demand, thus resulting in possible dramatic pricing cuts for the sale of our Acer truncatum seedlings. Management anticipates further mark-downs of its inventories of Acer truncatum seedlings will be required.

Gross Profit

Gross profit for the fiscal years ended March 31, 2022 and 2021 was $1,481,558 and $1,353,458, respectively. The following table shows the breakdown of the increase in gross profit by product or service:

For the fiscal year ended March 31,	2022	2021	Increase (Decrease)%
	$	$	$
Nervonic acid-based health supplements	1,640,511	1,209,450	431,061	35.6
Technical support services	267,742	56,356	211,386	375.1
Acer truncatum seedlings	(426,695)	87,652	(514,347)	(586.8)

Total gross profit	1,481,558	1,353,458	128,100	9.5

The increase in gross profit for the fiscal year ended March 31, 2022 over the fiscal year ended March 31, 2021 by $128,100 or 9.5% was mainly attributable to the $431,061 increase in nervonic acid-based health supplements and the $211,386 increase in technical support services, but offset by the increase in gross loss on Acer truncatum seedlings of $514,347 as explained above.

Gross Profit Margin

Gross profit margin for the fiscal years ended March 31, 2022 and 2021 was 63.6% and 82.8%, respectively. The decrease in gross profit margin over the year was mainly attributable to the inventory loss and provision for slow-moving Acer truncatum seedlings inventory. Excluding these factors, gross profit margin for the fiscal year ended March 31, 2022 was 82.0%, which was approximately the same as that for the fiscal year ended March 31, 2021.

Gross profit margin of nervonic acid-based health supplements was 91.2% for the year ended March 31, 2022 as compared to 88.1% for the year ended March 31, 2021. The improvement in gross profit margin of nervonic acid-based health supplements by 3.1% was attributable to the increase in sales of higher profit margin products over the year.

Total Operating Expenses

During the year ended March 31, 2022, we incurred operating expenses of $2,610,744 as compared to $1,368,053 incurred during the year ended March 31, 2021. Operating expenses are comprised of general and administrative expenses, research and development expenses and selling and marketing expenses. The increase in total operating expenses of $1,242,691, or 90.8%, was attributable to an increase in general and administrative expenses of $467,373, an increase in research and development expenses of $469,276 and an increase in selling and marketing expenses of $306,042.

a)	General and administrative expenses

General and administrative expenses increased significantly from $574,634 for the fiscal year ended March 31, 2021 to $1,042,007 for the fiscal year ended March 31, 2022. The increase of $467,373, or 81.3%, was mainly attributable to the inclusion of non-cash stock-based compensation expense of $318,137 and other receivables written off of $30,920. Excluding these non-cash charges, general and administrative expenses for the fiscal year ended March 31, 2022 were $692,950. As a result, there was an increase of $118,316, or approximately 20.6%, over the year that resulted from the inclusion of the OTCQB application and listing fees and the increase in legal and other professional fees incurred in connection with the listing of the Company’s Ordinary Shares on the OTCQB market on July 15, 2021.

b)	Research and development expenses

Research and development expenses increased significantly by $469,276, or 222.4%, from $211,037 for the fiscal year ended March 31, 2021 to $680,313 for the fiscal year ended March 31, 2022 primarily because of the increase in research and development expenses incurred for analyzing the soil’s elements and nervonic acid on the growth of our seedlings. During the fiscal year ended March 31, 2022, the Company incurred $609,397 in research and development expenses on these analyses whereas there was no such analysis for the year ended March 31, 2021.

c)	Selling and marketing expenses

Selling and marketing expenses increased significantly by $306,042, or 52.6%, from $582,382 for the fiscal year ended March 31, 2021 to $888,424 for the fiscal year ended March 31, 2022. The increase was mainly due to an increase in online promotional activities aimed at encouraging online purchases of our products. Management attributes the 31.0% increase in sales of nervonic acid-based health supplements for the fiscal year ended March 31, 2022 primarily to increased online sales.

Net Loss

For the fiscal year ended March 31, 2022, the Company had a net loss of $1,125,565 as compared to a net loss of $28,022 for the fiscal year ended March 31, 2021. The increase in net loss by $1,097,543, or 3,916.7%, was mainly attributable to the $565,006 increase in cost of sales that resulted primarily from inventory losses and provision for slow-moving Acer truncatum seedling inventory and the increase in operating expenses that resulted primarily from the non-cash stock-based compensation expense of $318,137, the increase in research and development expenses of $469,276 and the increase in selling and marketing expenses of $306,042. There were no write-offs or charges due to inventory losses or provision for slow moving inventory for the fiscal year ended March 31, 2021.

Liquidity and Capital Resources

As of March 31, 2022, we had cash at banks of $101,719, total current assets of $2,082,902 and total current liabilities of $835,574. Net current assets were $1,247,328, and our working capital ratio was 2.49. As of March 31, 2022, our total assets and total liabilities amounted to $2,852,875 and $1,911,475, respectively. We had shareholders’ equity of $941,400, whereas we had one-year bank loans of $462,029 and a more than one year bank loan of $366,653. Our gearing ratio was 0.88.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities for the fiscal years ended March 31, 2022 and 2021.

	Fiscal Year ended March 31,
	2022	2021
Net Cash (Used in) Provided by Operating Activities	$(396,969)	$309,195
Net Cash (Used in) Investing Activities	$—	$(988)
Net Cash (Used in) Financing Activities	$(263,042)	$(95,535)

OUR BUSINESS

History of the Company

The Company was originally incorporated under the name “Agate Island Acquisition Corporation” on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Until the Share Exchange, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company.

On March 13, 2017, the Company changed its name to China Biotech Holdings Limited. The Company changed its name in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry.

On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. Ting Ting Chang was then named sole director and President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to Ting Ting Chang for no consideration as a result of the change in control.

The Company registered its Common Stock on a Form 10 registration statement filed pursuant to the Exchange Act and Rule 12(g) thereof. The Company files periodic and current reports with the United States Securities and Exchange Commission ("SEC") under Rule 13(a) of the Exchange Act. Prior to the redomicile merger described below, the Company filed quarterly reports on Form 10-Q and annual reports on Form 10-K.

On November 15, 2017, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Delaware to the Cayman Islands. The Company changed its domicile, effective August 21, 2018, by merging into its wholly owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited, each outstanding share of Common Stock was exchanged for one Ordinary Share and we became governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Act (Revised) of the Cayman Islands rather than by our previous Articles and Bylaws and the Delaware Corporate Code.

The Share Exchange

On August 31, 2019, the Company closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited, a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio, a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, Zhong Yuan Investment exchanged all of the shares that it held in China Bio for 161,500,000 Ordinary Shares of the Company. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of the Company and Zhong Yuan Investment became the owner of approximately 95% of the Company’s then outstanding Shares.

Immediately prior to the Share Exchange, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations. The acquisition of China Bio by the Company has been accounted for as a reverse merger because on a post-merger basis, the former shareholder of China Bio held a majority of the Company’s outstanding Ordinary Shares on a voting and fully diluted basis. As a result of the Share Exchange, the Company, through its subsidiaries, is engaged in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs and developing and marketing nervonic acid-based health supplements, and management of the Company believes that the Company is no longer a shell company. Also as a result of the Share Exchange, the Company changed its fiscal year end from December 31 to March 31.

Immediately subsequent to the Share Exchange, the Company had 170,000,000 Ordinary Shares outstanding.

Reverse Stock Split

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s Ordinary Shares (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 Ordinary Shares with a par value of US$0.0001 each to 50,000,000 Ordinary Shares with a par value of US$0.001 each, and the number of issued and outstanding Ordinary Shares was decreased from 171,450,000 Ordinary Shares to 17,145,000 Shares.

Prior Private Securities Offerings

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares (pre-Reverse Stock Split) to unrelated parties at a purchase price of $0.10 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Ordinary Shares were offered and sold solely outside the United States to investors who are not U.S. Persons, as defined in Regulation S.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split) to an unrelated party at a purchase price of $1.00 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Ordinary Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On November 15, 2021, the Company sold 130,000 Ordinary Shares to unrelated parties at a purchase price of $2.00 per share, with one warrant for every ten Ordinary Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant entitled the holder to subscribe for one Ordinary Share at a price of $4.00 per Ordinary Share for the one-year period ended November 15, 2022. As of November 15, 2022, none of the Warrants had been exercised. In accordance with Regulation S, the Ordinary Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On April 29, 2022, the Company sold 100,000 Ordinary Shares to Mr. Yong Sheng, the 49% shareholder of BF Internet, at a purchase price of $4.00 per share, and in June 2022, it sold 20,000 Ordinary Shares to current shareholders of the Company at a purchase price of $4.00 per Ordinary Share and 12,500 Ordinary Shares to unrelated parties at a purchase price of $5.00 per Ordinary Share, pursuant to private securities offerings conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. Persons, as defined in Regulation S.

On August 7, 2023, the Company sold 20,000 Ordinary Shares to an unrelated party, at a purchase price of US$4.80 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

Cancellation of Ordinary Shares

On November 17, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Ordinary Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Ordinary Shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Ordinary Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Ordinary Shares were thereafter cancelled.

Acquisition and Sale of Dandong BF

On December 31, 2020, Bao Feng completed its acquisition of a 100% equity interest in Dandong Bao Feng Seedling Technology Co., Limited (“Dandong BF”) from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment and the father of Ting Ting Chang, our CEO and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director. Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development, growing and sale of Acer truncatum seedlings in Dandong city, Liaoning Province, in the north-eastern region of the PRC. Dandong BF has approximately 3,000,000 Acer truncatum trees that are grown on land that is subject to 10-year leases that commenced on January 1, 2019 and terminate on December 31, 2028. The acquisition of Dandong BF was primarily intended to allow the Company to control the supply and ensure the quality of its Acer truncatum seeds and seedlings, the important raw material of nervonic acid.

On September 30, 2022, Bao Feng sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our Chief Executive Officer and director, is a director, general manager and a major shareholder, for a total consideration of RMB5 million. RMB1million of the purchase price was paid in cash and the balance of RMB4 million was exchanged for a 7% interest in Yanbian Bao Feng Biotechnology Co., Ltd. (“Yanbian BF”), of which Yu Chang is the legal representative and the ultimate majority beneficial shareholder. Yanbian BF was incorporated in the PRC on May 24, 2018 and is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds. As a result of the sale, Dandong BF is no longer owned by Bao Feng and is not a subsidiary of Zhong Yuan Cayman.

Shares Transferred from Zhong Yuan Investment to its Shareholders

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares and 318,767 Shares (totaling 14,181,941 Shares) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen, respectively. After these Share transfers, Zhong Yuan Investment does not hold any Shares of the Company.

Exercises of Options

On December 2, 2021, Fung Ming Pang exercised 300,000 options granted under the employment agreement dated May 4, 2020 between the Company and Ms. Pang (the “Pang Employment Agreement”). Under the terms of the Pang Employment Agreement, Ms. Pang was granted options (“Options”) to purchase an aggregate of 600,000 post-reverse stock split Ordinary Shares at an exercise price of $0.50 per Ordinary Share. The Options were exercisable on a cashless basis. An aggregate of 300,000 Options vested upon commencement of trading of the Ordinary Shares on the OTCQB. We issued an aggregate of 272,118 Ordinary Shares in accordance with the terms and provisions of the Pang Employment Agreement upon Ms. Pang’s cashless exercise of the 300,000 Options.

Formation of Beijing Baofeng Internet Bio-technology Co., Limited (“BF Internet”)

BF Internet was incorporated under the laws of the PRC on May 23, 2022. It is owned 51% by Bao Feng and 49% by Yong Sheng, a shareholder of the Company. Currently, the principal activities of BF Internet are selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform. The Company intends that, in the future, BF Internet will also market and sell other products of the Company over the Internet.

When we refer in this prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Zhong Yuan Investment and its subsidiaries unless the context suggests otherwise. When we use phrases such as “we,” “our,” “Company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

Corporate Structure

The following chart sets forth our corporate structure as of the date of this prospectus.

China Bio-Technology Holdings Limited (“China Bio”) was incorporated under the laws of the Republic of Seychelles on June 27, 2016 under the name Hua Hong Powerloop Technology Limited. On February 13, 2017, its name was changed to China Bio-Technology Limited, and on March 6, 2017 it was changed to China Bio-Technology Holdings Limited. It became a wholly owned subsidiary of the Company in August 2019 as a result of the Share Exchange described above.

Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan-HK”) was incorporated in Hong Kong on June 13, 2016. The original shareholders transferred all of the shares to China Bio on February 27, 2017.

Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan-SZ”), our WFOE, was established under the laws of the PRC on June 10, 2014. The original shareholders transferred all of the shares to Zhong Yuan-HK on May 12, 2017.

Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng)” was incorporated in the PRC on August 30, 2012 under the name Beijing Acer Truncatum Century Agricultural Science and Technology Co., Ltd. On August 10, 2017, the company’s name was changed to Bao Feng Bio-Technology (Beijing) Limited. It became a wholly owned subsidiary of Zhong Yuan-SZ on February 13, 2019. Bao Feng is currently the Company’s primary operating subsidiary.

Beijing Baofeng Internet Bio-technology Co., Limited (“BF Internet”) was established under the laws of the PRC on May 23, 2022 and is owned 51% by Bao Feng and 49% by Yong Sheng, a shareholder of the Company. Currently, the principal activities of BF Internet are selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform. The Company intends that, in the future, BF Internet will also market and sell other products of the Company over the internet.

Business of Bao Feng

General

Bao Feng is in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs and the sale of health supplements containing nervonic acid. Nervonic acid is a long chain unsaturated omega 9 fatty acid that is an important component in myelin biosynthesis in the central and peripheral nervous system. Myelin insulates nerve cell axons to increase the speed at which information (encoded as an electrical signal) travels from one nerve cell body to another or from a nerve cell to another type of cell in the body. It is thought that nervonic acid may enhance brain function and prevent demyelination of nerve cells, and that, therefore, it may be effective in retaining or improving the health of the brain, for example in preventing or ameliorating attention-deficit hyperactive disorder (“ADHD”) in children, Alzheimer's disease and mental degradation in the elderly and cerebrovascular disease, as well as promoting normal brain development in premature infants. The role of nervonic acid is also being studied with respect to psychotic illnesses, such as schizophrenia.

Nervonic acid is not present in many foods. Since it is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neuro-degenerative diseases in the elderly, it is in high demand among those populations. The price of nervonic acid in the world market ranges from approximately $2,000 to approximately $6,000 per kilogram, depending on the purity.

Bao Feng’s marketing efforts are primarily aimed at the elderly population. The problem of the aging of the world population is becoming more and more serious. According to the United Nations’ “World Population Ageing 2019: Highlights” report, in 2019, there were 703 million persons aged 65 years or over in the world population, or approximately 10% of the global population. It is estimated that by 2050 the world’s 65 and over population will double to 1.5 billion so that one in six people in the world will be aged 65 years or over. According to census statistics released by the National Bureau of Statistics, in 2022, China has 267 million persons aged 60 or over, representing 18.9% of its total population, and 14% of the country’s population is aged 65 or over.

In the past, nervonic acid was derived from the brains of sharks. However, the extraction process from that source is difficult and the cost is too high for commercialization. In addition, sharks are protected by the United Nations and many countries in the world. Another good source of nervonic acid is the Malania oleifera plant, which is native to southern China. That plant is said to have up to 40.9% to 50% nervonic acid; however, it is a threatened species in the world and is on the list of key wild plants for state protection. It was also found that the dried seeds of the Acer truncatum tree, which is a type of maple native to northern China, Mongolia and Korea, contain 5.8% nervonic acid. Therefore, the seed oil is considered to be a good source of natural nervonic acid, as well as other compounds such as Vitamin E.

The table below contains a list of natural plant and animal sources of nervonic acid, with nervonic acid content shown in milligrams/100 grams.

Nervonic Acid Content (mg/100g)

Plant Sources
Acer truncatum	580
Brassica oil seeds	69 - 83
Sesame seeds	35
Macademia nuts	18
Tropaeolum speciosum	10
Lunaria (money plant)	8
Animal Sources
King salmon (chinook)	140
Sockeye salmon	40
(Source: Herb Nutritionals, September 25, 2015, http://herbnutritionals.com)

The raw material sources of nervonic acid are insufficient to meet the demand in China. Therefore, Bao Feng has a contract with the Wengniuteqi government pursuant to which it obtains Acer truncatum seeds and seedlings both for use in making its products.

When Bao Feng was formed in 2012, its management was aware of only three major competitors engaged in nervonic acid biotechnology, making Bao Feng one of the first enterprises specializing in the production and application of nervonic acid in China. Our team of scientists has over 30 years combined experience in the field of Acer truncatum tree research, and more than 10 years in nervonic acid applications. In addition, Bao Feng achieved the National High-Tech Enterprise Award in 2017. This award recognizes the continuous research and development and the transformation of technological achievements in the high-tech fields supported by the state, forming the core independent intellectual property rights of the enterprise, and the carrying on of business activities on this basis in China (not including resident enterprises registered in Hong Kong, Macao and Taiwan) for more than one year.

The Science Behind Our Product Development

Bao Feng’s business is centered around lipids, especially nervonic acid, and their structural compounds as a means to screen for and intervene in diseases of the nervous system such as cognitive disorders, white matter atrophy and stroke. Nervonic acid, which falls within the fatty acid category of lipids, comprises up to 35% of the long chain fatty acids in the myelin sheath surrounding the nerve fiber and is, therefore, necessary for the repair of nerve degeneration and injury. Ideally, there is a balance between the breakdown of the myelin sheath around a nerve fiber, which serves as an insulator and allows faster transmission of electrical impulses, and its regeneration utilizing nervonic acid. However, due to the length of the fatty acid chain, the body’s efficiency in synthesizing nervonic acid is low. Studies have shown a correlation between the level of nervonic acid and such diseases as Alzheimer’s disease (Song et al., 2018; Vozella, Basit, Misto & Piomelli, 2017), multiple sclerosis (Tanaka, Shimizu, Ohtsuka, Kamashiro & Oshida, 2007), schizophrenia (Amminger et al, 2012), attention deficit disorder in children (Chen et al., 2011) and recurrent depression (Johanna et al., 2010), as well as premature versus full-term infants.

Bao Feng has participated in numerous studies, using metabolomics, mass spectrometry, artificial intelligence and big data mining technology, that have found a high correlation between nervonic acid deficiency and cognitive impairment, neuromyelitis and multiple sclerosis, confirming that nervonic acid is a core marker for leukoencephalopathy (brain white matter diseases).

Research in Cooperation with Hospitals

China Medical University. Bao Feng has conducted numerous academic and scientific research projects in cooperation with China Medical University, the first top-tier medical institution established in China. In 2017, China Medical University established the Research Center of Plateau Medicine, for which Dr. Xianyang Chen, Bao Feng’s Chief Technical Officer, served as deputy director of the academic department, to carry out systematic research on cerebral hypoxia. Bao Feng and the Research Center of Plateau Medicine have jointly conducted numerous research projects for which the results have been published, including ‘research on the biological process and molecular mechanism of nervonic acid participating in brain hypoxia nerve repair,’ ‘clinical research on the alleviation of high altitude hypoxia brain injury by nervonic acid,’ and ‘research on the mechanism of nervonic acid treating neonatal rats with hypoxic-ischemic brain injury in plateau area.’ In 2018, the ‘Demonstration Meeting of High Altitude Medical Research Center’ was called to demonstrate the effect of nervonic acid on alleviating brain nerve injury caused by high altitude hypobaric hypoxia and on alleviating nerve injury of pregnant women and infants caused by high altitude hypobaric hypoxia, as well as the use of nervonic acid in the development of new drugs for alleviating cognitive impairment. The Research Center of Plateau Medicine and Bao Feng are currently jointly conducting research on the repair effect of nervonic acid on demyelinating loss caused by hypoxia.

Xuanwu Hospital of Capital Medical University. Xuanwu Hospital is a pre-eminent general hospital in both geriatrics and neuroscience. Bao Feng has participated in the following research projects in cooperation with the National Clinical Research Center for Geriatric Disorders of Xuanwu Hospital: (i) research on nervonic acid as a biomarker for nervous system diseases (the world's innovation technology); (ii) clinical research on the effectiveness of nervonic acid on nervous system diseases; and (iii) research on the metabolism of the nervous system data analysis and processing system. Among them, Bao Feng, which holds the relevant patents, had primary responsibility for providing the experiment technology and data analysis; Xuanwu Hospital National Geriatric Disease Clinical Research Center has primary responsibility for clinical trial design, sample case collection and clinical effect evaluation.

Bao Feng has entered into a cooperation agreement with the National Geriatric Disease Clinical Medical Research Center at Xuanwu Hospital for a scientific research project on "White Matter and Parkinson's Disease Markers Verification Research and Drug Development." This cooperative project aims to verify the effectiveness of molecular markers and their combinations for leukoencephalopathy and Parkinson's Disease. The project will also involve research and development of plant extracts and small chemical molecules of drug efficacy.

Our Nervonic Acid Source

We extract the nervonic acid utilized in our products from the seeds of Acer truncatum trees. Our seeds are supplied by the Wengniuteqi District government farm in Inner Mongolia, which contains approximately 70,000 mu of wild 100-year old Acer truncatum trees. In March 2017, Bao Feng entered into a cooperation agreement with the Wengniuteqi District under which Bao Feng provides the seedlings for an additional 10,000 mu of Acer truncatum trees and the government farm provides the land and plants and maintains the seedlings. The government farm harvests the seeds, which are currently estimated to be approximately 400,000 tons per year, and Bao Feng has the exclusive right to purchase the seeds from both the old and the new trees.

Bao Feng’s breeding base of seedlings results from agricultural technology developed by scientists under contract with Bao Feng. The concentration of nervonic acid from young trees is significantly lower than that from older trees. Our breeding base serves as a strategic reserve for the supply of raw materials for non-high-content nervonic acid products. Low levels of nervonic acid are used for daily supplements, medium levels for health care and high levels for future use in medicine and therapy. As the young trees mature, the concentration of nervonic acid in the seeds of those trees will increase. Therefore, our breeding base is an important part of Bao Feng’s strategy for corporate sustainability.

The nervonic acid is extracted from the Acer truncatum seeds and our products are produced by Inner Mongolia Xingyuan Vegetable Oil Co., Ltd., located in Mongolia, and by Heze Zonghoo Jianyuan Biotech Co., Ltd., which is located in Shandong Province, China, under contract with Bao Feng. Under the agreements, Bao Feng provides the Acer truncatum seeds, the extraction technology and the formula for producing the products, while the other party extracts the nervonic acid from the seeds, provides the other raw materials and manufactures and packages the finished products in accordance with the specifications of Bao Feng.

Our Current Products

Our main products are a nervonic acid series of supplements, marketed under the “Muzhiyuan-Neuro Enhancer" brand. Our nervonic acid products are 100% organic.

1. Life’s NA

Our Life’s NA group of products consists of nutritional supplements containing high-purity and high-absorption natural nervonic acid extracted from Acer Truncatum seeds.

Acer Truncatum Seed oil and NEURO ENHANCER Nervonic Acid Oil

Acer Truncatum Seed Oil Nervonic acid 5.61%	NEURO ENHANCER Nervonic Acid Oil Nervonic acid 6.89%

There are 12 kinds of fatty acids in our nervonic acid oils, more than 90% of which are unsaturated fatty acids in our NEURO ENHANCER Nervonic Acid Oil and more than 80% of which are unsaturated fatty acids in our Acer Truncatum Seed Oil. The products contain 18 amino acids, 8 of which are essential to the human body, high levels of vitamin E and various trace elements. The special functional fatty acid - nervonic acid - is up to 6.89% in our NEURO ENHANCER Nervonic Acid Oil and 5.61% in our Acer Truncatum Seed Oil, which is intended to provide enough nutrition for the brain with the goal of preventing and improving brain diseases.

Nervonic Acid Candy

Nervonic Acid Candy	Nervonic Acid Candy Gift Set

Nervonic Acid Candy is a composite gel candy with omega 9 nervonic acid, omega 3 DHA and other omega 6 fatty acids. The formula was determined based on expert recommendations and preliminary clinical trials, and it contains a complex combination of neurotrophic agents which is prospectively designed and innovative. In addition, the product tastes good and the active ingredients are easy to absorb.

2. Dietary Formula

Our dietary formula products add high-purity and high-absorption natural nervonic acid to commonly used food products.

Chifeng Acer Truncatum Tea	Miraculous Maple Edible Vegetable Blended Oil

Chifeng Acer Truncatum Tea is rich in natural flavonoids, a variety of vitamins and other biologically and physiologically active substances, and contains 8 different amino acids, including nervonic acid. Miraculous Maple Edible Vegetable Blended Oil integrates flavorful, nutritious cooking and brain health.

3. Re’Seen Series

Re'Seen StarNight Drink	Re'Seen Collagen Drink

Re'Seen StarNight Drink selects three core natural botanicals: patented Bao Feng nervonic acid with Double Nutri permeation technology, American NDI happy banana peel ingredients and high-purity GABA with theanine. Small molecules and high permeability promote absorption. Our Re'Seen Collagen Drink skin revitalizer includes safety grade, high-purity nervonic acid, Japanese NIPPI deep-sea, small-molecule bonito collagen peptide and elastin and Brazilian emerald cherry.

Products Under Development

Biomarker screening kits

At present, most early screening for brain diseases is not sensitive or requires expensive equipment, like MRI. Bao Feng has used lipidomics strategy based on LC-MS (liquid chromatography—mass spectrometry), a powerful technique used for separation, identification and quantification, to develop in vitro diagnostic (IVD) kits. This new LC-MS method could assist in the diagnosis of related diseases with an accuracy rate of more than 90%, which is extremely close to clinical golden standard.

Bao Feng has 15 patents to support findings in nervonic acid- like biomarkers assisting in the diagnosis of neurological diseases. It is in the process of developing the following early screening kits for brain diseases in an attempt to promote early detection:

•	Brain white matter signal abnormalities screening kit
Originally, Bao Feng developed a blood test kit to screen for brain white matter signal abnormalities, which previously had been detected by MRI only. Abnormal white matter signal in the brain is a predictor of most degenerative neurological diseases, including attention deficit disorders, cognitive impairment, brain atrophy, demyelination, etc. Brain white matter disease screening routinely utilizes MRI technology, which is expensive, requires an appointment in queue and is not suitable for general screening. Bao Feng partnered with the National Research Center for Geriatric Clinical Diseases (Xuanwu Hospital) to use metabolomics strategy combined with machine learning techniques to discover a combination of core biomarkers for disease blood tests. Using novel biomarkers screening for cerebral white matter disease has achieved an accuracy of over 90%, which is close to MRI results. In the future, this type of screening can help in the early detection of white matter disease, for which the worldwide incidence is close to 50% over the age of 60.

•	Parkinson's screening kit
In collaboration with Dr. Chaodong Wang of Xuanwu Hospital (Profile: https://www.haodf.com/doctor/4773060060.html), a Parkinson's disease expert, Bao Feng has developed a blood test kit to help doctors quickly screen for Parkinson's disease, including multisystem atrophy. The diagnosis of clinical Parkinson's is very difficult and involves multiple weight scales, such as motor symptoms and non-motor symptoms, as well as medication use. Bao Feng has identified blood biomarkers suitable for universal screening through cohort studies to improve the clinical efficiency of Parkinson's diagnosis.

•	Ischemic stroke screening kit
Cerebrovascular stenosis or occlusion, caused by cerebral blood flow blockage, can produce ischemia anoxia, softening or even necrosis of brain tissue, resulting in cerebrovascular dysfunction and apoplexy related symptoms. Ischemic stroke is the primary type of cerebrovascular disease, with approximately 85% of cerebral strokes being ischemic. Through comparative pathology studies, Bao Feng has identified blood metabolic biomarkers for ischemic stroke, with white matter abnormalities as a complication. This technique provides an important assisted diagnostic function for prevention of ischemic stroke.

All three early screening kits are in the development stage.

Plant-based and synthetic drugs

Bao Feng has improved its purification process so as to produce high (medical) grade nervonic acid in the laboratory and intends to build factories in order to achieve mass production. The next step will be the development of pharmaceutical products or the sale of raw materials for nervonic acid products in China and abroad.

Based on Bao Feng’s findings about pharmacodynamic molecules in the body and the structures that can cross the blood-brain barrier after supplementation with Acer truncatum seed oil, it obtained a patent titled “A biomarker for the pharmaceutical effect of nervonic acid from Acer truncatum seed oil and its medicinal application.” The patent was authorized by the National Patent Office in only 61 working days due to its originality and huge market potential. This discovery - that a structural compound of nervonic acid could be used as a marker - laid the foundation for the development of a nervonic acid medicine. It also proved the effectiveness of nervonic acid products produced by Bao Feng for future disease interventions.

This research and patent are significant because they lay a theoretical foundation for Acer truncatum as a Chinese traditional medicine in that they prove the effect and molecular markers in vivo for Acer truncatum seed oil supplementation, which is central for a traditional Chinese medicine judgement. We recently obtained the identification of Acer truncatum as a local standard for Chinese medicinal materials. In the meantime, Bao Feng has also started the application for China's innovative botanicals. To date, botanical extracts have been obtained through the supercritical extraction scheme, and preliminary efficacy research in mice has been completed. Bao Feng is currently engaged in pre-clinical approval work with respect to these applications.

Additionally, Bao Feng has found that biomarkers for diagnosis of cognitive impairment are nervonic acid-like molecules. This discovery has been patented as "Biomarker for diagnosing cognitive impairment and its application." Based on the innovation and market value of the patent, the National Patent Office completed the authorization of this patent within 56 working days. The significance of this study and patent is that we have found that nervonic acid-like molecules can indicate cognitive impairment, especially demyelinating Alzheimer's disease, and can serve as a target molecule for our chemical drugs. A series of modified molecules based on nervonic acid-like biomarkers are being used in a pre-clinical study for a potential new drug. The discovery that nervonic acid structural compounds can be used as core markers of neurological diseases is of great significance in the development of chemical drugs. It also can be used as a detection method in the development of screening kits.

Adrenoleukodystrophy (“ALD”)

Recently, the Company has directed its resources to research and development of a plant-based drug for the pediatric disease, Adrenoleukodystrophy (“ALD”). The pathology of ALD is characterized by progressive demyelination of the central nervous system and/or atrophy or dysplasia in the adrenal cortex and it is characterized by abnormally high levels of medium and long chain fatty acids in the plasma.

The disease initially presents with inattention, memory loss, learning difficulties, gait instability and abnormal behavior; gradually, visual and auditory decline, dysarthria, seizures, ataxia, paralysis and dementia. The clinical manifestations progressively worsen and eventually lead to blindness or deafness and complete paralysis. In the late stage of the disease, the disease may manifest as a deafferentation tonic state and eventually death from central respiratory failure, brain herniation and infection. There is currently no cure for ALD.

Management is optimistic regarding Bao Feng’s ability to develop a plant-based drug that, although not a cure for ALD, will prolong and improve the lives of ALD patients. Our goal is to complete phase III clinical trials by mid-2027.

Application of Acer truncatum seed oil for regulation of intestinal flora

Bao Feng has found that supplementation of Acer truncatum seed oil can regulate intestinal flora, and significant regulatory effects were observed on changes of Lactobacillus, Bacteroides, etc. Bao Feng has applied for a patent titled "Application of Acer truncatum seed oil in preparation of drugs for regulating intestinal flora" to protect future medical applications of this discovery. Bao Feng’s research in this area found that after taking nervonic acid oil, the abundance of Firmicobacterium, which increases with Alzheimer's disease, showed a downward trend, while the abundance of Bacteroidetes, which decreases with Alzheimer's disease, showed an upward trend. Therefore, we believe that taking nervonic acid oil may help to improve Alzheimer's disease.

Future potential pharmaceutical applications of nervonic acid

Alzheimer’s disease

The pathogenesis of Alzheimer’s disease is mainly concentrated in Aβ senile plaques, tau protein metabolic abnormalities, neuroinflammation and metabolic syndrome. Therefore, due to the above pathogenesis, drug target design focuses on β amyloid protein clearance, tau protein modification, neuroinflammatory inhibition and synaptic plasticity and protection.

At present, there are at least 15 types of Aβ disease modifying drugs, such as aducanumab, lecanemab, ALZ-801, etc.; 19 types of disease modifying drugs targeting neuritis, such as NE3107, AL002, BCG vaccine, etc.; and 15 drugs targeting synaptic plasticity and neuroprotection, including AGB101, AR1001, ATH-1017, etc. Pfizer, Roche, Eli Lilly, Biogen and other pharmaceutical companies all have relevant drug development plans for treating Alzheimer’s disease. In particular, Biogen’s aducanumab is a monoclonal antibody that selectively targets Aβ protein. It is the only pharmaceutical drug that has progressed to the stage of market application, but its marketing was temporarily frustrated because it did not obtain the support of the FDA expert advisory committee in November 2021.

As the main component of the myelin outer membrane, nervonic acid accounts for more than 30% of long-chain fatty acids, and it plays an important role in myelin synthesis (plasticity). It has been reported that nervonic acid can enhance the repair of the myelin sheath (Cell, 2019, 8 (8), 786), and Bao Feng’s work demonstrates that the supplementary intake of nervonic acid can improve the cognitive ability of rats (Food & Function, 2021, DOI: 10.1039 / d1fo03671h). Its mechanism is that nervonic acid regulates the lipid remodeling of blood and brain, which enriches the "beneficial" fat in the blood and brain. Ultimately, this achieves Omega 3 / Omega 6 / Omega 9 fatty acid re-balancing within the body. Especially for rats with hypoxia (low oxygen level) and ischemia (blood deficiency), supplementation with nervonic acid can effectively improve motor ability, cognitive ability and even mental health level (results not yet published). Meanwhile, clinical trials of nervonic acid extract as a nutritional food are being carried out in many hospitals. The registration number of the China Clinical Trial Registration Center is ChiCTR2000041229.

Hypoxic-ischemic encephalopathy (“HIE”)

HIE is a type of brain damage caused by a lack of oxygen to the brain before or shortly after birth. It affects the central nervous system and may cause mild to severe neurological or developmental problems. Bao Feng has conducted studies on HIE in rats that showed that intake of our extract including NA could significantly alleviate HIE damage and enhance learning and memory ability.

Presently, as with the research and development of biological drugs, the extraction process of nervonic acid extracts has undergone only small-scale testing. It is in the pilot testing stage, and management intends to obtain the certification of CMC (Chemical Manufacturing and Control).

Future Business Plan

In the future, Bao Feng aims to achieve full coverage of products in the fields of food, health care products and medicine, and become the preeminent brand for brain health supplements.

•	The company plans to develop different forms of food-based nervonic acid products targeted at different age groups, such as effervescent tablets, meal powder and others.

•	The company plans to develop new nervonic acid combination drugs which we expect will be superior to single-ingredient drugs for neurodegenerative disease, such as ALD. The procedure involves preclinical preparation, including target and biomarker analysis, determination of the drug dosage form and applying for clinical approval (IND). Bao Feng is currently engaged in preclinical preparation for an ALD drug and hopes to obtain clinical approval within two years.

•	The company plans to study the role of nervonic acid in our genetic metabolism laboratory through metabolomics and genomics. Our genetic metabolism laboratory was jointly established by Bao Feng and the National Health and Occupational Safety and Health Research Center. We believe that understanding the mechanism through which nervonic acid prevents brain disease will lay a theoretical foundation for the development of new products

•	The company plans to continue to apply for patents related to nervonic acid and expects to apply for over 100 patents within five years to achieve technical barriers to competition in the field of nervonic acid, including the technology of extraction and purification.

Sales and Marketing

We market and sell our products through multiple channels: (i) direct sales force, including our own employees and independent sales agents, and direct online sale platform; and (ii) distribution network, including our domestic and export distributors.

Direct Sales Force and Direct Online Sales Platform

Our Sales Team

As of the date of this prospectus, our direct sales team consists of 10 employees. Our sales team provides us with direct access to our customers and is capable of addressing our customers’ needs quickly and efficiently. They also coordinate with our distributors and independent sales agents regarding marketing and sales of our products.

The compensation package for our sales team includes a fixed base salary plus commissions based on collected revenues from their sales. We provide our sales team with regular training and internally developed systems to assist them in quickly becoming proficient and productive sales personnel.

Direct Online Sales Platform

We have established our own e-commerce channel on the WeChat Mini Program platform to promote and sell our products directly to individual customers. In addition, BF Internet markets and sells our Re’Seen drinks over the TikTok platform.

Distribution Network

Bao Feng currently has approximately 55 domestic distributors and 2 export distributors, Distributors usually purchase products from us at a lower price and then resell our products to end customers both domestically and internationally at a comparatively higher price and earn the price difference.

Our partners mainly utilize the following channels:

•	Basic wholesale channels: We supply nervonic acid products to retailers at wholesale prices, then they re-sell them at market retail prices.

•	TV shopping channels: The company has just started to sell its nervonic acid products through TV shopping channels. We expect a high sales volume through this sales method because we believe that the people who watch TV shopping channels are the company’s primary target group, and the company offers its products in combination packages at lower cost.

•	Conference marketing: This entails both selling through conference marketing companies, whereby Bao Feng simply provides the products, and lectures on brain protection held, for example, in pension channels and training institutions, followed by direct sales of products to lecture attendees.

•	E-commerce: including Alibaba and other third-party channels.

•	Special sales channels: chain pharmacies, pension rehabilitation institutions, hospitals and self-built brain nerve rehabilitation centers. The company also cooperates with hospital director experts who recommend its products through hospitals and other institutions.

•	Direct sales: Through promotions, the company finds target users, and then sells directly by telephone. The company acquires accurate user data, which can be maintained for an extended period of time, to optimize the repurchase rate. Sales through this channel are made at a 30% discount.

Management intends to expand Bao Feng’s marketing to include:

•	Targeted advertising: for example, “X Doctor,” “Yang sheng tang” and other programs. The company also plans to advertise through “Kuaishou” and other network programs, as well as live broadcasts, and through video communication for fans, and hopes to guide viewers to the company’s store to purchase products.

•	Recruit city partners, accelerate the replication of successful models to big cities, such as Shanghai and Guangzhou, and expand sales channels.

Customers

Bao Feng markets and sells its products both to individuals and to wholesale and retail outlets in China. For the fiscal years ended March 31, 2023 and 2022, sales revenue from our three largest customers, combined, was $605,086 and $652,478, or approximately 36.4% and 28.0% of our total sales, respectively. There was only one customer that accounted for more than 10% of the Company’s total revenues for the year ended March 31, 2023, whereas there were two customers that each accounted for more than 10% of our total revenues for the fiscal year ended March 31, 2022.

Raw Materials

Nervonic acid

We obtain Acer truncatum seeds, from which we extract nervonic acid, from the Inner Mongolia government farm and individual farmers, with whom we have cooperation agreements, and from large suppliers. We are not dependent on any individual suppliers.

It normally takes five to six years to get seeds from an Acer truncatum tree. Our company’s unique variety of Acer truncatum, developed with our proprietary technology, has a higher yield than other kinds of Acer truncatum trees and a shorter time to maturity, normally three to four years, which result in increased production of nervonic acid.

Seasonality

Nervonic acid product sales are not seasonal. The amount of sales is stable throughout the year, except for increased sales during the holidays.

Competition

The nervonic acid health product industry is in its early stages; therefore, Bao Feng does not face as much competition as it would in a more established industry. However, as more companies enter the market the competition may be expected to become more intense. Management of Bao Feng plans to preempt the effect of such competition by (i) increasing its Acer truncatum production; (ii) increasing its investment in research and development; (iii) obtaining certification for innovation class III products and drugs; and (iv) enhancing its purification of nervonic acid technology to enter the medical usage market. We will also continue to emphasize marketing in an effort to maintain and strengthen the company’s position in the nervonic acid health product market and will attempt to build the leading nervonic acid health product brand in China.

Currently, Bao Feng’s main competitors in the nervonic acid products market in China are:

•	Yong Chuntang

•	DAZONG Group

•	Haizhiling

•	Weifang Lvyuan

At present, these companies are still in the early stage of industrial development. They obtained raw materials of Acer truncatum seed oil and initially processed it into products for sale in the market at prices similar to Bao Feng’s, but the content of nervonic acid is about 4%-5% on average, while the content of nervonic acid produced by Bao Feng can reach 6.89%.

In addition, Bao Feng enjoys the following competitive advantages:

•

Bao Feng has its own national laboratories.

Genetic Metabolism Key Laboratory is a joint project of Bao Feng and Health Commission Occupational Disease Research Center. Complete analytical and testing instruments are available, including LC-MS, GC-MS and LC- QTOF-MS, for targeted and untargeted metabolomics, etc. Excellent laboratories are necessary to develop and prove our theories on the applications of nervonic acid, and research on the mechanism through which nervonic acid works provides the direction for future applications of nervonic acid, giving Bao Feng a competitive edge in the future.

•

Clinical application of nervonic acid.

Bao Feng has formed strategic partnerships with the First Affiliated Hospital of Tsinghua University, Tiantan Hospital, Xuanwu Hospital and the First Hospital of Sanming City. The doctors of the hospital are our consultants. In the future, we plan to carry out clinical application trials of nervonic acid in different areas of medicine. Only through clinical trials can the application and effective concentration of nervonic acid be found, and effective combinations of nervonic acid and other drugs to improve the efficacy of a single target drug be determined.

•

Excellent Acer truncatum germplasm resources.

Although many manufacturers sell crude Acer truncatum oil, the content cannot reach our concentration of nervonic acid, because we have an excellent seed plasm resource. Our Acer truncatum forest has 70,000 mu, all of which are over 100-year-old trees with high and stable nervonic acid content, located in Inner Mongolia. The company cooperates with the government, and the annual limit capacity is estimated to be 400,000 tons. This germplasm resource is unmatched by other companies using newly sown Acer truncatum. Therefore, by using this high content, Acer truncatum crude oil, we can obtain a higher content of nervonic acid with the same process and cost as our competitors.

•

Price.

Through product innovation and exclusive formulae, we improve our products’ effectiveness and taste, while maintaining a low product cost and sales price. In this way we produce unique products at prices suitable for mass consumption.

•

Market-driven research and development allow for continual improvement and long-term client loyalty.

We adhere to a market-oriented R&D approach and actively cooperate with universities, hospitals, medical institutions, distributors and independent sales agents in sorting out our R&D orientation based on real market demand. We continuously upgrade and improve our products and technologies to better suit our customers.

Business of BF Internet

BF Internet commenced operations in May, 2022. It is owned 51% and 49%, respectively, by Bao Feng and Yong Sheng, a shareholder of the Company. Currently, the principal activities of BF Internet are selling and marketing Bao Feng’s recently developed Re’Seen nervonic acid-based drinks over the TikTok platform. The Company intends that, in the future, BF Internet will also market and sell other products of the Company over the internet.

Properties

Bao Feng

Bao Feng leases approximately 750 square meters of office space located at Room 525, South Building, No. 10 Anxiang Street, Shunyi District, Beijing, China as the Company’s headquarters. The lease term commenced on May 12, 2020 and expires on May 31, 2029. The lease provides for a rent-free period from May 12, 2020 to May 31, 2022; an annual rental of RMB700,478 (approximately US$102,270) for the period from June 1, 2022 to May 31, 2025 and an annual rental of RMB975,667 (approximately US$142,447) for the period from June 1, 2025 to May 31, 2029.

In addition, Bao Feng leases approximately 400 square meters of office space located at Room 1002, Building 1, East Shilibao Road, Chaoyang District, Beijing, China. The current lease term commenced on June 8, 2023 and expires on June 7, 2026. The lease provides for an annual rental of RMB553,176 (approximately US$80,764) for the first two years of the lease and RMB586,920 (approximately US$85,690) for the third year. Rent is payable semi-annually. Bao Feng is responsible for paying for all utilities.

Bao Feng also leases approximately 314 square meters of warehouse space in which it stores its inventory. The lease for this space, which commenced on August 15, 2018 and expires on August 14, 2024, provides for a rental of RMB24,000 (US$3,631) to be paid quarterly. In addition, Bao Feng is responsible for paying for all utilities, management and maintenance fees, leasing tax and other expenses.

BF Internet

BF Internet uses office space of its shareholder, who is also a shareholder of the Company, free of charge.

We believe that our existing office facilities will be sufficient for our operations for the next year.

Employees

As of September 30, 2023, we employed a total of 35 full-time employees, 32 and 3 of whom were employed by Bao Feng and BF Internet, respectively.

Intellectual Property

Patents

The following table contains a list of all patents obtained by Bao Feng as of September 30, 2023.

List of Patents
No.	Name	Category	Registration Number	Date of Registration	Country
1	Biomarkers for the diagnosis of leukoencephalopathy and their applications	Patent for invention	ZL202110352935.6	2023	China
2	Biomarkers F3 for the diagnosis of cognitive impairment and their applications	Patent for invention	ZL202110385947.9	2023	China
3	Combination of biomarkers of leukoencephalopathy and their applications	Patent for invention	ZL202210169509.3	2022	China
4	Biomarkers of leukoencephalopathy and their applications	Patent for invention	ZL202210173953.2	2022	China
5	Biomarkers for Parkinson's disease diagnosis and their applications	Patent for invention	ZL202210002332.8	2022	China
6	Biomarkers for Parkinson's disease detection and their applications	Patent for invention	ZL202210002327.7	2022	China
7	Combination of biomarkers for Parkinson's disease and their applications	Patent for invention	ZL202210002325.8	2022	China
8	Biomarker for the diagnosis of Parkinson’s disease and its applications	Patent for invention	ZL202210002333.2	2022	China
9	Biomarkers for diagnosing the effect of Nervonic Acid supplementation on ischemic-hypoxic encephalopathy in a plateau environment and their applications	Patent for invention	ZL202111046351.2	2021	China
10	Biomarkers for diagnosing the effect of Nervonic Acid supplementation in ischemic-hypoxic encephalopathy and their applications	Patent for invention	ZL202111046352.7	2021	China
11	Biomarkers for the diagnosis of cerebral infarction and leukoencephalopathy and their applications	Patent for invention	ZL202110999863.4	2021	China
12	Biomarkers used to diagnose cerebral infarction in patients with leukoencephalopathy and their applications	Patent for invention	ZL202110999855.X	2021	China
13	Biomarkers used to diagnose cerebral infarction in patients with leukoencephalopathy and their applications	Patent for invention	ZL202110999834.8	2021	China
14	Biomarkers used to diagnose cerebral infarction in patients with leukoencephalopathy and their applications	Patent for invention	ZL202110999853.0	2021	China
15	Biomarkers F7 for diagnosis of leukoencephalopathy and their applications	Patent for invention	ZL202110385946.4	2021	China
16	Biomarkers for the diagnosis of leukoencephalopathy and their applications	Patent for invention	ZL202110352946.4	2021	China
17	Biomarkers for the diagnosis of cognitive impairment and their applications	Patent for invention	ZL202010816217.5	2021	China
18	Biomarkers for the diagnosis of cognitive impairment and their applications	Patent for invention	ZL202010816390.5	2020	China
19	Biomarkers take the charge for the function after Acer truncatum Bunge supplement and their applications	Patent for invention	ZL202010816389.2	2017	China

Copyrights

The following table contains a list of all copyrights obtained by Bao Feng as of September 30, 2023.

List of Copyrights
No.	Name	Category	Registration Number	Date of Registration	Country
1	"Bao Feng plant source nervonic acid absorption rate test system V1.0"	Computer software copyright registration certificate	2019SR1392391	2019	China
2	"Bao Feng plant source nervonic acid production for temperature control management system V1.0"	Computer software copyright registration certificate	2019SR1392056	2019	China
3	“Bao Feng vegetable oil composition analysis management System V1.0”	Computer software copyright registration certificate	2019SR1392049	2019	China
4	“Bao Feng nervonic acid effectiveness test management system V1.0”	Computer software copyright registration certificate	2019SR1392382	2019	China
5	"Early screening and prevention system of Bao Feng nervous acid system disease V1.0"	Computer software copyright registration certificate	2019SR1392063	2019	China
6	“Bao Feng nervonic acid extraction and purification control system V1.0”	Computer software copyright registration certificate	2019SR1390248	2019	China
7	"Bao Feng nervonic acid structural diversity analysis system V1.0"	Computer software copyright registration certificate	2019SR1392398	2019	China
8	"Bao Feng nerve disease drug effectiveness evaluation system V1.0"	Computer software copyright registration certificate	2019SR1392318	2019	China
9	“Bao Feng brain disease personalized diagnosis system V1.0”	Computer software copyright registration certificate	2019SR1392311	2019	China
10	“Bao Feng old-age health care nutrition formula automatic control system V1.0”	Computer software copyright registration certificate	2019SR1392078	2019	China
11	"Bao Feng high throughput metabolite analysis platform V1.0"	Computer software copyright registration certificate	2019SR1384522	2019	China
12	"Bao Feng children growth nutrition components automatic collocation system V1.0"	Computer software copyright registration certificate	2019SR1392461	2019	China
13	"Dementia elderly emergency warning system V1.0"	Computer software copyright registration certificate	2017SR374539	2017	China
14	"Acer truncatum health products health management platform V1.0"	Computer software copyright registration certificate	2017SR374809	2017	China
15	Acer truncatum seed oil dietary analysis and nutritional evaluation system V1.0"	Computer software copyright registration certificate	2017SR374548	2017	China
16	"Nervonic acid on the brain effect data analysis software V1.0"	Computer software copyright registration certificate	2017SR374521	2017	China
17	“Acer truncatum online mall platform software V1.0”	Computer software copyright registration certificate	2017SR378613	2017	China
18	"Acer truncatum high quality seedling Breeding management system V1.0"	Computer software copyright registration certificate	2017SR378623	2017	China

Trademarks

Bao Feng has registered the following trademarks as of September 30, 2023:

No.	Trademark	Status	Registration No.	Validity Period
1	素颜姐姐 Pretty Ladies	Registered	55483069	11/28/2021 to 11/27/2031
2	图形	Registered	49423266	08/21/2021 to 08/20/2031
3	瑙优能 LIFE’S NA	Registered	50631290	06/28/2021 to 06/27/2031
4	瑙动力 NEURO ENHANCER	Registered	50307049	07/14/2021 to 07/13/2031
5	BAOFENG BIOTECH	Registered	49426820	07/14/2021 to 07/13/2031
6	保卫五点零 Vision protection 5.0	Registered	42961505	10/14/2020 to 10/13/2030
7	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	42187448	07/14/2020 to 07/13/2030
8	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	38984285	02/28/2020 to 02/27/2030
9	春草秋灌 CHUN CAO QIU GUAN	Registered	37113375	02/07/2020 to 02/06/2030
10	春草秋灌 CHUN CAO QIU GUAN	Registered	37108814	12/28/2019 to 12/27/2029
11	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	34025681	06/14/2019 to 06/13/2029
12	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	33318371	06/28/2019 to 06/27/2029
13	木之源 Muzhiyuan	Registered	31473050	05/21/2019 to 05/20/2029
14	高原伴旅 Plateau partner	Registered	23778723	04/21/2018 to 04/20/2028
15	古茶枫润 Gu Cha Feng Run	Registered	23358402	03/21/2018 to 03/20/2028
16	赤枫 Chi Feng	Registered	23358307	06/07/2018 to 06/06/2028
17	枫之吻 Fantastic Kiss	Registered	22551933	02/14/2018 to 02/13/2028
18	FANTASTIC KISS	Registered	22518641	02/14/2018 to 02/13/2028
19	图形	Registered	20241222	07/28/2017 to 07/27/2027
20	木之源 Muzhiyuan	Registered	16233849	04/14/2016 to 04/13/2026

REGULATIONS IN CHINA APPLICABLE TO OUR BUSINESS

Consumer Protection

According to the Law of the People’s Republic of China on the Protection of Consumer Rights and Interests (the “Consumer Protection Law”), as amended in October 2013 and effective in March 2014, the rights and interests of consumers who buy or use commodities or receive services for the purposes of daily consumption are protected and all producers, service providers and distributors involved (collectively, the “Operator”) must ensure that the products and services will not cause damage to persons and properties. The amended Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on the Operators selling through the Internet. For example, consumers are entitled to return goods purchased online, subject to certain exceptions, within seven days after receipt of such goods for no reason. Violations of the Consumer Protection Law may result in indemnification liabilities and/or the imposition of fines. In addition, if the circumstances are serious, the Operators will be ordered to suspend their operations and their business licenses will be revoked. Criminal liability may be incurred in some serious cases in accordance with the relevant PRC laws.

Product Quality

According to the Product Quality Law of the People’s Republic of China (the “Product Quality Law”) as amended and effective in December 2018, consumers who sustain losses or damages from defective products are entitled to be indemnified by either manufacturers or distributors. Nevertheless, if manufacturers are responsible for the defective products and the losses or damage caused thereby, the distributors which have indemnified consumers for their losses may seek claims on the indemnities against the manufacturers. In addition, products offered for sale must satisfy the relevant quality and safety standards. Enterprises shall not produce or sell counterfeit products in any fashion. Violations of the Product Quality Law may result in civil liabilities and administrative penalties, such as compensation for damages, fines, suspension or shutdown of business, as well as confiscation of products illegally produced and sold and the proceeds from such sales. Severe violations may subject the responsible individual or enterprise to criminal liabilities.

Competition Law

Pursuant to the Anti-unfair Competition Law of the People’s Republic of China (the “Competition Law”), as amended and effective in April 2019, business operators shall abide by the principles of voluntariness, equality, fairness, honesty and credibility, comply with laws and business ethics, and shall not conduct any act that disrupts the order of market competition or causes damage to the lawful rights and interests of other operators or consumers in violation of the Competition Law. Violations of the Competition Law may result in civil liability, the imposition of fines and, in serious cases, revocation of the operator’s business license as well as incurrence of criminal liability.

Administrative Measures for the Administration of Sales Promotion Activities of Retailers

According to the Administrative Measures for the Sales Promotion Activities of Retailers as promulgated in September 2006 and effective in October 2006, when undertaking sales promotion activities, retailers should follow the principles of lawfulness, fairness and good faith and may not impair the lawful rights and interests of consumers or other business operators. Furthermore, when undertaking sales promotion activities, a retailer should display the promotion contents at an eye-catching place in its business site and clearly mark the prices with the price tags; a retailer shall not cheat or induce the consumers to buy commodities by giving them a discount on the basis of a false original price or by marking a misleading price or taking a misleading price method; and a retailer shall not reduce the quality or after-sale service level for the promotion commodities. No retailer may undertake any sales promotion activity by making up a reason such as rummage sale, store dismantlement, termination of business, suspension of business or shifting to another business. Violations of the above rules may result in relevant administrative or criminal responsibilities.

Regulations Related to Online Trading

Administrative Measures for Online Trading.  According to the Administrative Measures for Online Trading as promulgated in January 2014 and effective in March 2014, where a company engages in online commodity trading and related services, it shall (a) obtain relevant administrative license for the commodities sold or services provided as required by law; (b) disclose the basic information indicated on its business license or give a hyperlink to its business license at a notable position of the homepage of its website or the webpage on its business operations; (c) state integral information of its commodities and the dealing details; (d) ensure the integrity of such commodities or services; (e) issue such purchase vouchers or service receipts such as invoices to consumers; (f) allow consumers to return the commodities within seven days from receiving the commodities without cause and refund the prices paid by consumers; (g) employ bold manners to remind consumers of clauses of significant interests to consumers; (h) not by standard terms and conditions and other means, impose unfair or unreasonable rules on consumers to exclude or restrict consumer rights, reduce or remit the responsibilities of dealers, aggravate the responsibilities of consumers, among others, or force consumers into any transactions by standard terms and conditions and technical means; and (i) protect the consumers’ private information. In addition, online commodity operators may not use unauthorized similar domain name, name or logo to mislead consumers, conduct misleading and false propaganda, make lottery sales, harm competitors’ business reputation or conduct other unfair competition acts. Violations of the above rules may result in the imposition of warning and the order to make corrections, and fines may be imposed if the violator refuses to do so.

Electronical Commerce Law. According to the Electronical Commerce Law of the People’s Republic of China (the “E-commerce Law”) as promulgated in August 2018 and effective in January 2019, a series of requirements on e-commerce are stipulated, i.e. natural persons, legal persons and unincorporated associations that are engaged in business activities of selling products or providing services over the Internet and other information networks, which shall include e-commerce platform operators, persons doing online business over e-commerce platforms, and e-commerce operators that sell products or provide services over their own websites or through other network services. Pursuant to the currently effective Administrative Measures for Online Trading, a natural person engaging in online trading of commodities and provision of relevant services shall conduct business activities through a third-party trading platform, and provide the platform with his or her valid and true contact and identity information, and if registration conditions are met, the natural person shall undergo industrial and commercial registration formalities in accordance with the law. However, the E-Commerce Law requires all e-commerce operators to go through the formalities for the registration of market entities, i.e. industrial and commercial registration formalities in accordance with the law, except for certain limited cases as stipulated in the E-commerce Law. According to Measures for the Investigation and Punishment of Unpermitted and Unlicensed Business Operations as promulgated in August 2017 and effective in October 2017, whoever engages in business operation without going through industrial and commercial registration formalities may be subject to punishment by local administrative authority for industry and commerce, including but not limited to being ordered to stop illegal conduct, confiscation of the illegal gains and imposition of fines of not more than RMB10,000. The E-commerce Law also requires e-commerce operators to protect consumers’ right to know as well as their right to choose, protect their personal information, and also requires e-commerce operators to clearly point out to consumers their tie-in sales in which additional services or products are added by merchants to a purchase, and not to assume consumers’ consent to such tie-in sales by default.

Regulations related to Foreign Invested Enterprises

According to the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2019) (the “Negative List”) as promulgated and effective in July 2019, the original Special Administrative Measures (Negative List) for the Access of Foreign Investment (2018) was repealed. Overseas investors are not allowed to invest in any foreign investment prohibited field on the Negative List and shall have an access permit for investing in a non-prohibited investment field on the Negative List. Fields not included in the Negative List for the market entry of foreign investment must be managed according to the principle of equal treatment of domestic and foreign investment.

The business scope of Bao Feng is nervonic acid research, the development of nervonic acid based herbal and chemical drugs and the sale of health supplements containing nervonic acid. According to the Negative List, the business scope of Bao Feng does not fall in any field on the Negative List and therefore is not subject to any special management measures for the access of foreign investment.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”), which was promulgated in March 2019 and became effective on January 1, 2020, replaced the three legacy laws on foreign invested enterprises including the Wholly Foreign-owned Enterprises Law of the People’s Republic of China (the “Wholly Foreign-owned Enterprises Law”) which was previously applicable to Bao Feng. The organizational form, organization structure and activities of a foreign-invested enterprise are now governed by the provisions of the Company Law of the People’s Republic of China, the Partnership Enterprise Law of the People’s Republic of China and other relevant laws. However, the Foreign Investment Law sets up a transitional period of 5 years after the implementation of the Foreign Investment Law, during which foreign-invested enterprises established according to the Wholly Foreign-owned Enterprise Law before the implementation of the Foreign Investment Law may maintain their original organization forms, etc. Specific implementing measures are to be prescribed by State Council.

Regulations on Intellectual Property Protection

Intellectual property rights, also known as “knowledge ownership rights,” refer to “property rights enjoyed by right holders for the intellectual work created by their intellectual work,” and are generally only valid for a limited time. Various intellectual creations such as inventions, designs, literary and artistic works, as well as signs, names and images used in commerce, can all be considered intellectual property owned by a person or organization. Since the 1980s, while continuously improving the construction of the domestic legal system, China has successively joined some major international conventions, treaties and agreements for the protection of intellectual property rights. In particular, on December 11, 2001, China became a member of the World Trade Organization’s Agreement on Trade-related Intellectual Property Rights.

Trademark. The Trademark Law of the PRC was passed by the National People’s Congress on August 23, 1982 and last amended in April 2019 (effective November 1, 2019). The law states that an applicant for trademark registration should fill in the product category and product name of the used trademark in accordance with the stipulated commodity classification form and file an application for registration. Trademark registration applicants can apply for registration of the same trademark for multiple categories of goods through one application. A registered trademark is valid for a period of ten years from the date of approval of the registration. If the registered trademark has expired and it needs to continue to be used, the trademark registrant must go through the renewal formalities within 12 months before the expiration of the time limit; if it cannot be handled during this period, it may grant a grace period of six months. Each renewal registration is valid for a period of ten years, counting from the date following the expiration of the previous validity period of the mark. If registrants fail to complete the renewal formalities at the expiration of the time limit, their registered trademarks are cancelled. In addition, if the registered trademark is a well-known trademark, it is managed in accordance with the Regulations on the Recognition and Protection of Well-known Trademarks issued by the State Administration of Industry and Commerce on July 3, 2014. The regulation states that well-known trademarks are trademarks that are well-known to the relevant public in China. The relevant public includes consumers who are related to the use of a certain type of goods or services marked by the trademark, other operators who produce the aforementioned goods or provide services and the sellers and related personnel involved in the distribution channels. The recognition of well-known trademarks follows the principle of case identification and passive protection.

As of September 30, 2023, Bao Feng has registered, or filed applications to register, 20 trademarks in the PRC.

Copyright. The Copyright Law as amended in February 2010 and effective in April 2010, and the Regulations for the Implementation of Copyright Law as amended in January 2013 and effective in March 2013, provide protection to copyright of the works of Chinese citizens, legal persons or other organizations, whether published or not. The copyright includes multiple types of personal rights and property rights: right of publication, authorship, alteration, integrity, reproduction, distribution, rental, exhibition, performance, projection, broadcasting, dissemination via information network, cinematography, adaptation, translation, compilation and so on. The protection of an author’s rights of authorship, alteration and integrity shall not be subject to a limit, while the term of protection with respect to a citizen’s work for the right of publication, reproduction and others is the lifetime of the author plus 50 years. The term of protection for the right of publication and other rights to the work of a legal person or other organization, or a work for hire in which the copyrights (excluding the right of authorship) shall vest in a legal person or other organization, shall be 50 years, and shall end on December 31 of the 50th year after the work’s first publication. Use of another’s work shall be subject to conclusion of a licensing contract while under certain circumstances a work may be used without authorization and without payment of remuneration, such as for personal study, research or enjoyment.

As of September 30, 2023, Bao Feng owns 18 computer software copyrights in the PRC.

Patent. According to the Patent Law as amended in December 2008 and effective in October 2009, and Rules for the Implementation of the Patent Law as amended in January 2010 and effective in February 2010, inventions, utility models and designs are encouraged and the lawful rights and interests of patentees are protected. Invention patents are valid for 20 years, while design patents and utility model patents are valid for 10 years, from the date of application. The Chinese patent system adopts a first-to-file principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. Any organization or individual that intends to exploit the patent of another person shall conclude a license contract with the patentee and pay the royalties. The use of a patent without the consent of or a proper license from the patent owner constitutes an infringement of the owner’s patent rights.

As of September 30, 2023, Bao Feng owns 19 invention patents in the PRC.

Foreign Currency Exchange

The Regulations on Foreign Exchange Management of the PRC were promulgated by the State Council of the PRC on January 29, 1996 and revised on January 14, 1997 and August 1, 2008, respectively. The regulations stipulate that foreign exchange income from current accounts of domestic institutions shall be sold to the designated foreign exchange bank in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, or be approved to open foreign exchange accounts in designated foreign exchange banks. The remittances used by domestic institutions for the current account shall be paid in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, with valid certificates and commercial documents, to foreign exchange designated banks. Foreign exchange collections and import payments made by domestic institutions shall be subject to verification procedures in accordance with the regulations of the State on the management of the cancellation of foreign exchange receipts for export and the verification of the import payment and foreign exchange cancellation. Foreign exchange earnings from capital accounts of domestic institutions shall be subject to the opening of foreign exchange accounts in designated foreign exchange banks in accordance with the relevant regulations of the State and shall be approved by the foreign exchange administrative authority if they are sold to designated foreign exchange banks.

On October 21, 2005, the State Administration of Foreign Exchange (“SAFE”) issued a Circular on the Relevant Issues Concerning Domestic Investors Financing through Overseas Special Purpose Vehicles and Foreign Exchange Management of Return Investment, namely Circular 75, which came into effect on November 1, 2005. The term “special purpose company” as mentioned in the circular refers to an overseas company directly established or indirectly controlled for the purpose of overseas equity financing (including convertible bond financing) by a domestic resident legal person or a domestic resident natural person with the assets or equity of a domestic company held by it. The “return investment” in the circular refers to the direct investment activities carried out by domestic residents through the special purpose company, including but not limited to the following methods: purchasing or replacing the Chinese company’s equity in a domestic company, setting up a foreign-invested enterprise in the country and purchasing or negotiating the control of domestic assets through the company, negotiating the purchase of domestic assets, establishing a foreign-invested enterprise with the investment in the asset and increasing the capital of the domestic enterprise. The “domestic resident legal person” in the circular refers to a legal person and other economic organization legally established in China; “domestic resident natural person” refers to a natural person holding a legal ID card such as an ID card or passport of the PRC, or natural persons habitually residing in China because of economic interests although they do not have legal status in China. The term “control” in this circular refers to the acquisition, trust, holding, voting right, repurchase, convertible bonds, etc. of domestic residents to acquire the operating right, income right or decision-making right of a special purpose company or a domestic company. Before a domestic resident establishes or controls an overseas special purpose company, he must, with relevant materials, apply to the local foreign exchange branch and foreign exchange administration department (hereinafter referred to as the SAFE) to apply for foreign exchange registration procedures for overseas investment. Domestic residents who inject the assets or equity of domestic enterprises owned by them into special purpose companies or conduct overseas equity financing after injecting assets or equity into special purpose companies, must go through the formalities for the change in the foreign exchange registration of overseas investment in relation to their equity in the special purpose company and their changes, and they should provide relevant materials when handling. After injecting a special purpose company or investing in foreign equity financing after injecting assets or equity into a special purpose company, the company shall handle the foreign exchange registration change procedures for overseas investment in relation to the equity of the special purpose company and its changes and shall provide relevant material. After completing procedures for the foreign exchange registration and change of overseas investment in accordance with regulations, the domestic residents may pay special purpose companies for profits, dividends, liquidation, equity conversion, capital reduction, etc. If a special purpose company has any significant capital changes such as capital increase or reduction, equity transfer or replacement, merger or division, long-term equity or debt investment, external guarantee, etc. and does not involve return investment, the domestic residents must apply to SAFE for handling the change of foreign exchange registration of overseas investment or filing procedures within 30 days from the occurrence of major events. If a domestic resident set up or controlled a special purpose company abroad before the implementation of this notice and completed the return investment but failed to register the foreign investment registration of the foreign investment according to the provisions, he was required to go to the local SAFE to renew the foreign investment registration of the foreign investor before March 31, 2006 according to the provisions of this notice. After completing the renewing registration of foreign exchange registration of overseas investment, SAFE may handle foreign exchange registration procedures for foreign investment and foreign debt for the relevant domestic enterprise.

On August 29, 2008, SAFE issued a Circular on the Improvement of the Business Operations Related to Foreign Exchange Capital Payment and Foreign Exchange Capital Management of Foreign-invested Enterprises, that is, Circular No. 142. The circular indicates that the RMB funds received from the foreign exchange enterprise’s capital gains shall be used within the business scope approved by the government approval department. Unless otherwise specified, the RMB funds obtained through settlement shall not be used for domestic equity investment. Excluding commercial real estate investment enterprises, foreign-funded enterprises may not purchase domestic real estate that is not for their own use in the form of RMB funds obtained through capital settlement. The use of RMB funds from foreign exchange-funded enterprises for capital investment in securities shall be implemented in accordance with relevant state regulations.

On November 9, 2011, SAFE issued a circular on further clarifying and standardizing issues concerning the management of foreign exchange operations for certain capital accounts, namely Circular 45, which clarified the scope of application of Circular 142. The circular pointed out that foreign-invested enterprises must not use the RMB funds derived from the foreign exchange capital settlement for domestic equity investment. Foreign-invested enterprises with equity investment approved by the relevant competent authorities must use their foreign exchange capital and domestic Chinese-funded institutions must use the foreign exchange funds in the asset liquidation account for domestic equity investments, with reference to the principle of foreign exchange capital contribution management of foreign-invested companies. Foreign-funded enterprises must not issue entrusted loans, repay inter-enterprise loans (including third-party advances) or repay bank loans that are re-lending to third parties in the form of RMB funds derived from foreign exchange capital settlement. Foreign-funded enterprises may not, in principle, deliver various types of deposits in the form of RMB funds derived from foreign exchange capitalization. Funds in the dedicated deposit account may not be settled.

On July 4, 2014, SAFE issued a circular on the issues relating to the pilot reform of foreign exchange capital management of foreign-invested enterprises in certain regions (i.e., Circular 36). The circular pointed out that since August 4, 2014, pilot projects for the reform of the management of foreign exchange capital in foreign exchange enterprises will be carried out in some regions. The foreign exchange capital recognized in the capital contribution account of a foreign-invested enterprise through the foreign exchange administration where it is located can be processed at the bank according to the actual business needs of the enterprise. The capital of a foreign-invested enterprise and the RMB funds derived from its settlement of foreign exchange shall not be used for the following purposes:

(i)	it shall not be used directly or indirectly for expenditures outside the scope of business operations or prohibited by national laws and regulations;

(ii)	unless otherwise provided by laws and regulations, no direct or indirect investment in securities may be used;

(iii)	may not directly or indirectly be used to issue RMB entrusted loans (except for business scope permits), repayment of inter-enterprise loans (including third-party advances), and repayment of bank-denominated loans that have been transferred to third parties; and

(iv)	except for commercial investment in real estate companies, they may not be used to pay for the purchase of non-self-use real estate.

Also, on July 14, 2014, SAFE issued a circular on the related issues concerning Domestic Residents’ Foreign Investment through Special Purpose Companies and Foreign Exchange Management for Return Investment (“Circular 37”), which replaced Circular 75. Compared with Circular 75, Circular 37 further simplified and facilitated the cross-border capital transactions of domestic residents involved in investment and financing activities through special purpose companies. The circular stipulates that SAFE shall exercise registration management for the establishment of special purpose companies for domestic residents. Before a domestic resident can use the legal assets or rights at home and abroad to invest in a special purpose company, he shall apply to SAFE for the foreign exchange registration formalities for overseas investment. If the domestic residents’ profits and bonuses obtained from special purpose companies are transferred back to China, they shall be handled in accordance with the current regulations on foreign exchange management; if the foreign exchange income from capital changes is transferred back to China, they shall be handled in accordance with the foreign exchange management provisions for capital accounts.

On March 30, 2015, SAFE issued a notice on reforming the foreign exchange capital management of foreign-invested enterprises, namely, Circular No. 19, which took effect on June 1, 2015. The circular indicates that SAFE has decided to implement the reform of foreign exchange capital management of foreign-invested enterprises on a nation-wide basis after summarizing the pilot experience in previous regions. At the same time, Circular 142 and Circular 36 were repealed.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions by wholly foreign owned enterprises include the Company Law, as amended and effective in October 2018, the Foreign Investment Law and Regulation on the Implementation of the Foreign Investment Law as promulgated and effective in January 2020. Under these laws and regulations, wholly foreign owned enterprises in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with the PRC accounting standards and regulations. Additionally, a wholly foreign owned enterprise is required, as other enterprises subject to PRC laws, to set aside at least 10% of its after-tax profits each year, if any, to fund statutory reserve funds of the enterprise until the cumulative amount of such funds reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Under the relevant PRC law, no net assets other than the accumulated after-tax profits can be distributed in the form of dividends.

Regulations on Labor

According to the Labor Law of the PRC (promulgated in 1994, amended in 2009), Labor Contract Law of the PRC (promulgated in 2007, amended in 2012) and Implementation Regulations of the Labor Contract Law of the PRC (promulgated in 2008), it is stipulated that employers and laborers should establish labor contracts when they establish labor relations. The labor contract concluded according to law is binding, and employers and laborers shall perform the obligations stipulated in the labor contract. Where a labor relationship has been established and a written labor contract has not been concluded at the same time, a written labor contract shall be concluded within one month from the date of employment. Where an employer and a laborer conclude a labor contract prior to employment, the labor relationship shall be established from the date of employment. The state implements a minimum wage security system. The specific standards for minimum wages are stipulated by the people’s governments of provinces, autonomous regions and municipalities directly under the Central Government and reported to the State Council for the record. The employer’s payment of laborers’ wages must not be less than the local minimum wage standard. The employer must provide laborers with labor safety and hygiene conditions that are in compliance with the state regulations and necessary labor protection supplies. Workers engaged in occupational hazard operations should carry out regular health checks.

The provisions concerning the employment of foreigners in China are mainly based on the Regulations on the Administration of Employment of Foreigners in China jointly issued by the Ministry of Labor, the Ministry of Public Security, the Ministry of Foreign Affairs and the Ministry of Foreign Trade and Economic Cooperation on January 22, 1996, as amended on November 12, 2010 and March 13, 2017. The regulation states that employers employing foreigners must apply for employment permits for the foreigner. Foreigners can only be hired after obtaining permission and obtaining the Employment License for Foreigners of the PRC (hereinafter referred to as “permit”). Foreigners employed in China should enter the country on a Z-visa (if they have a mutual visa exemption agreement, they should be dealt with according to the agreement). After entering China and obtain the Foreigner’s Employment Permit (hereinafter referred to as “employment permit”), they will be able to obtain employment in China. Foreigners who have not obtained a residence permit (namely, those with F, L, C and G visas), foreigners studying in China or performing internships and dependents of foreigners holding a Z visa may not be employed in China. In exceptional circumstances, the employer may apply for a permit in accordance with the approval procedures stipulated in these Regulations. Foreigners employed with a permit to the public security agency change their status and apply for an employment permit or residence permit. Employing units and foreigners hired shall conclude labor contracts according to law. The duration of a labor contract must not exceed five years. When the employment contract signed between the foreigner and the employing unit expires, the employment permit will be invalid.

The circular concerning the Handling of Work Permits for Foreign Experts Coming to China issued by the State Administration of Foreign Experts Affairs on September 30, 2004, states that foreign experts hired to work in China should obtain the Work Permit for Foreign Experts to Come to China. Foreign experts applying for Work Permits for Foreign Experts to Work in China shall abide by Chinese laws and regulations, be in good health, have no criminal record and meet one of the following conditions:

(i)	to implement intergovernmental agreements and agreements between international organizations, and foreign trade contracts, foreign professional skills or management personnel working for employment in China;

(ii)	foreign professionals who are engaged in education, scientific research, journalism, publishing, culture, arts, health, sports, etc. in China;

(iii)	appointed as a deputy general manager or above in an enterprise in China, or a foreign professional or technical person enjoying equal treatment;

(iv)	foreign experts or human agency agencies accredited by the State Administration of Foreign Experts Affairs Representatives of nationalities; and

(v)	applicants for work in the fields of economy, technology, engineering, trade, finance, accounting, taxation, tourism, etc., with special expertise, foreign professional skills or management personnel in short supply in China.

Foreign experts in paragraphs (ii) and (iii) shall have a bachelor’s degree or above and more than 5 years of relevant work experience. All units intending to hire foreign experts shall be entitled to Accreditation of Foreign Experts Units and obtain the Certificate of Employment of Foreign Expert Units. This certificate is the basic proof of foreign nationals applying for work permits, invitation letters, foreign expert certificates and residence procedures in China. The Provincial Foreign Experts Bureaus, State Council related ministries and commissions, and the directly affiliated agencies’ foreign affairs divisions (bureaus) are responsible for the annual inspection work of the local or department according to the annual inspection notice issued by the State Administration of Foreign Experts Affairs and submit the regional annual inspection report to the State Administration of Foreign Experts Bureau by the end of December. The National Bureau of Foreign Experts conducts annual inspections of all eligible units from January 1 to January 31 every year.

According to the decision regarding the cancellation of 13 administrative licenses of the State Council issued by the State Council on February 13, 2016, the accreditation of foreign experts by the State Foreign Experts Bureau was cancelled.

On March 28, 2017, the State Administration of Foreign Experts Affairs, the Ministry of Human Resources and Social Security, the Ministry of Foreign Affairs and the Ministry of Public Security jointly issued a notice on the Full Implementation of the Work Permit System for Foreigners to Come to China. The circular states that foreigners allowed to work in China will receive Work Permits for Foreigners to Come to China to replace Foreigner Employment Permits and Foreign Experts to Work Permits in China since April 1, 2017.

Although Bao Feng does not currently employ any foreigners, management hopes to employ foreigners and foreign experts in the future as part of its expansion plan.

Tax regulations

PRC corporate income tax. On March 6, 2007, the National People’s Congress of the PRC issued the Enterprise Income Tax Law of the PRC, which was implemented on January 1, 2008 and revised on February 24, 2017. The tax law stipulates that foreign-invested enterprises and domestic enterprises have an income tax rate of 25%.

On April 22, 2009, the State Administration of Taxation issued a notice on Relevant Issues of Overseas Registered Chinese-Funded Controlled Enterprises Recognized as Resident Enterprises on the Basis of Actual Management Institutional Standards, which became effective on January 1, 2008. The circular states that overseas Chinese-invested enterprises that meet the following conditions shall determine that they are resident companies of the actual administrative agency in China (hereinafter referred to as non-domestically registered resident enterprises), implement corresponding tax administration and collect corporate income tax on their income from inside and outside China:

(i)	the places where senior management personnel responsible for the implementation of daily production and operation management operations and their senior management departments perform their duties are mainly located in China;

(ii)	the company’s financial decisions (such as borrowings, lending, financing, financial risk management, etc.) and personnel decisions (such as appointments, dismissals, remunerations, etc.) are determined by institutions or personnel located in China or need to be approved by an organization or person located in China;

(iii)	the company’s main property, accounting book, company seal, board of directors and minutes of shareholders’ meetings, etc. are located or stored in China; and

(iv)	50% or more of the voting directors or senior executives of the corporation often reside in China.

On July 27, 2011, the State Administration of Taxation issued an announcement on the issuance of the Administrative Measures on the Income Tax of Overseas-registered Chinese-controlled Holding Enterprises (Trial), which took effect on September 1, 2011. The measure points out that non-domestic-registered resident enterprises shall, in accordance with relevant Chinese laws and regulations and regulations of the competent departments of finance and taxation under the State Council, formulate financial and accounting statements, and shall, within 15 days from the date of receipt of tax registration certificates, submit the enterprise’s financial and accounting systems or financial accounting, the handling methods and related information to the competent tax authorities for the record. Non-domiciled registered resident companies that obtain dividends, bonuses and other equity investment income derived from China, income from interest, rent, royalties, transfer of property income and other income, shall issue a copy of the company’s Certificate of Resident Identity of Overseas-registered Chinese-controlled Enterprises issued by the company. According to Article 26 of the Corporate Income Tax Law of the PRC and Articles 17, 18 and 91 of the Implementation Regulations on Enterprise Income Tax Law of the PRC, the following income of enterprises is tax exempt income:

(i)	interest income from government bonds;

(ii)	dividends, bonuses and other equity investment gains among eligible resident companies;

(iii)	non-resident enterprises that have established establishments in China obtain dividends, dividends, and other equity investment income from resident enterprises that are actually in contact with the institution or site; and

(iv)	income of qualified non-profit organizations.

The applicable tax rate for income obtained by non-resident enterprises is 20%. Corporate income tax on income earned by non-resident enterprises is levied at the rate of 10%. That is to say, general overseas companies transferring 10% of the corporate income tax shall be subject to the transfer of equity in Chinese enterprises or the dividend distribution of Chinese enterprises. However, if the non-resident enterprise is a resident enterprise belonging to a country or region that has signed a tax treaty or arrangement with China, it may enjoy preferential tax treaty provisions.

Small-scale and low-profit enterprises that meet certain conditions are subject to a 10% income tax rate. According to Notice 13 (2019) on Implementing the Policy of Inclusive Tax Relief for Small and Micro Enterprises issued by the Ministry of Finance and State Administration of Taxation on January 17, 2019 that become effective from January 1, 2019 to December 31, 2021, in order for an enterprise to qualify as a small-scale and low-profit enterprise, its annual taxable income must not be more than RMB3 million; its number of employees must not exceed 300; and its total assets must not exceed RMB50 million. A qualified small-scale and low-profit enterprise can enjoy a reduced income tax rate of 5%, as compared with a general income tax rate of 25%, on annual taxable income not exceeding RMB1 million, and the remaining income (i.e. annual taxable income from RMB1 million to RMB3 million) can enjoy a reduced income tax rate of 10%.

High and new technology enterprises that satisfy regulatory requirements on high and new technology area, science and technology personnel, R&D expense, high and new technology income, innovation capability, etc., are taxed at a preferential income tax rate of 15%.

Bao Feng qualifies as a small scale and low-profit enterprise as well as a high and new technology enterprise, and is subject to the following income tax rates:

Annual taxable income	Corporate Income tax rate

Not more than RMB1 million	5%
RMB1 million to RMB3 million	10%
Exceeding RMB3 million	15%

PRC withholding tax. Foreign enterprises have no institutions or places in China, but have obtained profits, interest, rent, royalties and other income from China, or have established institutions or places, but the above-mentioned income has no actual connection with institutions and places. The amount of income is subject to withholding income tax. In accordance with the accrued method, the payer (payer) pays the tax on the proceeds (payments) to the beneficiary (the payee). The withholding income tax belongs to personal income tax or corporate income tax, but it is only a source of income tax control. It is a taxation of a personal income tax or corporate income tax.

In 2008, China began to impose a dividend withholding income tax on foreign-invested enterprises at a tax rate of 20%, generally levied at 10%. Hong Kong, Macao, Singapore, Seychelles and others have signed tax treaties with China or have special taxes. The preferential national tax rate for the countries in the arrangement is as low as 5%. Therefore, when a Hong Kong company affiliated to the group obtains the after-tax profits distributed by the mainland Chinese company it invests, the mainland Chinese company must withhold and pay 5% of the withholding income tax.

In addition, Notice No. 88 (2017) on “the Issues Concerning the Direct Investment of Foreign Investors in Distributing the Withholding Income Tax Policy” stipulates that foreign investors who meet the conditions of direct investment shall not be subject to withholding tax.

PRC Business Tax and Value-Added Tax (VAT). On March 23, 2016, the Ministry of Finance and the State Administration of Taxation issued a circular on the Full Implementation of the Business Tax Levy of VAT Pilots. The circular indicates that since May 1, 2016, pilots for the change of business tax to VAT have been fully promoted throughout the country, and all business tax taxpayers, including Bao Feng, were included in the scope of the pilot and were changed from paying business tax to paying VAT. According to notice No. 36 (2016) issued by the Ministry of Finance and the State Administration of Taxation, the Comprehensive Project replaces Business Tax with Value-added Tax. VAT standard rates are 6% to 17% of the gross sales price. A credit is available whereby VAT paid on the purchase of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

According to notice No. 13 (2019), the VAT small-scale taxpayers with monthly sales of less than RMB100,000 are exempt from VAT. The implementation date of this paper is from January 1, 2019 to December 31, 2021. According to the "Notice of the State Administration of Taxation on Issues Concerning the Exemption of Value-Added Tax for Small and Micro Enterprises" (State Administration of Taxation Announcement No. 52 of 2017, now abolished), from January 1, 2018 to December 31, 2020 sales of small-scale VAT taxpayers shall not exceed RMB 30,000 (tax payment of RMB90,000 per quarter) and enjoy the preferential policy of exemption from VAT.

Bao Feng currently pays a value-added tax of either 9% or 13% on sales, depending on the product, and 6% on technical services.

MANAGEMENT

Officers and Directors of the Company

The names, titles and ages of the members of the Company’s Board of Directors and executive officers as of the date of this prospectus are as set forth in the below table. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Ting Ting Chang	33	President, Chief Executive Officer, Secretary and Director

Fung Ming Pang	53	Chief Financial Officer and Director

Chi Wai (Gabriel) Tse	55	Independent Director

Dr. Shuo Dong	59	Independent Director

Dr. Chinghai Ning	51	Independent Director

Ting Ting Chang serves as our Chief Executive Officer, President, Secretary and director, and has held those positions since May 4, 2017. Since 2013, Ms. Chang has worked at Beijing Acer Truncatum Century Agricultural Science and Technology Co., Limited ("Beijing Acer"), which changed its name to Bao Feng Bio-Technology (Beijing) Limited in August 2017. From 2013 to 2016, she served as Beijing Acer's sales manager responsible for planning, implementing and directing the sales activities of the company including developing strategic plans, budget preparation and coordination of the sales teams. From 2016 to the present, Ms. Chang has served as Beijing Acer's Chief Executive Officer responsible for setting strategy and direction, modeling and setting the company's culture and values, leading and training the senior executive team and allocating capital. In 2013, Ms. Chang received a Master of Sciences degree in Technology and Innovation Management from Sussex University in the United Kingdom and in 2012 she received a Bachelor of Science degree in Product Design from the same university. Ms. Chang is not compensated for serving as the Company’s Chief Executive Officer, President and Secretary.

Fung Ming Pang has served as our Chief Financial Officer and director since May 2020. Ms. Pang is a member of the Hong Kong Institute of Certified Public Accountants and of the Association of Chartered Certified Accountants. Since July 2005, Ms. Pang has served as Managing Director of AGCA CPA Limited, a certified public accounting firm registered with the Hong Kong Institute of Certified Public Accountants, which provides audit, tax and advisory services to individuals and corporations. In 1995, she helped start Able Secretarial Services Limited, which currently provides corporate management services to, and serves as government liaison for, approximately 50 companies registered in Hong Kong, and she has served as its Managing Director since February 2012. Ms. Pang holds a Bachelor of Business Administration degree from the Chinese University of Hong Kong.

Chi Wai (Gabriel) Tse was appointed as an independent non-executive director effective August 1, 2022. Mr. Tse has more than 25 years of experience in handling audit related matters, financial advisory and compliance matters as well as market development. He has served as Chief Financial Officer and an Executive Director of BizWell Capital Inc., which intends to apply for listing of its securities on the Nasdaq Global Market, since February 2022 and has served as an independent non-executive director of China Environmental Technology Holdings Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code: 0646), since May 2015 and Great Water Holdings Limited, a company listed on the GEM of The Stock Exchange of Hong Kong Limited (Stock Code: 8196), since December 2015. China Environmental Technology Holdings Limited and Great Water Holdings Limited both specialize in the provision of waste management services in China. From January 2011 until August 2021, Mr. Tse was an executive director of Jihsun Financial Holding Company Limited, a Taiwan listed company that operates bank, securities brokerage and other financial services in Taiwan. From June 2010 to July 2019, Mr. Tse was an executive director, company secretary and chief financial officer of China Information Technology Development Limited (“CITD”), a company listed on the GEM of The Stock Exchange of Hong Kong Limited (Stock Code: 8178) that specializes in the development and implementation of IT related services in Mainland China. In July 1989, he joined Arthur Andersen & Co., then the largest audit and accounting firm worldwide, where he became a qualified accountant and he left the firm as an audit manager in April 1999. Mr. Tse graduated from the University of Hong Kong in June 1989 with a bachelor’s degree in social science studies (Economics and Management Studies). He is a practicing member of the Hong Kong Institute of Certified Public Accountants and a member of the Institute of Certified Accountants in England and Wales.

Shuo Dong was appointed as our independent non-executive director effective August 1, 2022. Since November 2019, Dr. Dong has been the vice president of research and innovation for Kindstar Global (Beijing) Medicine Technology, Inc. From February 2015 through October 2019, Dr. Dong was an associate professor at Sbarro Institute for Cancer Research, Department of Biology, College of Science and Technology at Temple University in Philadelphia, PA. From January 2003 through July 2014, Dr. Dong was an assistant professor in the Department of Medicine at Baylor College of Medicine in Houston, Texas. From March 1999 through February 2008, Dr. Dong was an associate professor at the Shanghai Institute of Hematology/Shanghai Ruijin Hospital, Shanghai Jiaotong University Medical School and from February l996 through February 1999, Dr. Dong held a post-doctoral fellowship in the Department of Biochemistry at the University of Hong Kong. The focus of Dr. Dong's research has been the characterization of the mechanisms of transcriptional regulation that are corrupted in hematological malignancies. By identification and molecular dissection of the transcriptional and especially epigenetic networks deregulated by leukemogenic/chimeric 2 transcription factors and epigenetic modulators, his work has been providing novel and important mechanistic insights into the molecular basis of hematological malignancies and, based on these works, providing fruitful avenues for the development of specific therapeutic interventions. In June 1986, Dr. Dong earned a B.S.M. (equivalent to an M.D.) in Medicine at the Tong-Ji Medical University in Wuhan, China. In June 1992, Dr. Dong earned a Master of Science in Molecular Hematology at the Shanghai Jiao Tong University School of Medicine where he won the Best Graduate Student Award. In June 1995, Dr. Dong earned a Ph.D. in Molecular Hematology at the Shanghai Jiao Tong University School of Medicine. Dr. Dong has received several other awards, including: (i) The Award for Improving National Science and Technology (1995); (ii) Chao Award, Department of Medicine at Baylor College of Medicine (2003); and (iii) Science & Technology Progress Awards of Shanghai, First Class (1997). Dr. Dong was touted as one of the top ten authors of high-citation papers by the China Ministry of Science and Technology in Beijing. He has over fifty publications, including the award of Spotlight on Faculty, "Exploring Chromosomal Translocations in Acute Promyelocytic Leukemia:” MEDICINE Summer 2005 Vol. 6; No. 3:3, Baylor College of Medicine, Houston, Texas.

Chinghai Ning was appointed as an independent non-executive director effective June 16, 2023. Dr. Ning has over 30 years of experience serving in the medical field. While attending medical school at the University of Buenos Aires, Argentina, Dr. Ning was: (i) employed as a counselor in the Department of Biophysics from 1994-1995; (ii) assistant professor at the Department of Biophysics from 1996-1997; (iii) lab director for the Department of Biophysics from 1998-2001; and (iv) intern at the Federal Police Hospital Churruca Vizca from 1997-1999. After graduation in 1999, Dr. Ning was employed as an associate professor of physics science in the Department of Radiology at the University of Buenos Aires, Argentina from 1999-2001, a resident physician at the Federal Police Hospital Churruca Vizca from 1999-2002 and a doctor at IOMA where he reviewed medical insurance claims from 2002-2003.

From approximately 2003 through 2011, Dr. Ning was employed as a medical director at Argentina DANDT S.A., an importer and seller of medical equipment, devices and consumables, where he worked with importing and wholesaling, among other things. Subsequently, Dr. Ning served as the director of the purchasing department, where he was responsible for managing foreign trade, and as a vice-president responsible for the planning, strategy and design of all of the company’s product marketing.

From 2011 to 2013, Dr. Ning was employed as the project supervisor of the U.S. in China at OSG Holding Corporation, where he was responsible for orchestrating financing in China. From 2013 through 2016, he was employed at Anhui ZST, an import/export company, where he was responsible for the sale of medical consumables in Latin America. Lastly, from 2016 to the current date, Dr. Ning is employed by SOMECO Electronic S.A., where he is responsible for all of China. Dr. Ning has also been made an independent partner in that company. In addition, Dr. Ning is the chief representative of Argentina’s Salta province in China where he is responsible for promoting bilateral relations and developing economic trade between the sister cities.

Dr. Ning received his medical degree from the University of Buenos Aires, Argentina, in 1999. He is a Member of the Argentina China Industry and Commerce Association.

Family Relationships

There are no family relationships among the directors or executive officers of the Company.

Committees of the Board of Directors

Audit Committee

Mr. Tse, Dr. Dong and Dr. Ning will serve on the audit committee, which will be chaired by Mr. Tse. Our Board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Tse as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	Appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	Pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	Reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	Reviewing and discussing with management and our independent registered public accounting firm our annual and interim financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	Coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	Reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

●	Reviewing earnings releases; and

●	Such other responsibilities as may be delegated to it from time to time by the Board of Directors.

Compensation Committee.

Dr. Ning, Mr. Tse and Dr. Dong will serve on the compensation committee, which will be chaired by Dr. Ning. Our Board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	Reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer ("CEO"), evaluating at least annually the CEO's performance in light of those goals and objectives and determining and approving the CEO's compensation level based on this evaluation;

●	Reviewing and approving the proposed compensation for all officers of the Company other than the CEO and the aggregate amount of compensation being paid or potentially payable to the Company's officers;

●	Reviewing and making recommendations to the Board of Directors regarding the compensation policy for executive officers and directors of the Company, and such other officers of the Company as directed by the Board, and regarding all forms of compensation, including all plan and non-plan compensation to be provided to the executive officers of the Company;

●	Reviewing and making recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company's employees and the criteria by which bonuses to the Company's employees are determined;

●	Acting as Administrator of any stock option plan and administering, within the authority delegated by the Board of Directors, any Employee Stock Purchase Plan adopted by the Company;

●	Reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans, in each case consistent with the terms of such plans;

●	Reviewing and making such recommendations to the Board of Directors as the compensation committee deems advisable with regard to policies and procedures for the grant of equity-based awards by the Company;

●	Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

●	preparing the compensation committee report required by SEC rules, if and when required; and

●	Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

Nomination Committee

Dr. Dong, Dr. Ning and Mr. Tse will serve on the nomination committee, which will be chaired by Dr. Dong. Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	Reviewing the composition and size of the Board of Directors, determining the criteria for membership on the Board and conducting an annual evaluation of the Board;

●	Identifying, considering and recommending candidates to fill new positions or vacancies on the Board of Directors, and reviewing any candidates recommended by stockholders in accordance with our Articles of Association;

●	Establishing procedures to be followed by security holders in submitting recommendations for director candidates to the nomination committee;

●	Periodically reviewing the composition of each committee of the Board of Directors, making recommendations to the Board for the creation of additional committees or the change in mandate or dissolution of committees and annually recommending to the Board persons to be members of the various committees and Committee Chairperson; and

●	Reviewing and monitoring compliance with the Company's Code of Business Conduct and Ethics, considering questions of possible conflicts of interest of directors and officers and reviewing actual and potential conflicts of interest of directors and officers and clearing any involvement of such persons in matters that may involve a conflict of interest.

While we do not have a formal policy regarding Board diversity, our nomination committee and Board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Auditor

On February 25, 2022, we dismissed Centurion ZD CPA & Co. (“Centurion ZD”) as our independent registered public accounting firm. The reports of Centurion ZD on our financial statements for the fiscal years ended March 31, 2020 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended March 31, 2020 and 2021 and the subsequent interim period preceding Centurion ZD’s dismissal, there were no disagreements with Centurion ZD, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Centurion ZD, would have caused them to make reference to the subject matter of the disagreement in connection with their report on our financial statements. The decision to change our independent accountant was approved and ratified by our Board of Directors on February 25, 2022.

During our fiscal years ended March 31, 2020 and 2021 and the subsequent interim period preceding Centurion ZD’s dismissal, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”).

We provided Centurion ZD with a copy of the disclosure before filing our Report on Form 6-K regarding our change of accountants. We requested that Centurion ZD provide us with a letter addressed to the SEC stating whether or not it agreed with the above statements, and we received a letter from Centurion ZD stating that it agreed with the above statements. A copy of such letter, dated as of February 28, 2022, was filed as Exhibit 99.1 to the Report.

We engaged K. R. Margetson Ltd. (“Margetson”) as our new independent registered public accounting firm effective February 25, 2022. During the two preceding fiscal years and through the date of Margetson’s engagement, we did not consult with Margetson regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In approving the selection of Margetson as our new independent registered public accounting firm, our Board of Directors considered all relevant factors, including the fact that Margetson is not located in China or Hong Kong.

On May 4, 2023, we accepted the resignation of Margetson as our independent registered public accounting firm for the fiscal year ended March 31, 2023 and thereafter, and on September 13, 2023 we accepted the resignation of Margetson as our independent registered public accounting firm for the fiscal year ended March 31, 2022. The report of Margetson on our financial statements for the fiscal year ended March 31, 2022 contained no adverse opinion or disclaimer of opinion and was not modified. During our fiscal year ended March 31, 2022 and the subsequent interim period preceding Margetson’s resignation, we had no disagreements with Margetson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Margetson, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such period. The decision to accept the resignation and change our independent accountant for the fiscal year ended March 31, 2023 and thereafter was approved and ratified by our Board of Directors on May 4, 2023. The decision to accept the resignation and change our independent accountant for the fiscal year ended March 31, 2022 was approved and ratified by our Board of Directors on September 13, 2023.

During our fiscal year ended March 31, 2022 and the subsequent interim period preceding Margetson’s resignation, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

We provided Margetson with a copy of the disclosure before filing our Report on Form 6-K regarding our change of accountants. We requested that Margetson provide us with a letter addressed to the SEC stating whether or not it agreed with the above statements, and we received a letter from Margetson addressed to the SEC stating that it agreed with the above statements. A copy of such letter, dated May 11, 2023, was filed as Exhibit 99.1 to the Report.

We re-engaged Centurion ZD as our new independent registered public accounting firm effective May 4, 2023, and on September 14, 2023 we engaged Centurion ZD to re-audit our financial statements for the fiscal year ended March 31, 2022. During the fiscal year ended March 31, 2022 and through the date of Centurion ZD’s re-engagement, we did not consult with Centurion ZD regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In approving the selection of Centurion ZD as our new independent registered public accounting firm, our Board of Directors considered all relevant factors, including that Centurion ZD was previously engaged as our independent registered public accounting firm, which audited our financial statements for the fiscal years ended March 31, 2020 and 2021.

Officers, Directors and Key Employees of Bao Feng

Name	Age	Positions
Ting Ting Chang	33	Chief Executive Officer
Xianyang Chen	39	Chief Technical Officer
Yu Gao	39	Chief Marketing Officer

Ms. Chang has served as Bao Feng’s Chief Executive Officer since May 2016. For Ms. Chang’s biographical information, see “Officers and Directors of the Company,” above.

Dr. Chen has served as Bao Feng’s Chief Technical Officer since 2016. His work at Bao Feng primarily involves the establishment of a prediction model for Alzheimer's disease and the extraction and purification of nervonic acid from Acer truncatum and its application in the field of brain health. Dr. Chen has served as an honorary professor of the academic department at the Research Center of Plateau medicine at China Medical University since April 2021. Prior to joining Bao Feng, from 2011 to 2015, Mr. Chen was employed as an assistant professor at the Institute of Botany, Chinese Academy of Sciences where his work primarily involved metabolomics and data modeling, and where he presided over a natural science foundation project. Mr. Chen has published five articles and co-authored fifteen articles in various scientific journals. Mr. Chen holds a bachelor's degree in grass science from the School of Resources and Environment, Beijing Forestry University and a doctorate degree in developmental biology from the Institute of Botany, Chinese Academy of Sciences.

Mr. Gao, Bao Feng’s CMO, received his master’s degree from the School of Management of Renmin University of China in 2005. From May 2017 to October 2018, he was employed as sales director of Kang Tai Chang Long Biotechnology Co., Limited, a private pharmaceutical/bioengineering company. Prior to that position, Mr. Gao was engaged in sales management for several other large and medium-sized companies.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes all compensation received or to be received by our directors and our Chief Executive Officer, President, Secretary and Chief Financial Officer and by the directors, executive officers and key employees of Bao Feng in the years ended March 31, 2022 and 2021.

Summary Compensation Table

		Compensation Paid
Name and Principal Position	Year	Salary(1) ($)		Bonus(1) ($)	Other Compensation(1) ($)
Ting Ting Chang	2023	17,520	(2)	Nil	N/A
CEO, President, Secretary and Director	2022	18,696	(2)	Nil	N/A
	2021	17,700	(2)	Nil	N/A

Fung Ming Pang	2023	72,000	(3)	Nil	N/A
CFO and Director	2022	72,000	(3)	Nil	N/A
	2021	37,600	(3)	Nil	N/A

Daphne Huang	2023	20,000	(4)	Nil	N/A
Independent Director	2022	Nil	(4)	Nil	N/A
	2021	Nil	(4)	Nil	N/A

Chi Wai (Gabriel) Tse	2023	16,000	(5)	Nil	N/A
Independent Director	2022	Nil	(5)	Nil	N/A
	2021	Nil	(5)	Nil	N/A

Shuo Dong	2023	16,000	(5)	Nil	N/A
Independent Director	2022	Nil	(5)	Nil	N/A
	2021	Nil	(5)	Nil	N/A

Chinghai Ning	2023	Nil	(6)	Nil	N/A
Independent Director	2022	Nil	(6)	Nil	N/A
	2021	Nil	(6)	Nil	N/A

Lingxiao Dai	2023	Nil	(7)	Nil	Nil
Independent Director	2022	Nil	(7)	Nil	Nil
	2021	Nil	(7)	Nil	Nil

Jen-Chuan Yeh	2023	Nil	(7)	Nil	Nil
Independent Director	2022	Nil	(7)	Nil	Nil
	2021	Nil	(7)	Nil	Nil

Xianyang Chen	2023	Nil	(8)	Nil	N/A
	2021	Nil	(8)	Nil	N/A

Xia Li (9) Vice President of Finance of Bao Feng	2023 2022	8,760 18,696		Nil Nil	N/A N/A
	2021	17,700		Nil	N/A

Yu Gao CMO of Bao Feng	2023 2022	17,520 18,696		Nil Nil	N/A N/A
	2021	17,700		Nil	N/A

(1)	Expressed in U.S. Dollars based on the annual average exchange rate as reported by the Federal Reserve Bank of New York of 6.8493 RMB for each US dollar in 2023; 6.4184 RMB for each U.S. dollar in 2022 and 6.7791 RMB for each U.S. dollar in 2021.

(2)	Paid to Ms. Chang by Bao Feng as compensation for her services to that company.

(3)	Ms. Pang became an officer and director of the Company on May 4, 2020.

(4)	Ms. Huang was appointed to the Board of Directors of the Company on August 1, 2022 and resigned as an independent director effective May 15, 2023.

(5)	Mr. Tse and Dr. Dong were appointed to the Board of Directors of the Company on August 1, 2022.

(6)	Dr. Ning was appointed to the Board of Directors of the Company on June 16, 2023.

(7)	Ms. Dai and Mr. Yeh were appointed to the Board of Directors of the Company on April 30, 2021 and resigned as independent directors on August 1, 2022. They were not compensated for serving as independent directors of the Company during the period.

(8)	In lieu of a cash salary, Mr. Chen received shares of Bao Feng, which were later transferred to Zhong Yuan-SZ in exchange for shares of Zhong Yuan Investment as part of a corporate reorganization.

(9)	Ms. Li resigned as Vice President of Finance of Bao Feng on August 30, 2022.

We did not set aside or accrue any amounts to provide pension, retirement or similar benefits for directors and officers for the fiscal year ended March 31, 2023 or 2022, other than contributions to our Provident Fund Plan as social insurances and housing provident fund, which aggregated approximately $14,000 and $17,000, respectively, for officers and directors.

Stock Option Grants and Exercises

On May 4, 2020, the Company issued cashless options (the “Options”) to purchase 600,000 (post-Reverse Stock Split) Ordinary Shares of the Company at $0.50 per Ordinary Share (as adjusted for the Reverse Stock Split) to Ms. Pang, our Chief Financial Officer and director. The Options vested 50% upon commencement of trading of the Company’s Ordinary Shares on the OTCQB on July 15, 2021 and 50% on July 15, 2022. The Options are exercisable for five years after the date of vesting.

On December 2, 2021, Ms. Pang exercised her Options to acquire 300,000 of our Ordinary Shares on a cashless basis. As a result of this exercise, 272,118 Ordinary Shares were issued to Ms. Pang.

Other than the Options issued to Ms. Pang, we have not issued any Options or stock appreciation rights to any officers, employees or directors. We may issue additional Ordinary Share options to our directors and officers in the future at the discretion of our Board of Directors.

Stock Option and Bonus Plans

We currently have not authorized any compensation plans or stock option plans, except the Options issued to Ms. Pang as mentioned above.

Compensation of Directors

Mr. Tse, Dr. Dong and Ms. Huang, a former independent director of the Company, have entered into Director’s Agreements effective on August 1, 2022. Dr. Ning entered into a Director’s Agreement effective on June 16, 2023. The terms and conditions of each such Director’s Agreement are similar in all material respects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of her or his Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Director’s Agreements, the initial annual fee that is payable to each of our independent directors is as follows:

Independent Director	Annual Compensation

Daphne Huang(1)	$30,000
Chi Wai (Gabriel) Tse	$24,000
Shuo Dong	$24,000
Chinghai Ning	$24,000

(1) Ms. Huang was paid $23,750 as compensation for her service as an independent director from August 1, 2022 to May 15, 2023, the date of her resignation from our Board of Directors.

Other than the above-mentioned Director’s Agreements, we do not have any agreements for compensating our directors for their services in their capacity as directors.

Employment Contracts

The employment agreements between the Company or Bao Feng and their executive officers are summarized below.

Ting Ting Chang, CEO of both the Company and Bao Feng, entered into a five-year Employment Agreement with Bao Feng for a term which commenced May 16, 2017 and terminated on May 15, 2022. On May 16, 2022, Ms. Chang entered into a Supplement to her five-year Employment Agreement with the same terms and conditions as the five-year Employment Agreement, but without any fixed period. The Employment Agreement, as supplemented, may be terminated by mutual agreement or by either party under certain specified conditions. Ms. Chang is currently paid a monthly salary of RMB10,000. In addition, Ms. Chang has entered into an Indemnification Agreement with the Company pursuant to which the Company has agreed to indemnify her, to the fullest extent permitted by the laws of the Cayman Islands and the Memorandum and Articles of Association of the Company, against any and all expenses, liability and loss that she may incur as a result of any proceeding based on her alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer of the Company.

Fung Ming Pang, CFO of the Company, has entered into a three-year Employment Agreement with the Company for a term which commenced May 4, 2020 and terminated on May 3, 2023. The Employment Agreement was renewed for an additional one-year term and may be renewed for additional one-year terms unless earlier terminated. Under the Agreement, Ms. Pang is paid a monthly salary of $2,000 until November 2020 and $6,000 thereafter. In addition, Ms. Pang is entitled to annual bonuses as determined by the Board of Directors and payable either in stock, stock options or cash, or any combination thereof. Pursuant to the Agreement, Ms. Pang was granted cashless options to purchase 600,000 (post-Reverse Stock Split) Ordinary Shares of the Company at $0.50 per share (as adjusted for the Reverse Stock Split), 50% of which vested on July 15, 2021 and 50% of which vested on July 15, 2022. The options are exercisable for five years after the date of vesting. Ms. Pang may be granted additional options upon approval of the Board of Directors. The Agreement may be terminated by the Company with or without cause, voluntarily by Ms. Pang or by Ms. Pang upon a change in control of the Company. The Agreement contains a covenant not to compete and a non-disclosure clause. In addition, Ms. Pang has entered into an Indemnification Agreement with the Company pursuant to which the Company has agreed to indemnify her, to the fullest extent permitted by the laws of the Cayman Islands and the Memorandum and Articles of Association of the Company, against any and all expenses, liability and loss that she may incur as a result of any proceeding based on her alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer of the Company.

Xianyang Chen, CTO of Bao Feng, entered into a Technology Shareholding Cooperation Agreement, dated June 1, 2017, with Bao Feng pursuant to which he received shares equal to a 20% interest in Bao Feng in lieu of a salary, rather than an Employment Agreement. Pursuant to the re-organization of China Bio, his 20% interest in Bao Feng was transferred to Zhong Yuan-SZ on January 19, 2018 in exchange for a 16% interest in Zhong Yuan Investment. If the Company is listed on either Nasdaq or the NYSE, Mr. Chen’s salary will be determined according to the salary structure of the listed Company. The Agreement contains a 5-year non-competition clause and a non-disclosure clause.

Yu Gao, CMO of Bao Feng, is currently employed by Bao Feng for an unlimited term. His employment may be terminated by mutual agreement or by either party under certain specified conditions. Mr. Gao is currently paid a monthly salary of RMB10,000.

Limitation on Liability and Other Indemnification Matters

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Share Ownership

The following table shows the number of Ordinary Shares beneficially owned by our directors and executive officers as of September 30, 2023:

Name and Address	Ordinary Shares Directly Owned		Ordinary Shares Beneficially Owned		Total Number of Ordinary Shares Beneficially Owned		Percent of Beneficial Ownership(1)
Ting Ting Chang Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	2,656,388	(2)	0		2,656,388	(2)	15.01%

Fung Ming Pang Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	272,118	(3)	2,956,388	(2)(4)	3,228,506	(2)(3)(4)	17.94%

Chinghai Ning Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	0		0		0		0.00%

Chi Wai (Gabriel) Tse Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	0		0		0		0.00%

Shuo Dong Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	0		0		0		0.00%

All Directors and Officers as a group (5 persons)	2,928,506		2,956,388		5,884,894		32.95%

(1)	Based on 17,699,618 Ordinary Shares outstanding as of September 30, 2023.

(2)	On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Ordinary Shares, 2,656,388 Ordinary Shares, 2,656,388 Ordinary Shares, 2,125,111 Ordinary Shares, and 318,767 Ordinary Shares of the Company (totaling 14,181,941 of our Ordinary Shares) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is 100% owned of record by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen, respectively. After these Share transfers, Zhong Yuan Investment does not hold any of our Ordinary Shares.

(3)	On May 4, 2020, we granted 600,000 cashless Options to Ms. Pang. The Options are exercisable at $0.50 per Ordinary Share, vested 50% on July 15, 2021 and 50% on July 15, 2022 and are exercisable for five years after the date of vesting. On December 2, 2021, Ms. Pang exercised her Options to acquire 300,000 Ordinary Shares of the Company on a cashless basis. As a result of this exercise, 272,118 Ordinary Shares were issued to Ms. Pang.

(4)	Includes 2,656,388 Ordinary Shares held of record by Prime Legend Limited, which is 100% owned of record by Ms. Pang, our Chief Financial Officer and director, who is also its sole director, and 300,000 Ordinary Shares underlying cashless Options that vested on July 15, 2022 and will be exercisable until July 14, 2027.

In May 2020, Ting Ting Chang, our Chief Executive Officer, sold an aggregate of 8,000,000 Ordinary Shares owned of record by her, and Zhong Yuan Investment sold an aggregate of 9,911,920 Ordinary Shares owned of record by it, to existing, non-affiliated shareholders of the Company in private transactions under Regulation S (the “Private Sales”).

In addition, Zhong Yuan Investment sold 180,000 (post Reverse Stock Split) Ordinary Shares that were registered under the registration statement declared effective by the SEC on June 29, 2020 (“Registered Shares), in private transactions to two non-affiliates and 120,000 (post Reverse Stock Split) Registered Shares to Yau Sing Tang, the husband of Fung Ming Pang, our Chief Financial Officer and director. In addition to the sales of 300,000 Registered Shares, Zhong Yuan Investment sold 676,867 (post Reverse Stock Split) Ordinary Shares that were not registered under the registration statement declared effective by the SEC on June 29, 2020 to 35 non-affiliates of the Company under Regulation S (the “Private Sale”).

On May 4, 2020, we granted 600,000 cashless Options to Ms. Pang. The Options are exercisable at $0.50 per Ordinary Share, vested 50% on July 15, 2021 and 50% on July 15, 2022 and are exercisable for five years after the date of vesting. On December 2, 2021, Ms. Pang exercised her Options to acquire 300,000 Ordinary Shares on a cashless basis. As a result of this exercise, 272,118 Ordinary Shares of the Company were issued to Ms. Pang.

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Ordinary Shares, 2,656,388 Ordinary Shares, 2,656,388 Ordinary Shares, 2,125,111 Ordinary Shares and 318,767 Ordinary Shares (totaling 14,181,941 of our Ordinary Shares) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited, which is 100% owned of record by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen, respectively. After these Share transfers, Zhong Yuan Investment does not hold any Ordinary Shares.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

PRINCIPAL SHAREHOLDERS

We are not directly or indirectly owned or controlled by any foreign government or by another corporation, other than as indicated in the table below. The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Shares;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 17,699,618 Ordinary Shares of the Company issued and outstanding as of September 30, 2023.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our Shares listed below have sole voting and investment power with respect to the Shares shown.

The address of each person listed on the table is Suite 901, Tesbury Centre, 28 Queen’s Road East, Wanchai, Hong Kong.

Name	Ordinary Shares Directly Owned		Ordinary Shares Beneficially Owned		Percent of Beneficial Ownership(1)
Yu Chang	6,425,287	(2)	0		36.30%
Ting Ting Chang	2,656,388	(2)	0		15.01%
Prime Legend Limited	2,656,388	(2)	0		15.01%
Fung Ming Pang	272,118	(3)	2,956,388	(2)(4)	17.94%
Xianyang Chen	2,125,111	(2)	0		12.01%

(1)	Based on 17,699,618 Ordinary Shares outstanding as of September 30, 2023.

(2)	On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares of the Company (totaling 14,181,941 Shares of the Company) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is 100% owned of record by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these Share transfers, Zhong Yuan Investment does not hold any Ordinary Shares of the Company.

(3)	On May 4, 2020, the Company granted 600,000 cashless Options to Ms. Pang. The Options are exercisable at $0.50 per Ordinary Share, vested 50% on July 15, 2021 and 50% on July 15, 2022 and are exercisable for five years after the date of vesting. On December 2, 2021, Ms. Pang exercised her Options to acquire 300,000 Shares of the Company on a cashless basis. As a result of this exercise, 272,118 Shares of the Company were issued to Ms. Pang.

(4)	Includes 2,656,388 Ordinary Shares held of record by Prime Legend Limited, which is 100% owned of record by Ms. Pang, our Chief Financial Officer and director, who is also its sole director, and 300,000 Ordinary Shares underlying cashless Options that vested on July 15, 2022 and will be exercisable until July 14, 2027.

In May 2020, Ting Ting Chang, our Chief Executive Officer, sold an aggregate of 8,000,000 Ordinary Shares owned of record by her, and Zhong Yuan Investment sold an aggregate of 9,911,920 Ordinary Shares owned of record by it, to existing, non-affiliated shareholders of the Company in private transactions under Regulation S (the “Private Sales”). The sales by Zhong Yuan Investment, reduced the beneficial ownership of our principal shareholders proportionately to their interest in Zhong Yuan Investment as described in footnote 2, above.

In addition, Zhong Yuan Investment sold 180,000 (post Reverse Stock Split) Shares that were registered under the registration statement declared effective by the SEC on June 29, 2020 (“Registered Shares), in private transactions to two non-affiliates and 120,000 (post Reverse Stock Split) Registered Shares to Yau Sing Tang, the husband of Fung Ming Pang, our Chief Financial Officer and director. In addition to the sales of 300,000 Registered Shares, Zhong Yuan Investment sold 676,867 (post Reverse Stock Split) Ordinary Shares that were not registered under the registration statement declared effective by the SEC on June 29, 2020 to 35 non-affiliates of the Company under Regulation S (the “Private Sale”).

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

RELATED PARTY TRANSACTIONS

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have had with related parties since April 1, 2020, other than the compensation arrangements we describe in “Compensation of Executive Officers and Directors.”

The Company utilizes the office space and equipment of a business associate of management in Hong Kong at no cost. Management estimates the value of such office space and equipment to be immaterial.

As of September 30, 2020, related companies, of which Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment and the father of Ting Ting Chang, is the owner and director, owed the Company approximately $1,025,649. The loans were unsecured, non-interest bearing and repayable on demand. The amounts due from related companies were fully settled on December 31, 2020 by offsetting the balance consideration for the acquisition of a 100% interest in Dandong BF.

On December 31, 2020, Bao Feng completed its acquisition of a 100% equity interest in Dandong BF from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment at that time and the father of Ting Ting Chang, our Chief Executive Officer and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director.

During the year ended March 31, 2022, the Company generated service income of $44,094 and $38,215 by providing technical support services to Beijing Guo Bao Feng Bio-technology Co. Ltd. and Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd., respectively. There was no such service income generated for the fiscal year ended March 31, 2023. Mr. Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our CEO and director, had interests in and/or served as a director of both of those companies. Subsequent to March 31, 2022, Mr. Yu Chang sold all of his interest in Beijing Guo Bao Feng and, as a result, Beijing Guo Bao Feng is no longer a related party of the Company.

During the fiscal years ended March 31, 2023 and 2022, the following related companies in which Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our Chief Executive Officer and director, has a significant interest and/or for which he serves as a director, provided research and development services to the Company:

Name	Description of R&D project	Contract sum	Recognized as R&D expenses for the year ended March 31, 2023	Recognized as R&D expenses for the year ended March 31, 2022
		$	$	$
Dunhua Acer Truncatum Seedling Planting Co. Ltd.	Seedling analysis	109,060	43,624	65,436
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	Nervonic acid analysis	155,800	38,950	116,850
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	Nervonic acid analysis	67,306	0	67,306
Ai Rui Tai Ke Fertilizer Co. Ltd.	Chemical elements, lignin, cellulose testing	94,337	18,867	75,470
Ai Rui Tai Ke Fertilizer Co. Ltd.	Chemical elements, lignin, cellulose testing	124,640	31,160	93,480
Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd.	Metabolomics testing and analysis	272,650	81,795	190,855

Total		823,793	214,396	609,397

On September 30, 2022, Bao Feng sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our Chief Executive Officer and director, is a director, general manager and a major shareholder, for a total consideration of RMB5 million. RMB1million was paid in cash and the balance of RMB4 million was exchanged for a 7% interest in Yanbian Bao Feng Biotechnology Co., Ltd. (“Yanbian BF”), of which Yu Chang is the legal representative and the ultimate majority beneficial shareholder. Yanbian BF was incorporated in the PRC on May 24, 2018 and is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds. As a result of the sale, Dandong BF is no longer owned by Bao Feng and is not a subsidiary of the Company.

Amounts due from related companies, in which Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our Chief Executive Officer and director, has a significant interest and/or for which he serves as a director, were unsecured, non-interest bearing and repayable on demand and consisted of the following:

		At March 31
Amounts due from:	At June 30, 2023	2023	2022
	US$	US$	US$
Dunhua Acer Truncatum Seedling Planting Co. Ltd.	—	—	169,212
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	193,197	156,826	77,506
Ai Rui Tai Ke Fertilizer Co. Ltd.	—	—	53,791
Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd.	—	—	23,828
	193,197	156,826	324,337

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which our Shares may, in the future, be traded.

Our authorized capital is $50,000, consisting of 50,000,000 shares, $0.001 par value per share. The Board of Directors has the right, in its absolute discretion and without approval of the existing shareholders, to issue shares, grant rights over existing shares or issue other securities in one or more series as it deems necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Shares held by existing shareholders, at such times and on such other terms as it deems proper. No preferred shares have been issued.

As of the date of this prospectus, there are 17,699,618 of our Ordinary Shares issued and outstanding, including 16,150,000 (as adjusted for the Reverse Stock Split) which were issued in July 2019 in consideration for 100% of the outstanding shares of China Bio pursuant to the Share Exchange. All Ordinary Shares are fully paid. Except for the remaining 300,000 Options issued to Ms. Pang and the 13,000 Warrants that were issued in the 2021 private securities offering, we do not have any options to purchase Ordinary Shares or any preferred shares outstanding.

Amended and Restated Memorandum and Articles of Association

We are registered in the Cayman Islands and have been assigned company number 313036 in the register of companies. Our registered office is Quality Corporate Services Ltd., P.O. Box 712, Suite 102, Cannon Place, North Sound Road, George Town, Grand Cayman KY1-9006, Cayman Islands. The objects for which the Company was established are unrestricted and the Company has full power and authority to carry out any object that is not prohibited under Cayman Islands law as set forth in Paragraph 4 of our Amended and Restated Memorandum of Association. As a Cayman Islands exempted company, we are (subject to certain qualifications) prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands, owning land in the Cayman Islands and making any invitation to the public in the Cayman Islands to subscribe for any of our Shares or debentures. We do not believe that these restrictions materially affect our operations.

Objects of the Company

Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Powers of Directors

Paragraph 107 of our Amended and Restated Articles of Association (our “Articles”) provides that a director who is in any way, whether directly or indirectly, interested in a contract or a proposed contract with the Company shall declare the nature of his interest at a meeting of the directors or by general notice to the directors. The director may vote in respect of the contract or arrangement notwithstanding his interest therein and his vote shall be counted, and he may be counted in the quorum at any meeting at which the contract or arrangement is considered. Paragraph 86 of the Articles allows the directors to vote compensation to themselves in respect of services rendered to the Company. Paragraph 98 of the Articles provides that the directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. Such borrowing powers can be altered by an amendment to the Articles. There is no provision in the Articles for the mandatory retirement of directors. Paragraph 85 of the Articles provides that directors are not required to own Shares of the Company in order to serve as directors.

Our Ordinary Shares

Our authorized share capital is $50,000, divided into 50,000,000 Shares, $0.001 par value. Holders of our Ordinary Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator will, after having discharged the debts, if any, of the Company, divide among the shareholders on a pari passu basis, in specie or kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid. Holders of our Ordinary Shares have no pre-emptive rights to purchase any additional unissued Ordinary Shares. No preferred shares have been issued; however, the Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

Paragraph 8 of the Articles provides that the powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Amendment

Paragraph 153 of the Articles provides that our Amended and Restated Memorandum and Articles of Association may be amended by a special resolution of members. A special resolution requires passage by a majority of not less than two-thirds of the shareholders entitled to vote on the matter, in person or, where proxies are allowed, by proxy at a general meeting of the Company or in writing by all of the shareholders entitled to vote.

General Meetings

Provisions in respect of the holding of annual general meetings and extraordinary general meetings are set out in Paragraphs 55 through 69 of the Articles and under the Companies Act (Revised) of the Cayman Islands. The directors may convene meetings of the shareholders at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of shareholders holding not less than one-third of the share capital of the Company as at that date carries the right to vote at general meetings of the Company.

Limitations on Right to Own Shares

Cayman Islands law and our Amended and Restated Memorandum and Articles of Association impose no limitations on the right of non-resident or foreign owners to hold or vote our securities. There are no provisions in the Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our Amended and Restated Memorandum and Articles of Association); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Amended and Restated Memorandum and Articles of Association allow our shareholders holding Shares representing in aggregate not less than one-third of our share capital as carries the right to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Issuance of Additional Shares

Paragraph 6 of our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued Shares.

Paragraph 7 of our Articles also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of our Ordinary Shares. However, no shares may be issued in excess of the authorized share capital specified in our Amended and Restated Memorandum of Association and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in our Articles relating to variations in rights of shares.

A copy of our Amended and Restated Memorandum and Articles of Association was filed as Exhibit A to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018.

Material Contracts

Summaries of our employment contracts with executive officers and key employees are disclosed under “Compensation of Executive Officers and Directors - Employment Contracts” and were filed as Exhibits 10.9 through 10.11 to our Report on Form 6-K filed with the SEC on September 5, 2019.

Summaries of our leases are disclosed under “Our Business - Properties” and were filed as Exhibits 10.13 and 10.14 to our registration statement on Form F-1 filed with the SEC on April 28, 2020.

On September 19, 2022, Bao Feng entered into an Equity Acquisition Agreement with Zhong Yuan Nervonic Acid Biotechnology Co. (“ZYNAB”) pursuant to which Bao Feng transferred its 100% equity interest in Dandong BF to ZYNAB for a purchase price of RMB5,000,000 to be settled as follows: (i) RMB1,000,000 in cash; plus (ii) a 7% equity interest in Yanbian Baofeng Biotechnology Co., Ltd., a PRC company which is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds. An English translation of the Equity Acquisition Agreement was filed as Exhibit 10.26 to our registration statement filed with the SEC on October 26, 2022.

Exchange Controls

The government of the PRC imposes restrictions on the convertibility of the RMB and the collection and use of foreign currencies by Chinese entities. Under the current regulations, the RMB can be freely exchanged in current account transactions, including dividend distribution, interest payments and import and export of goods and services. However, the conversion of RMB into foreign currency and the conversion of foreign currency into RMB for capital account transactions, such as direct investment, securities investment and loans, generally require prior approval from the SAFE.

According to the current PRC regulations, foreign-invested enterprises, such as our subsidiaries in China, must apply for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate, a foreign-invested enterprise may open foreign exchange bank accounts with banks authorized by SAFE to conduct foreign exchange business and may purchase, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current accounts. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises can retain in such accounts.

There are no exchange control regulations or currency restrictions in the Cayman Islands.

Taxation

No reciprocal tax treaty regarding withholding exists between the United States and the Cayman Islands. Under current Cayman Islands law, dividends, interest or royalties paid by us to individuals are not subject to tax. If we were to pay a dividend, we would not be liable to withhold any tax, but shareholders would receive gross dividends, if any, irrespective of their residential or national status.

Dividends, if any, paid to any United States resident or citizen shareholder are treated as dividend income for United States federal income tax purposes. Such dividends are not eligible for the 50% dividends-received deduction allowed to United States corporations on dividends from a domestic corporation under Section 243 of the Internal Revenue Code. Various Internal Revenue Code provisions impose special taxes in certain circumstances on non-United States corporations and their shareholders. You are urged to consult your tax advisor with regard to such possibilities and your own tax situation.

A foreign corporation will be treated as a passive foreign investment company (“PFIC”) for United States federal income tax purposes if, after applying relevant look-through rules with respect to the income and assets of subsidiaries, 75% or more of its gross income consists of certain types of passive income or 50% or more of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents (other than rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. We presently believe that we are not a PFIC and do not anticipate becoming a PFIC. This is, however, a factual determination made on an annual basis and is subject to change. If we were to be classified as a PFIC in any taxable year, (i) United States holders would generally be required to treat any gain on sales of our Shares held by them as ordinary income and to pay an interest charge on the value of the deferral of their United States federal income tax attributable to such gain; and (ii) distributions paid by us to our United States holders could also be subject to an interest charge. In addition, we would not provide information to our United States holders that would enable them to make a “qualified electing fund” election under which, generally, in lieu of the foregoing treatment, our earnings would be currently included in their United States federal income.

In addition to United States federal income taxation, shareholders may be subject to state and local taxes upon their receipt of dividends. Further, non-U.S. shareholders may be subject to taxation upon their receipt of dividends in their tax jurisdiction.

Documents on Display

You may read and copy documents referred to in this prospectus that have been filed with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our Articles of Association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (i) 75% in value of the members or class of members; or (ii) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our Amended Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meeting and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our Articles of Association allow our shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles of Association require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Articles of Association, our Company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our Shares voting at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Shares. In addition, there are no provisions in our Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our Board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 18,799,618 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional 150,000 Ordinary Shares and 18,964,618 Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. An aggregate of 15,443,426 of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering, and 1,000,000 of those Ordinary Shares are being registered for resale by the registration statement of which this prospectus forms a part. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted Shares may also be sold outside of the United States to non-U.S. Persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been a limited public market for our Ordinary Shares on the OTC market under the symbol ZHYBF. In conjunction with this offering, we have applied for our Ordinary Shares to be listed on the Nasdaq Capital Market, and we will not close this offering unless we have obtained approval from the Nasdaq Stock Market to list our Ordinary Shares on the Nasdaq Capital Market.

Lock-Up Agreements

We have agreed with the underwriters, for a period of three months after the date of this prospectus, subject to certain exceptions not to (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares; or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders has also entered into a similar lock-up agreement with the underwriters for a period of six months from the date of this prospectus with respect to our Ordinary Shares and securities that are convertible into or exercisable or exchangeable for our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding Shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these Shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

UNDERWRITING

We have entered into an underwriting agreement dated [●], 2023 with the underwriters named therein, for whom Revere Securities, LLC is acting as the representative (the “Representative”), with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
Revere Securities LLC	[●]
Dominari Securities LLC	[●]
R.F. Lafferty & Co., Inc.	[●]
Total	[●]

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Shares are taken. . However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase a maximum of 165,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per Share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per Share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission, Advisory Fee and Expenses

The underwriting discounts and commissions are 7.0% of the offering price.

The following table shows the price per Share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us (assuming no exercise of the over-allotment option).

	Per Share		Total
Public offering price	US$	6.00	US$	6,600,000
Underwriting discounts and commissions to be paid by us	US$	0.42	US$	462,000
Proceeds, before expenses, to us	US$	5.58	US$	6,138,000

We will also pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares and an advisory fee in the amount of $50,000.

We have agreed to reimburse the underwriters for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We agreed to pay US$40,000 as an advance towards the underwriters’ accountable expenses (the “Advance”). Any portion of the Advance will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Whether or not the offering is successfully completed, we have agreed to pay expenses relating to the offering for an aggregate amount of up to two hundred thousand dollars ($200,000), including but not limited to (i) the costs of preparing, printing and filing the registration statement with the U.S. Securities and Exchange Commission (the “SEC”), amendments and supplements thereto, and post-effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the underwriters may reasonably request; (ii) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the underwriters may reasonably request; (iii) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (iv) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (v) fees associated with the Company’s transfer agent; and (vi) fees, if necessary, associated with translation services.

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discount and commissions, non-accountable expense allowance and advisory fee will be approximately US$500,000.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Subject to the closing of the offering, the Company will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $200,000 from the offering proceeds that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters and other indemnified persons arising during the 12-month period following the closing of the offering. The escrow account will be interest bearing, and we will be free to invest the assets in low-risk investments. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Right of First Refusal

After the filing or confidential submission of the registration statement, if we elect to terminate our further participation in the offering and the engagement of the Representative/underwriters pursuant to the engagement letter due to a proposed or completed merger or acquisition transaction whereby we will be merged into or acquired by another company or entity (an “M&A Transaction”), we have agreed to grant the Representative the right to serve as an investment banker and/or financial advisor to the Company, and we have agreed that we or the surviving entity or company will pay to the Representative a cash fee equal to one percent (1.0%) of the aggregate consideration paid to the Company in the M&A Transaction at the closing of the M&A Transaction. Such right of first-refusal will have a duration of one (1) year from the termination date of the engagement of the Representative. If we receive non-cash consideration in the M&A Transaction (including but not limited to equity or debt securities), the value of such non-cash consideration will be included in the calculation of the fee payable to the Representative.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders) have agreed, subject to certain exceptions, to a six (6) month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of Shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six (6) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriters. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of the Company’s securities for three (3) months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the underwriters.

The underwriters have no present intention to waive or shorten either of the lock-up periods; however, the terms of the lock-up agreements may be waived at their discretion. In determining whether to waive the terms of the lock-up agreements, the underwriters may base their decision on their assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, the Company’s securities in general.

Nasdaq Listing

In conjunction with this offering, we have applied for our Ordinary Shares to be listed on the Nasdaq Capital Market, and we will not close this offering unless we have obtained approval from the Nasdaq Stock Market to list our Ordinary Shares on the Nasdaq Capital Market.

We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by them is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by the Company or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Limited Prior Public Market

Prior to this offering, there has been a limited public market for the Company’s securities and the public offering price for our Ordinary Shares will be determined through negotiations between the Company and the underwriters. Among the factors to be considered in these negotiations will be the selling price of the Company’s Ordinary Shares on the OTC Market, prevailing market conditions, our financial information, market valuations of other companies that the Company and the underwriters believe to be comparable to the Company, estimates of the Company’s business potential, the present state of the Company’s development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criterion of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of Ordinary Shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Shares covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside the United States

Other than in the United States, no action has been taken by the Company, or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, 1% non-accountable expense allowance and advisory fee, which have been incurred by us in connection with the offer and sale of the Ordinary Shares by us.

SEC Registration Fee	US$	10,000
Nasdaq Market Entry Fee	US$	75,000
Legal fees and expenses	US$	167,000
Accounting fees and expenses	US$	10,000
Miscellaneous	US$	238,000	(1)
Total	US$	500,000

(1)	Includes $200,000 estimated accountable expenses for which the underwriters will be reimbursed, plus other miscellaneous expenses.

These expenses have been paid by the Company.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for the Company by Harney Westwood & Riegels.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the Company by Schlueter & Associates, P.C. Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriters by The Crone Law Group P.C.

EXPERTS

The financial statements of the Company included in this prospectus as of and for the fiscal years ended March 31, 2023, 2022 and 2021 have been included in reliance on the reports of Centurion ZD CPA & Co., our independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. The Company’s filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

The Company is subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements files reports with the SEC. Those reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, the Company will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Company will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

Page
Consolidated Financial Statements
Unaudited Consolidated Balance Sheet as of June 30, 2023 and Audited Consolidated Balance Sheet as of March 31, 2023	F-2
Unaudited Consolidated Statements of Income and Comprehensive Income for the Three-Month Periods Ended June 30, 2023 and 2022	F-3
Notes to Consolidated Financial Statements For the Three-Month Periods Ended June 30, 2023 and 2022	F-4 to F-7

F-1

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	Note	March 31, 2023 (Audited)	June 30, 2023 (Unaudited)
Assets
Current assets
Cash at banks		$277,836	$42,653
Accounts receivable, net		353,703	1,272,232
Inventories, net		131,474	101,069
Amount due from a related company	4	156,826	193,197
Prepaid expenses and other current assets		280,424	319,991
Total current assets		1,200,263	1,929,142

Other assets
Equity Investment	5	562,000	562,000
Right-of- use assets		513,409	670,692
Property, plant and equipment, net		4,772	3,857
Total other assets		1,080,181	1,236,549

Total assets		$2,280,444	$3,165,691

Liabilities and Stockholders' Equity
Current liabilities
Bank loans		$1,358,221	$1,275,575
Accrued expenses and other current liabilities		576,521	638,850
Lease liabilities, current		80,060	145,931
Total current liabilities		2,014,802	2,060,356

Non-current liabilities
Bank loans, non-current		—	324,065
Lease liabilities, non-current		595,587	634,796
Total non-current liabilities		595,587	958,861
Total liabilities		2,610,389	3,019,217
Contingencies and commitment
Total (deficit) equity
Ordinary shares, 50,000,000 shares authorized at par value of $0.001 each; 17,679,618 shares issued and outstanding as of March 31, 2023 and June 30, 2023		17,680	17,680
Additional paid-in capital		2,703,081	2,703,081
Accumulated losses		(3,164,249)	(2,766,339)
Accumulated other comprehensive income		96,918	172,093
Total stockholders' (deficit) equity		(346,570)	126,515
Non-controlling interest		16,625	19,959
Total equity		(329,945)	146,474

Total liabilities and stockholders' equity		$2,280,444	$3,165,691

The accompanying notes are an integral part of these consolidated financial statements.

F-2

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

		Three-month Period Ended
	Note	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)

NET SALES	6	$1,098,476	$259,424

Cost of sales		(68,609)	(18,267)

Gross profit		1,029,867	241,157

General and administrative expenses	7	(150,105)	(178,944)
Research and development expenses		(358,724)	(180,090)
Selling and marketing expenses		(123,001)	(151,457)

Total operating expenses		(631,830)	(510,491)

Operating profit (loss)		398,037	(269,334)

Other (expenses) income, net		(389)	5,113
Interest income		47	147
Interest expense		(12,909)	(8,604)

Total other expenses, net		(13,251)	(3,344)

Profit (Loss) before income taxes		384,786	(272,678)

Income tax credit (expense)		602	7,602

Net profit (loss)		385,388	(265,076)

Other comprehensive income (loss)
Foreign currency translation adjustment		75,175	142,124

Comprehensive income (loss)		$460,563	$(122,952)

Net profit (loss) attributable to:
Ordinary shareholders		$397,910	(259,435)
Non-controlling interest		(12,522)	(5,641)
Total		$385,388	$(265,076)
Profit (Loss) per ordinary share
- Basic (cents)		$2.25	$(1.47)
- Fully Diluted (cents)		$2.21	(1.47)
Weighted average number of shares outstanding
- Basic		17,679,618	17,625,167
- Fully Diluted		17,979,618	17,625,167

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

Note 1 — Summary of significant accounting policies

1.	These financial statements, including the consolidated balance sheet as of March 31, 2023, which was derived from audited financial statements, do not include all the information and notes required by US Generally Accepted Accounting Principles for complete financial statements and should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2023.

2.	In the opinion of management, all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year ending March 31, 2024.

3.	The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at meetings of directors.

For the Company’s non-wholly owned subsidiary, a non-controlling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of March 31 2023	Effective ownership as of June 30, 2023
Zhong Yuan Bio-technology Holdings Ltd.	Cayman Islands	July 5, 2016	Investment holding	100%	100%
China Bio-technology Holdings Ltd.	Republic of Seychelles	June 27, 2016	Investment holding	100%	100%
Zhong Yuan Bio-technology (Hong Kong) Limited	Hong Kong	June 13, 2016	Investment holding	100%	100%
Zhong Yuan Bio-technology (Shenzhen) Limited	PRC	June 10, 2014	Investment holding	100%	100%
Bao Feng Bio-technology (Beijing) Limited (“BF Beijing”)	PRC	August 30, 2012	Nervonic acid research, development of nervonic acid based herbal and chemical drugs, and sale of health supplements containing nervonic acid	100%	100%
Beijing Baofeng Internet Bio-technology Co., Limited (“BF Internet”)	PRC	May 23, 2022	Sale and marketing of BF Beijing’s nervonic acid-based health supplements over the “TikTok” platform	51%	51%

F-4

4.	Amount Due from A Related Company

Amount due from a related company was unsecured, non-interest bearing and repayable on demand and consisted of the following:

	As of
	March 31, 2023	June 30, 2023
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	$156,826	$193,197

Mr. Yu Chang, the Company’s major shareholder and father of Ms. Ting-ting Chang, CEO and director of the Company, has significant influence on the above-mentioned company and is one of the directors of the above-mentioned company. Therefore, the Company considers the above-mentioned company is a related company.

5.	Equity Investment

As of March 31, 2023, and June 30, 2023, the Company held 7% equity interest in Yanbian Bao Feng Bio-technology Co., Ltd., a company established on May 24, 2018 in China, which is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds.

	As of
	March 31, 2023	June 30, 2023
Equity investment, at cost	$562,000	$562,000

6.	Segment Information

The Company was engaged in two reportable segments - sale of nervonic acid-based health care supplements and technical supporting services - for the three-month periods ended June 30, 2023 and 2022.

	Three-month period ended
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
Net Sales
Sale of nervonic acid-based health care supplements	$1,098,476	$259,424

Technical supporting services	—	—

Total	$1,098,476	$259,424

Cost of Sales
Sale of nervonic acid-based health care supplements	$68,609	$18,267

Technical supporting services	—	—

Total	$68,609	$18,267

Gross Profit
Sale of nervonic acid-based health care supplements	$1,029,867	$241,157

Technical supporting services	—	—

Total	$1,029,867	$241,157

F-5

7.	Stock-Based Compensation

On May 4, 2020, the Company granted cashless options (the “Options”) to purchase 6,000,000 (pre-reverse stock split) or 600,000 (post-reverse stock split) ordinary shares of the Company at $0.05 (pre-reverse stock split) or $0.5 (post-reverse stock split) per share to Ms. Fung Ming Pang, the Company’s CFO and director. The Options vested 50% at the time when the Company’s ordinary shares began trading on the OTCQB (July 15, 2021) and 50% on July 15, 2022 and are exercisable for five years after the date of vesting.

The fair value of 600,000 (post-reverse stock split) Options was calculated using the Black Scholes model with the following assumptions:

Valuation date (the date of granting)	May 4, 2020	May 4, 2020
Number of shares	300,000	300,000
Vesting date	July 15, 2021	July 15, 2022
Maturity date	July 15, 2026	July 15, 2027
Fair value per share	$1.00	$1.00
Exercise price per share	$0.50	$0.50
Risk free rate	0.46%	0.46%
Dividend yield	0.00%	0.00%
Exercise multiple	2.80	2.80
Expected terms (years) from the date of granting	6.20	7.20
Expected volatility	48.73%	47.74%
Value per Option	$0.612	$0.632

The non-cash stock-based compensation expense of Nil and $46,793 was included in general and administrative expenses for the three-month periods ended June 30, 2023 and 2022, respectively.

As of June 30, 2023, there were 300,000 Options outstanding, issued, and vested.

F-6

F-7

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Zhong Yuan Bio-Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zhong Yuan Bio-Technology Holdings Limited (the “Company”) as of March 31, 2023 and 2022 and the related consolidated statements of operations and comprehensive losses, stockholders’ equity and cash flows for each of two years in the period ended March 31, 2023, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Centurion ZD CPA & Co.

PCAOB No. 2769

Hong Kong

October 6, 2023

We have served as the Company’s auditor since 2019

F-8

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

		As of March 31
		2023	2022
Assets	Notes		Reclassified
Current assets
Cash at banks		$277,836	$101,491
Accounts receivable, net	4	353,703	194,138
Inventories	5	131,474	57,283
Amounts due from related companies	6	156,826	324,337
Prepaid expenses and other current assets	7	280,424	196,434
Current assets held for sale		—	1,209,219
Total current assets		1,200,263	2,082,902

Non-current assets
Equity investment	8	562,000	—
Right-of-use assets	19(b)	513,409	723,604
Property, plant and equipment, net	9	4,772	7,007
Non-current assets held for sale		—	39,362
Total non-current assets		1,080,181	769,973

Total assets		$2,280,444	$2,852,875
Liabilities and (Deficit) Equity
Current liabilities
Bank loans, current	11	$1,358,221	$462,029
Accrued liabilities and other current payables	10	576,521	187,098
Lease liabilities, current	19(b)	80,060	132,114
Current liabilities held for sale		—	54,333
Total current liabilities		2,014,802	835,574

Non-current liabilities
Bank loan, non-current	11	—	366,653
Lease liabilities, non-current	19(b)	595,587	703,972
Non-current liabilities held for sale		—	5,276
Total non-current liabilities		595,587	1,075,901

Total liabilities		2,610,389	1,911,475
Contingencies and commitment	19(a)	—	—

Total (deficit) equity
Ordinary shares, 50,000,000 shares authorized at par value of $0.001 each; 17,679,618 and 17,547,118 shares issued and outstanding as of March 31, 2023 and 2022, respectively		17,680	17,547
Additional paid-in capital		2,703,081	2,115,207
Accumulated losses		(3,164,249)	(1,367,834)
Accumulated other comprehensive income		96,918	176,480
Total stockholders' (deficit) equity		(346,570)	941,400
Non-controlling interest		16,625	—
Total (deficit) equity		(329,945)	941,400

Total liabilities and (deficit) equity		$2,280,444	$2,852,875

The accompanying notes are an integral part of these consolidated financial statements.

F-9

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

			Year ended March 31,
	Notes		2023	2022
Continuing Operations				Reclassified
NET SALES	3, 17		$1,662,600	$2,328,526
Cost of sales			(144,683)	(420,273)
Gross profit			1,517,917	1,908,253
General and administrative expenses			(753,693)	(1,025,725)
Research and development expenses			(357,823)	(680,313)
Selling and marketing expenses			(1,659,897)	(887,974)
Total operating expenses			(2,771,413)	(2,594,012)
Operating loss			(1,253,496)	(685,759)
Other income (expenses)
Loss on disposal of a subsidiary	13		(525,063)	—
Other income			7,248	2,553
Government grant			58,212	46,740
Interest. income			605	163
Interest expense	11		(46,723)	(35,241)
Total other income (expenses), net			(505,721)	14,215
Loss before income tax			(1,759,217)	(671,544)
Income tax credit (expense)	14	(a)	8,840	(11,119)
Net loss from continuing operations			(1,750,377)	(682,663)
Discontinued operation
Net loss from discontinued operation	15		(535,480)	(442,902)

Net loss			(2,285,857)	(1,125,565)
Other comprehensive loss
Foreign currency translation adjustment			(79,562)	(14,335)
Comprehensive loss			$(2,365,419)	$(1,139,900)
Net loss from continuing operations attributable to:
Ordinary stockholders			$(1,695,508)	$(682,663)
Non-controlling interest			(54,869)	—
Total			$(1,750,377)	$(682,663)
Net loss from discontinued operations attributable to:
Ordinary stockholders			$(535,480)	$(442,902)
Non-controlling interest			—	—
Total			$(535,480)	$(442,902)
Net loss attributed to:
Ordinary stockholders			$(2,230,988)	$(1,125,565)
Non-controlling interest			(54,869)	—
Total			$(2,285,857)	$(1,125,565)
Loss from continuing and discontinued operations per share
Basic and diluted (cents)	2		(12.94)	(6.51)
Loss from continuing operations per share
Basic and diluted (cents)	2		(9.91)	(3.95)
Weighted average number of shares outstanding
Basic and diluted			17,666,043	17,283,258

The accompanying notes are an integral part of these consolidated financial statements.

F-10

 ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Attributable to Ordinary Stockholders
	Ordinary Shares		Additional Paid-in Capital	Accumulated Losses	Accumulated Other Comprehensive Income	Total	Non-controlling Interest
	No. of Shares	Amount
Balance as of March 31, 2021	17,145,000	$17,145	$1,563,472	$(242,269)	$162,145	$1,500,493	$—
Issuance of shares through private placement	130,000	130	233,870	—	—	234,000	—
Grant of stock options	—	—	318,137	—	—	318,137	—
Exercise of stock options	272,118	272	(272)	—	—	—	—
Net loss	—	—	—	(1,125,565)	—	(1,125,565)	—
Foreign currency translation adjustment	—	—	—	—	14,335	14,335	—

Balance as of March 31, 2022	17,547,118	$17,547	$2,115,207	$(1,367,834)	$176,480	$941,400	$—
Non-controlling interest contribution	—	—	—	—	—	—	71,494
Issuance of shares through private placement	132,500	133	533,368	—	—	533,501	—
Grant of stock options	—	—	54,506	—	—	54,506	—
Arising from disposal of a subsidiary	—	—	—	434,573		434,573	—
Net loss				(2,230,988)		(2,230,988)	(54,869)
Foreign currency translation adjustment					(79,562)	(79,562)	—
Balance as of March 31, 2023	17,679,618	$17,680	$2,703,801	$(3,164,249)	$96,918	$(346,570)	$16,625

The accompanying notes are an integral part of these consolidated financial statements.

F-11

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss:
From continuing operations	(1,759,377)	(682,663)
From discontinued operations	(535,480)	(442,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of computer and office equipment, fixtures, and furniture	4,596	4,694
Loss on disposal of computer and office equipment, fixtures, and furniture	997	—
Amortization of right-of-use assets	165,731	178,681
Inventory provision included in cost of sales	—	240,312
Inventory loss included in cost of sales	510,298	186,383
Stock-based compensation expense	54,506	318,137
Write off of other receivables	—	30,920
Loss on disposal of a subsidiary	525,063	—
Changes in operating assets and liabilities:
Accounts receivable	(277,223)	(70,611)
Inventories	(110,699)	(182,531)
Prepaid expenses and other current assets	(33,800)	46,058
Accrued expenses and other payables	383,514	(23,447)
Value added and other taxes payable	65,456	—
Cash paid for value added and other tax payable	7,263	—
Net cash used in operating activities	(999,155)	(396,969)

Cash flows from investing activities:
Purchase of computer and office equipment, fixtures, and furniture	(22,369)	—
Cash consideration received from the disposal of a subsidiary	140,500	—
Net cash provided by investing activities	118,131	—

Cash flows from financing activities:
Proceeds from private placement	533,501	234,000
Proceeds from bank loans	1,022,502	567,431
Repayment of bank loans	(427,751)	(402,254)
Payment from related companies	246,831	—
Advances to related companies	(79,320)	(136,135)
Net cash provided by financing activities	1,295,763	263,042

Effect of exchange rate changes on cash	(238,622)	41,056

Net increase/ (decrease) in cash	176,117	(92,871)
Cash at beginning of year	101,719	194,590
Cash at end of year	$277,836	$101,719
Supplemental information:
Cash paid for income tax	$621	$11,119
Cash paid for interests	46,723	35,361
Major non-cash transactions:
Right of use assets obtained in exchange for operating lease obligations	$28,390	$37,611
Equity investment consideration received from the disposal of a subsidiary	562,000	—

The accompanying notes are an integral part of these consolidated financial statements.

F-12

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Nature of operations

Zhong Yuan Bio-Technology Holdings Limited (“ZY Holdings” or the “Company”) was incorporated in the Cayman Islands on July 5, 2016. The Company is an investment holding company. Through its wholly-owned subsidiaries, the Company is engaged in the businesses of developing early detection kits for brain diseases and new drugs for neurological diseases; sales of plant-derived nervonic acid health supplements; provision of technical supporting services and sales of Acer truncatum seedlings. ZY Holdings together with its subsidiaries are collectively referred to as the “Company”.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, for the year ended March 31, 2023, the Company incurred a net loss of $2,230,988 and net liabilities of $329,945 as of March 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its major shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Share Exchange

On August 31, 2019, ZY Holdings closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited (“Zhong Yuan Investment”), a Seychelles company. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles on June 27, 2016. Under the Share Exchange Agreement, ZY Holdings issued 161,500,000 shares to Zhong Yuan Investment in exchange of 100% equity interest in China Bio. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of ZY Holdings. Immediately following the closing of the Share Exchange, the Company had 170,000,000 ordinary shares outstanding, 95% of which were owned by Zhong Yuan Investment.

The Share Exchange has been accounted for as a reverse acquisition using the purchase method of accounting, with no goodwill being recognized. ZY Holdings (the legal acquirer) has been considered the accounting acquiree and China Bio (the legal acquiree) the accounting acquirer. The consolidated financial statements prior to the closing of the Share Exchange are actually those of China Bio, and the accounts of ZY Holdings are consolidated from the date of consummation of the Share Exchange.

F-13

Reorganization of China Bio

In and around January 2018, China Bio completed a reorganization of its legal structure. The reorganization involved the incorporation of China Bio and its wholly owned subsidiaries, Zhong Yuan Bio-Technology (Hong Kong) Limited (“ZY HK”, previously known as Hua Hong Powerloop Technology (Hong Kong) Limited, a holding company incorporated on June 13, 2016 under the laws of Hong Kong) and Zhong Yuan Bio-Technology (Shenzhen) Company Limited (“ZY Shenzhen”, a holding company established on June 10, 2014 under the laws of the People’s Republic of China (“PRC”) and previously known as Shenzhen Chuang Feng Clear Energy Company Limited); and the transfer of all equity ownership of Bao Feng Bio-Technology (Beijing) Limited (“BF Beijing”, previously known as Beijing Yuan Bao Feng Century Agricultural Technology Limited, an operating company incorporated on August 30, 2012 under the laws of the PRC) to ZY Shenzhen from the former shareholders of BF Beijing.

On January 19, 2018, ZY Shenzhen entered into an agreement to acquire 100% of the equity ownership of BF Beijing for a total cash consideration of $1,351,500 (RMB8,500,000) from the former shareholders of BF Beijing. To fund ZY Shenzhen’s acquisition of BF Beijing, these former shareholders agreed to provide an interest-free loan to China Bio which in turn provided an interest-free loan to ZY Shenzhen of the same amount of $1,351,500 (RMB8,500,000). For the purpose of this transaction, in January 2018, these former shareholders had established a majority ownership in China Bio whose shares were issued and paid up by way of capitalization of the said interest-free loan of $1,351,500 provided by these former shareholders. China Bio has a direct 100% equity interest in ZY Shenzhen. On February 13, 2019, ZY Shenzhen received approval from the Economic and Trade Bureau of Beijing, the PRC, on the acquisition of BF Beijing.

Since China Bio and its subsidiaries have effectively been controlled by the same group of shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions have been accounted for as recapitalization of BF Beijing with no adjustment to the historical basis of the assets and liabilities of BF Beijing and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, ZY Shenzhen and ZY HK had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

Acquisition and Disposal of Dandong BF by BF Beijing

On December 31, 2020, the Company’s primary operating subsidiary, BF Beijing, completed its acquisition of a 100% equity interest in Dandong Bao Feng Seedling Technology Co., Limited (“Dandong BF”) from Mr. Yu Chang, the major shareholder of the Company and the father of Ms. Ting Chang, the Company’s CEO and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Mr. Yu Chang is the owner and director.

Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer truncatum seedlings in Dandong city, Liaoning Province, in the northeastern region of the PRC.

On September 30, 2022, BF Beijing sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Mr. Yu Chang is a director, general manager and a major shareholder, for a total consideration of RMB5 million. RMB1million was paid in cash and the balance of RMB4 million was exchanged for a 7% interest in Yanbian Bao Feng Biotechnology Co., Ltd. (“Yanbian BF”), of which Mr. Yu Chang is the legal representative and the ultimate majority beneficial shareholder. Yanbian BF was incorporated in the PRC on May 24, 2018 and is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds. As a result of the sale, Dandong BF is no longer owned by Bao Feng and is not a subsidiary of the Company.

Formation of BF internet

Beijing Baofeng Internet Bio-technology Limited (BF Internet) was incorporated under the laws of the PRC on May 23, 2022. It is owned 51% by BF Beijing and 49% by Mr. Yong Sheng, a shareholder of the Company. The principal activities of BF Internet are to sell and market Bao Feng’s nervonic acid-based health supplements over the internet.

F-14

Reverse Stock Split

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s ordinary shares (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 ordinary shares with a par value of US$0.0001 each to 50,000,000 ordinary shares with a par value of US$0.001 each, and the number of issued and outstanding ordinary shares was decreased from 171,450,000 shares to 17,145,000 shares.

Private Placement

On December 13, 2019, the Company closed on the sale of 1,450,000 ordinary shares (pre-Reverse Stock Split) to independent shareholders, at a purchase price of $0.10 per share, pursuant to a private securities offering.

On November 17, 2020, the Company sold 50,000 ordinary shares to an independent shareholder, at a purchase price of $1.00 per share, pursuant to a private securities offering.

On November 15, 2021, the Company sold 130,000 ordinary shares to independent shareholders at a purchase price of $2.00 per share with one warrant for every ten ordinary shares sold (“Warrant”), pursuant to a private securities offering. Each warrant was entitled to subscribe for one ordinary share at a price of $4.00 per share for one-year period ended November 15, 2022. The warrants were all lapsed.

On April 29, 2022, the Company sold 100,000 ordinary shares to Mr. Yong Sheng who owns 49% interest in BF Internet at a purchase price of $4.00 per share, and in June 2022, the Company sold 20,000 ordinary shares to two shareholders of the Company, at a purchase price of $4.00 per share and 12,500 ordinary shares to independent shareholders, at a purchase price of $5.00 per share, pursuant to a private securities offering.

Cancellation of shares

On November 17, 2020, the Company acquired 25,000 ordinary shares (post-Reverse Stock Split) from one of the shareholders of the Company at total consideration of US$25,000. These shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 ordinary shares (post-Reverse Stock Split) from one of the shareholders of the Company at total consideration of US$25,000. These shares were thereafter cancelled.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of operations and comprehensive losses from the date the Company gains control until the date when the Company ceases to control the subsidiary.

F-15

For the Company’s non-wholly owned subsidiary, a non-controlling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of March 31 2023	Effective ownership as of March 31, 2022
ZY Holdings	Cayman Islands	July 5, 2016	Investment holding	100%	100%
China Bio	Republic of Seychelles	June 27, 2016	Investment holding	100%	100%
ZY HK	Hong Kong	June 13, 2016	Investment holding	100%	100%
ZY Shenzhen	PRC	June 10, 2014	Investment holding	100%	100%
BF Beijing	PRC	August 30, 2012	Nervonic acid research, development of nervonic acid based herbal and chemical drugs and the sales of health supplements continuing nervonic acid	100%	100%
BF Internet	PRC	May 23, 2022	Sale and marketing of BF Beijing’s nervonic acid-based health supplements over the “TikTok” platform	51%	0%

Change in the Company’s interest in a subsidiary

When the Company loses control of a subsidiary, the assets and liabilities of that subsidiary are deconsolidated. The loss of control of a subsidiary that is a business, other than in a nonreciprocal transfer to owners, results in the recognition of a gain or loss on the sale of the interest sold and on the revaluation of any retained noncontrolling investment. The gain or loss is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained noncontrolling interest and (ii) the carrying amount of the assets (including goodwill), and liabilities of the subsidiary attributable to the owner of the Company. The fair value of any retained noncontrolling investment at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under ASC 810-10-40-3A.

COVID-19 outbreak

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

F-16

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. We are uncertain as to when any new outbreaks of COVID-19 will be contained, and we cannot predict if the impact of any such outbreaks or associated lockdown measures will be short-lived or long-lasting. If the outbreaks of COVID-19 are not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended March 31, 2023.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include but not limited to the useful lives of property and equipment and capitalized development cost, impairment of long-lived assets, revenue recognition, valuation of accounts receivables, inventories and stock-based compensation, provision for contingent liabilities, and realization of deferred tax assets and uncertain tax positions. Actual results could differ from these estimates.

Foreign currency translation

The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of operations and comprehensive loss.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	2023	2022
Balance sheet items, except for equity accounts	RMB1=$0.1456 HK$1=$0.1274	RMB1=$0.1577 HK$1=$0.1277
Items in statements of income and cash flows	RMB1=$0.1460 HK$1=$0.1280	RMB1=$0.1558 HK$1=$0.1284

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

F-17

Fair value measurement

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepayments, deposits and other current assets, accounts payable, customer deposits, salaries and benefits payables, and taxes payable approximates their recorded values due to their short-term maturities. The fair value of the long-term prepayments, deposits and other assets approximate their carrying amounts because the deposits were paid in cash.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash

Cash comprise cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in the PRC. As of March 31, 2023 and 2022, cash balances were $277,836 and $101,719, respectively. The Company maintains bank accounts in the PRC, which is not freely convertible into foreign currencies. In addition, cash balances in bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs. While management believes that these banks are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Prepayments, deposits and other current assets, net

Prepayment, deposits and other current assets, net, primarily consists of advances to suppliers for purchasing goods or services; deposits paid; prepaid expenses and other receivables. Prepayments, deposits and other current assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for doubtful accounts on such receivables. The allowance for doubtful accounts is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Accounts receivables are recorded at the invoiced amounts and presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts receivables are written off after exhaustive efforts at collection.

F-18

Inventories

Inventories are stated at the lower of cost or net realizable value on consolidated balance sheets. Cost of inventories is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving, damaged and lost goods, which is dependent upon factors such as historical and forecasted demand and prevailing market conditions. Write-downs are recorded in cost of revenues on the consolidated statements of operations and comprehensive loss.

Equity investment of less than 20% interest

 The Company adopted Accounting Standards Codification (“ASC”) 321 “Investments - Equity Securities” and accounts for an equity investment of less than 20% interest without a readily determinable fair value that does not qualify for the practical expedient to estimate fair value in accordance with ASC 820 “Fair Value” at its cost minus impairment, if any.

Property and equipment, net

Property and equipment, net, mainly comprise fixtures and furniture, computer and equipment are stated at cost less accumulated depreciation and impairment. Property and equipment are depreciated over the estimated useful lives of the assets on a straight-line basis, after considering the estimated residual value.

The estimated useful lives are as follows:

Useful Life
Office equipment, fixtures and furniture	3-5 years
Computer equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and the related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the consolidated statements of operations and comprehensive loss.

Impairment for long-lived assets

Long-lived assets, including office equipment, furniture and fixtures, computer equipment and right of use asset are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company measures impairment by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Company would recognize an impairment loss based on the excess of the carrying value over the assessed discounted cash flow amount. For the years ended March 31, 2023 and 2022, the Company recognized nil impairment for the long-lived assets.

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to performance obligations in the contract; and

•	recognize revenue as the performance obligation is satisfied.

F-19

The Company evaluates if it is a principal or an agent in a transaction to determine whether revenue should be recorded on a gross or net basis. The Company is acting as the principal if it obtains control over the goods and services before they are transferred to customers. When the Company is primarily obligated in a transaction, is generally subject to inventory risk, has latitude in establishing prices, or has several but not all of these indicators, the Company acts as the principal and revenue is recorded on a gross basis. When the Company is not primarily obligated in a transaction, does not generally bear the inventory risk, and does not have the ability to establish the price, the Company acts as the agent and revenue is recorded on a net basis.

The Company currently generates its revenue from the following main sources:

(a)	Sales of health care supplements

Sales of health care supplements are recognized at a point in time when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), after-sale warranty or price protection. There are no customer acceptance provisions associated with the Company’s products.

The Company is subject to value added tax at 13% on the revenues earned from the sales of health care supplements in the PRC. The Company presents its revenue net of value added tax, sales discount and returns. There were insignificant product returns for the two years ended March 31, 2023 and hence no provision has been made for sales returns as of March 31, 2023 and 2022, respectively.

(b)	Technical supporting services

Technical supporting service income is recognized at a point in time when the services are rendered under the respective service contract terms and the contract amount is fixed by the service contract terms and collectability of service income is reasonably assured.

The Company is subject to value added tax at 6% on technical supporting service income in the PRC. The Company presents the technical supporting service income net of valued added tax.

Cost of Revenues

The cost of revenue primarily consists of the cost of the inventory sold and cost of technical supporting services outsourced.

Research and development

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

Government grant

Government grant mainly represents amounts received from central and local governments in connection with the Company’s expenditure in research to technology development. Such amounts are recognized in the consolidated statements of operations and comprehensive loss upon receipt and when all conditions attached to the grant are fulfilled.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the vesting period or immediately if fully vested and non-forfeitable. The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-20

Operating leases

The Company adopted ASU 2016-02, Leases (Topic 842), on April 1, 2019, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets as of March 31, 2023 and 2022, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2023 and 2022. All of the tax returns of the Company’s subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing.

Value added tax (“VAT”)

Revenue represents the invoiced value of products sold and services provided , net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold and services provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiary in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labour regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salaries with a cap as defined under the Chinese labour regulations. The Company has no legal obligation for the benefits beyond the contributions. The total employee benefits expensed as incurred were $99,387 and $78,685 for the years ended March 31, 2023 and 2022, respectively.

F-21

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The following table presents a reconciliation of basic and diluted loss per share for the years ended March 31, 2023 and 2022:

	2023	2022
Net loss from continuing and discontinued operations	$2,285,857	$1,125,565
Net loss from continuing and discontinued operations per share
- basic and diluted (cents)	12.94	6.51

Net loss from continuing operations	$1,750,377	$682,663
Net loss from continuing operations per share
- basic and diluted (cents)	9.91	3.95

Weighted average number of ordinary shares outstanding
- basic and diluted	17,666,043	17,283,258

For the year ended March 31, 2023, no diluted loss per share has been presented as there were no potential ordinary shares outstanding.

For the year ended March 31, 2022, 13,000 ordinary shares exercisable under warrants were excluded from the EPS calculation, as their effects were anti-dilutive.

Significant risk and uncertainties

(a)	Concentration of credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, restricted cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of March 31, 2023 and 2022, the aggregate amount of cash of $277,836 and $101,719, respectively, were mainly held at major financial institutions in the PRC, where there is currently no rule or regulation requiring the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions in the PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy for allowance for doubtful accounts based on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(b)	Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

F-22

The Company’s functional currency is the RMB, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

(c)	Significant customers

Sales revenue from three major customers was $605,086 and $652,478, or approximately 36.4% and 28.0% of the Company’s total revenues for the years ended March 31, 2023 and 2022, respectively. There was only one customer accounted for more than 10% of the Company’s total revenues for the year ended March 31, 2023 whereas there were two customers each accounted for more than 10% of the Company’s total revenues for the year ended March 31, 2022. The Company’s accounts receivable from three major customers were $322,426 and $122,402 as of March 31, 2023 and 2022, respectively.

(d)	Significant suppliers

Purchases from two major vendors was $134,457 and $108,512, or approximately 68.2% and 73.6% of total purchases by the Company for the years ended March 31, 2023 and 2022, respectively. The Company’s accounts payable due to these vendors was $nil as of March 31, 2023 and 2022, respectively.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company’s subsidiaries not using the U.S. dollar as their functional currencies.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-23

Recently issued accounting pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to accounts receivable and other financial instruments. This standard is effective for the Company beginning December 15, 2022. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company believes that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 of the two-step Goodwill impairment test, under which a goodwill impairment loss was measured by comparing the implied fair value of a reporting unit’s Goodwill with the carrying amount of that Goodwill. ASU 2017-04 requires only a one-step quantitative impairment test, whereby a Goodwill impairment loss is measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total Goodwill allocated to that reporting unit). Adoption of this ASU is on a modified retrospective basis. This standard is effective for the Company’s interim and annual reporting periods beginning after December 15, 2022. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In December 2019, (the FASB issued Accounting Standards Update (“ASU”) 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”, which simplifies various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The new guidance is effective for the Company for the year ending March 31, 2023. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” and issued a subsequent amendment which refines the scope of the ASU and clarifies some of its guidance as part of the FASB’s monitoring of global reference rate reform activities in January 2021 within ASU 2021-01 (collectively, including ASU 2020-04, “ASC 848”). ASC 848 provides optional expedients and exceptions for applying U.S. GAAP on contract modifications and hedge accounting to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. The ASU 2020-04 is effective for all entities as of March 12, 2020, through December 31, 2022, at which time transition is expected to be complete. As the Company do not fall within the scope of Topic 848 or have contracts with references to a reference rate expected to be discontinued, the Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies an issuer’s accounting for certain convertible instruments and the application of derivatives scope exception for contracts in an entity’s own equity. This guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and required enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The new guidance is required to be applied either retrospectively to financial instruments outstanding as of the beginning of the first comparable reporting period for each prior reporting period presented or retrospectively with the cumulative effect of the change to be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. This guidance is effective for the Company for the year ending March 31, 2024. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

F-24

In May 2021, the FASB issued ASU 2021-04, “Earnings per share (Topic 260), Debt - Modifications and Extinguishments (Subtopic 470-50), Compensation - Stock Compensation (Topic 718), and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”, which codify the final consensus reached by of the FASB Emerging Issues Task Force on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). This guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. This guidance is effective for the Company for the year beginning after December 15, 2021. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832): Disclosures by Business Entities About Government Assistance”, which requires the issuer to disclose information about certain types of government assistance they receive in the notes to the financial statements. ASU 2021-10 also adds a new Topic - ASC 832, Government Assistance - to the FASB’s Codification. The disclosure requirements in ASU 2021-10 apply to all entities, except for not-for-profit entities within the scope of ASC 958, Not-for-Profit Entities, and employee benefit plans within the scope of ASC 960, Plan Accounting - Defined Benefit Pension Plans, ASC 962, Plan Accounting - Defined Contribution Pension Plans, and 965, Plan Accounting - Health and Welfare Benefit Plans. The disclosure requirements in ASC 832 only apply to transactions with a government that are accounted for by analogizing to either a grant model (for example, in International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance), or a contribution model (for example, in ASC 958-605, Not-for-Profit Entities - Revenue Recognition). This disclosure requirement is effective for the Company for the year beginning after December 15, 2021. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 — Segment Information

The Company discontinued the operation of Acer truncatum seedlings during the year ended March 31, 2023. As a result, there were two reportable segments: sales of health care supplements and technical supporting services for the year ended March 31, 2023 whereas there were three reportable segments: sales of health care supplements; technical supporting services and sales of Acer truncatum seedlings for the year ended March 31, 2022. Segments were identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”) assesses the performance of the businesses.

Key financial performance measures of the segments for continuing operations are as follows:

For the year ended March 31, 2023

Segment	Net Sales	Cost of Sales	Segment results as assessed by the CODM
Sales of health care supplements	$1,489,053	$144,683	$1,344,370
Technical supporting services	173,547	—	173,547
Total	$1,662,600	$144,683	$1,517,917

F-25

For the year ended March 31, 2022

Segment	Net Sales	Cost of Sales	Segment results as assessed by the CODM
Sales of health care supplements	$1,799,074	$158,563	$1,640,511
Technical supporting services	529,452	261,710	267,742
Total	$2,328,526	$420,273	$1,908,253

Note 4 — Accounts receivable, net

Accounts receivable, net, consists of the following:

	As of March 31,
	2023	2022

Accounts receivable	$353,703	$194,138
Less: Allowance for doubtful accounts	—	—
Total accounts receivable, net	$353,703	$194,138

F-26

Note 5 — Inventories

Inventories consisted of the following:

	As of March 31,
	2023	2022

Raw materials	$18,409	$16,971
Finished goods	113,065	40,312
Inventory net	$131,474	$57,283

Slow moving inventories amounting to $nil and $240,312 were written off for the years ended March 31, 2023 and 2022, respectively.

Note 6 — Amounts due from related companies

Amounts due from related companies were unsecured, non-interest bearing and repayable on demand and consisted of the following:

	As of March 31,
Amounts due from:	2023	2022

Dunhua Acer Truncatum Seedling Planting Co. Ltd.	$-	$169,212
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	156,826	77,506
Ai Rui Tai Ke Fertilizer Co. Ltd.	-	53,791
Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd.	-	23,828
	$156,826	$324,337

Mr. Yu Chang, the Company’s major shareholder and father of Ms. Ting-ting Chang, CEO and director of the Company, has significant influence on these companies as mentioned above and/or is one of the directors of these companies. Therefore, the Company considers these companies are related companies.

Note 7 — Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

Schedule of prepaid expenses and other current assets
	As of March 31,
	2023	2022
Prepayments	$57,159	$137,128
Advance to suppliers	—	34,030
Rental and other deposits	27,873	21,061
Deferred offering cost	163,461	—
Other current assets	31,931	4,215
Total	$280,424	$196,434

F-27

Note 8 — Equity Investment

As of March 31, 2023, the Company held 7% equity interest in Yanbian Bao Feng Bio-technology Co., Ltd., a company established on May 24, 2018 in the PR, which is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds.

Equity investment, at cost	$562,000

Note 9 — Property, plant and equipment, net

Property, plant and equipment, net, consisted of the following:

	As of March 31,
	2023	2022

Computer equipment	$5,791	$5,352
Office equipment, fixtures and furniture	16,578	37,119
Subtotal	22,369	42,471
Less: Accumulated depreciation	(17,597)	(35,464)
Total	$4,772	$7,007

Depreciation expense for the years ended March 31, 2023 and 2022 amounted to $4,596 and $4,694, respectively. There was a loss on disposal of computer and office equipment, fixtures, and furniture for the year ended March 31, 2023 whereas there was no such disposal for the year ended March 31, 2022. No impairment of property, plant and equipment was recognized for the years ended March 31, 2023 and 2022.

Note 10 — Accrued liabilities and other current payables

Accrued liabilities and other current payables consisted of the following:

	As of March 31,
	2023	2022

Advances from customers	$110,244	$4,248
Accrued liabilities	448,093	161,709
Other current payables	18,184	21,141
Accrued expenses and other payables	$576,521	$187,098

F-28

Note 11 — Bank loans

Bank loans consisted of the following:

	As of March 31,
	2023	2022

Unsecured loan from China Construction Bank wholly repayable within 1 year	$218,400	$257,997
Unsecured loan from Bank of Beijing wholly repayable within 1 year	363,773	204,032
Unsecured loan from Bank of Beijing wholly repayable within 1 year	146,328	—
Unsecured loan from China Citic Bank wholly repayable within 1 year	291,200	—
Secured loan from China Construction Bank wholly repayable within 1 year	338,520	—
Total bank loans wholly repayable within 1 year	1,358,221	462,029

Secured loan from China Construction Bank wholly repayable more than 1 year	—	366,653
Total bank loans	$1,358,221	$828,682

 As of March 31, 2023, the outstanding loan from China Construction Bank of $218,400 (or RMB1,500,000) with annual interest rate of 0.5% over 1-year PRC prime lending rate was unsecured and denominated in RMB for a term of 12 months starting from May 13, 2022 to May 13 2023.

As of March 31, 2023, the outstanding loan from Bank of Beijing of $363,773 (or RMB2,498,439) with annual interest rate of 1.65% over 1-year PRC prime lending rate was unsecured and denominated in RMB for a term of 12-month starting from June 1, 2022 to June 1, 2023.

As of March 31, 2023, the outstanding loan from Bank of Beijing of $146,328 (or RMB1,005,000) with annual interest rate of 2% over 1-year PRC prime lending rate was unsecured and denominated in RMB for a term of 12-month starting from June 1, 2022 to June 1, 2023.

As of March 31, 2023, the outstanding loan from China Citic Bank of $291,200 (or RMB2,000,000) with annual interest rate of 0.35% over 1-year PRC prime lending rate was unsecured and denominated in RMB for a term of 12-month starting from September 29, 2022 to September 29, 2023.

As of March 31, 2023, the outstanding loan from China Construction Bank of $338,520 (or RMB2,325,000) with annual interest rate of 4.4% was secured by pledging the property of the Company’s CEO and director, Ms. Ting Ting Chang, and denominated in RMB for a term of 36 months. This facility of credit limit of RMB2,325,000 was obtained on May 8, 2020 and will be expired on May 7, 2023, with floating interest rate charged at 0.7% over the PRC 1-year loan prime rate.

As of March 31, 2022, the outstanding loan from China Construction Bank of $257,997 (or RMB 1,636,000) with annual interest rate of 3.8525% was unsecured and denominated in RMB for a term of 12 months. This facility of credit limit of RMB 1,636,000 was obtained on May 14, 2021 and will be expired on May 14, 2022, with floating interest rate charged at 0.25% over the PRC 1-year loan prime rate.

As of March 31, 2022, the outstanding loan from Bank of Beijing of $204,032 (or RMB 1,293,798) with annual interest rate of 4.8% was unsecured and denominated in RMB for a term of 5 months. This facility of credit limit of RMB 1,293,798 was obtained on May 25, 2021 and will be expired on May 24, 2022, with floating interest rate charged at 2% over the PRC 1-year loan prime rate.

As of March 31, 2022, the outstanding loan from China Construction Bank of $366,653 (or RMB2,325,000) with annual interest rate of 4.4% was secured by pledging the property of the Company’s CEO and director, Ms. Ting Ting Chang, and denominated in RMB for a term of 36 months. This facility of credit limit of RMB2,325,000 was obtained on May 8, 2020 and will be expired on May 7, 2023, with floating interest rate charged at 0.7% over the PRC 1-year loan prime rate.

Interest expenses for the years ended March 31, 2023 and 2022 were $46,723 and $35,361, respectively.

F-29

Note 12 — Stock-based compensation expense

On May 4, 2020, the Company granted cashless options (the “Options”) to purchase 6,000,000 (pre-Reverse Stock Split) or 600,000 (post-Reverse Stock Split) ordinary shares of the Company at $0.05(pre-Reverse Stock Split) or $0.5 (post-reverse stock split) per share to Ms. Fung Ming Pang, the Company’s CFO and director. The Options vested 50% at the time when the Company’s ordinary shares began trading on the OTCQB on July 15, 2021 and 50% on July 15, 2022 and are exercisable for five years after the date of vesting.

The fair value of 600,000 (post-Reverse Stock Split) Options was calculated using Black Scholes model with the following assumptions:

Valuation date (the date of granting)	May 4, 2020	May 4, 2020
Number of shares	300,000	300,000
Vesting date	July 15, 2021	July 15, 2021
Maturity date	July 15, 2026	July 15, 2027
Fair value per share	$1.00	$1.00
Exercise price per share	$0.50	$0.50
Risk free rate	0.46%	0.46%
Dividend yield	0.00%	0.00%
Exercise multiple	2.80	2.80
Expected terms (years) from the date of granting	6.20	7.20
Expected volatility	48.73%	47.74%
Value per Option	$0.612	$0.632

The non-cash stock-based compensation expense of $54,506 and $318,137was included in general and administrative expenses for the year ended March 31, 2023 and 2022, respectively.

As of March 31, 2023, there were 300,000 Options outstanding, issued and vested, but not yet exercised.

Stock option activity under the Company’s stock-based compensation plan is shown below:

	Number of Shares (post-Reverse Stock Split)	Average Exercise Price per Share (post-Reverse Stock Split)	Weighted Average Remaining Contractual Term in Years

Outstanding as of April 1, 2021	600,000	$0.5	N/A
Exercisable as of April 1, 2021	—	—	—

Granted	—	N/A	N/A
Exercised	(300,000)	$0.5	N/A
Forfeited	—	N/A	N/A
Outstanding as of April 1, 2022	300,000	$0.5	5.4
Exercisable as of April 1, 2022	—	$—	—

Granted	—	N/A	N/A
Exercised	—	N/A	N/A
Forfeited	—	N/A	N/A
Outstanding as of March 31, 2023	300,000	$0.5	N/A
Exercisable as of March 31, 2023	300,000	$0.5	N/A

F-30

Note 13 — Disposal of a subsidiary

On September 30, 2022, the Company’s PRC subsidiary, BF Beijing, sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Mr. Yu Chang, father of Ms. Ting-ting Chang, CEO and director of the Company, is a director and has a controlling interest, in exchange for cash consideration of RMB1 million ($140,500) and a 7% equity interest in Yanbian Bao Feng Bio-technology Co., Ltd. (“Yanbian BF”) that was valued at RMB4 million ($562,000). The consideration and net assets of Dandong BF at the date of disposal on September 30, 2022 were as follows:

Consideration	RMB	$
Fair value of the 7% equity interest in Yanbian BF	4,000,000	562,000
Cash	1,000,000	140,500
Total	5,000,000	702,500
Analysis of assets and liabilities disposed:
Computer and office equipment, fixtures and furniture		2,401
Right of use assets		21,770
Accounts receivable		102,284
Inventories, net		615,009
Prepaid expenses and other current assets		18,965
Cash at banks		1,264
Accrued expenses and other current liabilities		(42,150)
Lease liabilities - non-current		(4,817)
		714,726
Release of exchange reserve		78,264
Release of pre-acquisition accumulated losses		434,573
		1,227,563
Total sale consideration		702,500
Loss on disposal of a subsidiary		525,063

Note 14 — Taxes

(a)	Income tax

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the current laws of the Cayman Islands. Additionally, Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

F-31

Republic of Seychelles

China Bio-Tech was incorporated in the Republic of Seychelles and is not subject to tax on income or capital gains under the current laws of the Republic of Seychelles. Additionally, Republic of Seychelles does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZY HK was incorporated in Hong Kong and is subject to 16.5% income tax on their taxable income generated from operations in Hong Kong. The payments of dividends by this company to its shareholders are not subject to any withholding tax in Hong Kong. Commencing from the year of assessment of 2023 and 2022, the first HK$2 million of profits earned by ZY HK will be taxed at half the current tax rate (i.e., 8.25%) while the remaining profits will continue to be taxed at the existing 16.5% tax rate.

PRC

ZY Shenzhen is governed by the Enterprise Income Tax (“EIT”) laws of the PRC. Under the EIT laws of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a uniform 25% enterprise income tax rate. As ZY Shenzhen is an investment holding company, there was no revenue recorded in the books of ZY Shenzhen and as a result, there was no EIT for the years ended March 31, 2023 and 2022.

BF Beijing is governed by the EIT laws of the PRC and is subject to EIT at a uniform rate of 25%. Because BF Beijing is qualified as a small-scale and low-profit enterprise of which its annual taxable income must not be more than RMB3 million; its number of employees must not exceed 300 and its total assets must not exceed RMB50 million, BF Beijing enjoys a reduced tax rate of 5% on annual taxable income not exceeding RMB1 million and the remaining annual taxable income from RMB1 million to RMB3 million can enjoy a reduced tax rate of 10%. Commencing from the fiscal year started from January 1, 2021, the first RMB1 million of annual taxable income is taxed at half of the current reduced tax rate of 5% (i.e. 2.5%) while the remaining annual taxable income from RMB1 million to RMB3 million continues to be taxed at the current reduced tax rate of 10%. BF Beijing is also qualified as high and new technology enterprise and is also subject to a preferential income tax rate of 15%.

Because BF Beijing is qualified as a small-scale and low-profit enterprise as well as a high and new technology enterprise, BF Beijing is then subject to the following income tax rates:

Annual taxable income	Income tax rate

Not more than RMB1 million	2.5%
RMB1 million to RMB3 million	10.0%
Exceeding RMB3 million	15.0%

BF Internet is subject to the EIT rate of 25%.

The income tax provision consisted of the following components:

	Years ended March 31,
	2023	2022
Current tax (credit) expenses	$(8,840)	11,119
Deferred tax	—	—
Total income tax (credit) provision	$(8,840)	$11,119

F-32

The following table presents a reconciliation of the differences between the Company’s statutory income tax expense and the product of loss before tax multiplied by the PRC Enterprise Income tax Rate for the years ended March 31, 2023 and 2022.

	Years ended March 31
	2023	2022
	$	$
Loss before tax	2,294,697	1,114,446

Tax at the PRC enterprise income tax rate of 25%	(573,674)	(278,611)
Tax effect of preferential tax rate for small scale and low profit enterprise	331,460	(11,255)
Tax effect of tax loss not recognized	29,704	8,581
Tax effect of non-deductible expenses and non-taxable income, net	203,670	292,404
Effective income tax rate	(8,840)	11,119

As of March 31, 2023 and 2022, there were no deferred tax assets and liabilities recognized. As of March 31, 2023, the Group has unused tax losses of $216,868 (as of March 31, 2022: $98,053). No deferred tax asset has been recognized in respect of the tax losses due to the unpredictability of future profit streams.

(b)	Sales tax

The Company’s subsidiaries incorporated in the PRC are subject to a value added tax (“VAT”)for services rendered at a rate of 6% and for goods sold at a rate varying from 0% to 13% of the gross sales price depending on their categories in different periods. A credit is available whereby the VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services. There is no VAT for Dandong BF which carries out the agricultural business.

(c)	Tax payable

The Company does not have material income tax payable as of March 31, 2023 and 2022.

Note 15 — Discontinued Operation

During the year ended March 31, 2023, the Company’s wholly owned subsidiary, BF Beijing, disposed of its entire interest in Dandong BF. Dandong BF is principally engaged in the research, development and growing of Acer truncatum seedlings in Dandong City, Liaoning Province, in the northeastern region of the PRC.

Accordingly, the results relating to Dandong BF have been presented in the consolidated statements of operations and comprehensive income as “ loss from discontinued operations”. Dandong BF was not previously presented as discontinued operations for the year ended March 31, 2022, and thus the comparative statement of operations and comprehensive income has been re-presented to show the discontinued operation separately from continuing operations. Dandong BF was de-consolidated from the Company on September 30, 2022.

The results from the discontinued operation were as follows:

	For the period from April 1, 2022 to September 30, 2022 (date of disposal)	For the year ended March 31, 2022
Net sales	$—	$—
Cost of sales	510,298	426,695
Gross loss	510,298	426,695
Operating expenses	25,109	16,732
Other (income) expenses, net	73	(525)
Loss before income tax	535,480	442,902
Income tax expenses	—	—
Net loss for the period/year	$535,480	$442,902

Note 16 — Capital transactions

(a)	Private Placement

On November 17 , 2020, the Company sold 50,000 ordinary shares (post-Reverse Stock Split) at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act.

On November 15, 2021, the Company sold 130,000 Shares, at a purchase price of $2.00 per Share with one warrant for ten ordinary shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant was entitled to subscribe for one share at a price of $4.00 per share for one-year period ending November 15, 2022. All warrants were lapsed.

 On April 29, 2022, the Company sold 100,000 ordinary shares, at a purchase price of $4.00 per share, to a shareholder of BF Internet , pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act.

On June 15, 2022, the Company sold 20,000 ordinary shares to two shareholders of the Company and 12,500 ordinary shares to independent shareholders, at a purchase price of $4.00 and $5.00 per share, respectively, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act.

(b)	Cashless exercise of Options

On December 2, 2021, 300,000 Options were exercised on a cashless basis, the closing price of ordinary shares was $5.38 on December 1, 2022 and the exercise price was $0.50. As a result of such exercise, 272,118 ordinary shares of the Company were issued, being 300,000 shares multiple by closing price ($5.38) minus the exercise price ($0.50) divided by the closing price ($5.38).

F-33

Note 17 — Related party transactions

During the year ended March 31, 2022, the Company provided technical supporting services to Beijing Guo Bao Feng Bio-technology Co. Ltd. (“Beijing Guo Bao Feng”) and Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd., of which Mr. Yu Chang, the Company’s major shareholder and father of Ms. Ting-ting Chang, CEO and director of the Company, had interests and/or was a director, and generated service income of $44,094 and $38,215, respectively. Subsequent to March 31, 2022, Mr. Yu Chang sold all of his interest in Beijing Guo Bao Feng and as a result, Beijing Guo Bao Feng is no longer the Company’s related party.

On September 30, 2022, Bao Feng sold its 100% interest in Dandong BF to Zhong Yuan Nervonic Acid Bio-technology Co. Ltd., of which Yu Chang, the Company’s major shareholder and father of Ting Ting Chang, our Chief Executive Officer and director, is a director, general manager and a major shareholder, for a total consideration of RMB5 million. RMB1million was paid in cash and the balance of RMB4 million was exchanged for a 7% interest in Yanbian Bao Feng Biotechnology Co., Ltd. (“Yanbian BF”), of which Yu Chang is the legal representative and the ultimate majority beneficial shareholder. Yanbian BF was incorporated in the PRC on May 24, 2018 and is in the process of building an extraction factory to extract nervonic acid from Acer truncatum seeds. As a result of the sale, Dandong BF is no longer owned by Bao Feng and is not a subsidiary of the Company.

During the years ended March 31, 2022 and 2023, the following related companies provided the research and development services to the Company:

			Recognized as R&D expenses
Name	Description of R&D project	Contract sum	For the year ended March 31, 2022	For the year ended March 31, 2023
		$	$	$
Dunhua Acer Truncatum Seedling Planting Co. Ltd.	Seedling analysis	109,060	65,436	43,624
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	Nervonic acid analysis	155,800	116,850	38,950
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	Nervonic acid analysis	67,306	67,306	—
Ai Rui Tai Ke Fertilizer Co. Ltd.	Chemical elements, lignin, cellulose testing	94,337	75,470	18,867
Ai Rui Tai Ke Fertilizer Co. Ltd.	Chemical elements, lignin, cellulose testing	124,640	93,480	31,160
Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd.	Metabolomics testing and analysis	272,650	190,855	81,795

Total		823,793	609,397	214,396

Note 18 — Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

F-34

Note 19 — Contingencies and commitment

(a)	Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe that these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

(b)	Lease commitment

As of March 31, 2023, the Company leases offices space and warehouse for its inventories under certain non-cancelable operating leases, with terms ranging between one and five years. The Company considers that those renewal or termination options are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The table below presents the operating lease related assets and liabilities recorded on the consolidated balance sheets:

	As of March 31
	2023	2022
Rights of use lease assets	$513,409	$723,604

Lease liabilities, current	$80,060	$132,114
Lease liabilities, non-current	595,587	703,972
Total operating lease liabilities	675,647	$836,086

As of March 31, 2023, the weighted average remaining lease terms and discount rates for all of operating leases were as follows:

Weighted average remaining lease term (years)	6.10	7.45
Weighted average discount rate	4.90%	4.90%

F-35

The following is a schedule, by years, of maturities of lease liabilities as of March 31, 2023:

2023	$110,726
2024	104,174
2025	142,057
2026	142,057
2027 and thereafter	284,114
Total undiscounted cash flows	783,128
Less: imputed interest	(107,481)
Present value of lease liabilities	$675,647

Operating lease expenses for the years ended March 31, 2023 and 2022 were $155,099 and $178,681, respectively.

Note 20 — Subsequent events

On May 7, 2023, the Company obtained a 3-year term loan of RMB2,325,000 from China Construction Bank with annual interest rate of 3.8% which was secured by pledging the property of the Company’s CEO and director, Ms. Ting Ting Chang.

On May 10, 2023, the Company obtained a new facility of credit limit of RMB 1,400,000 from China Construction Bank for a term of 12 months, with annual interest rate of 3.85%.

On May 22, 2023, the Company obtained a new facility of credit limit of RMB 3,600,000 from China Construction Bank for a term of 12 months, with annual interest rate of 3.85%.

On June 8, 2023, the Company renewed a tenancy agreement to lease an office space located at Room 1002, Building 1, East Shilibao Road, Chaoyang District, Beijing China for the three-year period from June 8, 2023 to June 7, 2026 at an annual rental of RMB553,176 for the first two years of the lease and RMB586,920 for the last year.

Saved as disclosed above, in accordance with ASC Topic 855, “Subsequent Events” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the audited financial statements were available to issue. Based upon this review, the Company has not identified any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Note 21 — Comparative figures

For the comparative figures of the consolidated balance sheet, the assets and liabilities of the discontinued operation, Dandong BF, are presented separately in the prior period balance sheet as held for sale.

 For the comparative figures of the consolidated statement of operations and comprehensive loss, the sales, cost of sales, gross profit, operating expenses, and other income/expenses, net, of the discontinued operation, Dandong BF, for the prior year must be presented separately from the continuing operations and grouped as net profit (loss) from the discontinued operation. . Saved as disclosed above, all other comparative figures of the consolidated balance sheet and consolidated statement of operations and comprehensive loss remains unchanged.

F-36

Zhong Yuan Bio-Technology Holdings Limited

F-37

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Zhong Yuan Bio-Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zhong Yuan Bio-Technology Holdings Limited (the “Company”) as of March 31, 2022 and 2021 and the related consolidated statements of operations and comprehensive losses, stockholders’ equity and cash flows for each of two years in the period ended March 31, 2022, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-38

Report of Independent Registered Public Accounting Firm (continued)

To the Board of Directors and Stockholders of Zhong Yuan Bio-Technology Holdings Limited

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved or especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and We are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Inventory write-down

As described in Note 5 of the consolidated financial statements, inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands and market conditions. For the year ended March 31, 2022, the Company recorded inventory impairment charges of $240,312. Inventories include items that have been written down to the Company’s best estimate of their realizable value, which includes consideration of various factors.

We identified the inventory write-down as a critical audit matter. The Company’s determination of future markdowns is subjective. Specifically, there was a high degree of subjective auditor judgment in evaluating how the Company’s merchandising strategy and related inventory markdown assumptions affected the realizable value of inventory.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) observing the physical condition of inventories during inventory counts; (ii) evaluating the appropriateness of management’s process for developing the estimates of net realizable value (iii) testing the reliability of reports used by management by agreeing to underlying records; (iv) testing the reasonableness of the assumptions about quality, damages, future demand, selling prices and market conditions by considering with historical trends and consistency with evidence obtained in other areas of the audit; and corroborating the assumptions with individuals within the product team; and (v) assessing the Company’s adjustments of inventory costs to net realizable value for slow-moving and obsolete inventories by (1) comparing the historical estimate for net realizable value adjustments to actual adjustments of inventory costs, and (2) analyzing sales subsequent to the measurement date.\

/s/Centurion ZD CPA & Co.

PCAOB No. 2769

Hong Kong

October 6, 2023

We have served as the Company’s auditor since 2019

F-39

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

		As of March 31
		2022	2021
Assets	Notes		Reclassified
Current assets
Cash at banks		$101,719	$194,590
Accounts receivable, net	4	194,138	264,749
Inventories	5	1,238,316	1,487,683
Amounts due from related companies	6	324,337	188,202
Prepaid expenses and other current assets	7	224,392	301,370
Total current assets		2,082,902	2,436,594

Other assets
Right-of-use assets	16(b)	759,314	1,005,649
Property, plant and equipment, net	8	10,659	15,353
Total other assets		769,973	1,021,002

Total assets		$2,852,875	$3,457,596
Liabilities and stockholders' equity
Current liabilities
Bank loans	10	$462,029	$402,254
Accrued expenses and other current payables	9	234,408	257,854
Lease liabilities, current	16(b)	139,137	101,134
Total current liabilities		835,574	761,242

Non-current liabilities
Bank loan, non-current	10	366,653	261,251
Lease liabilities, non-current	16(b)	709,248	934,610
Total non-current liabilities		1,075,901	1,195,861

Total liabilities		1,911,475	1,957,103
Contingencies and commitment	16

Stockholders' equity
Ordinary shares, 50,000,000 shares authorized at par value of $0.001 each; 17,547,118 and 17,145,000 shares issued and outstanding as of March 31, 2022 and 2021, respectively		17,547	17,145
Additional paid-in capital		2,115,207	1,563,472
Accumulated losses		(1,367,834)	(242,269)
Accumulated other comprehensive income		176,480	162,145
Total stockholders' equity		941,400	1,500,493

Total liabilities and stockholders' equity		$2,852,875	$3,457,596

The accompanying notes are an integral part of these consolidated financial statements.

F-40

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

		Year ended March 31,
	Notes	2022	2021
			Reclassified
NET SALES	3, 14	$2,328,526	$1,635,420
Cost of sales		(846,968)	(281,962)
Gross profit		1,481,558	1,353,458
General and administrative expenses		(1,042,007)	(574,634)
Research and development expenses	14	(680,313)	(211,037)
Selling and marketing expenses		(888,424)	(582,382)
Operating loss		(1,129,186)	(14,595)
Other income (expenses)
Other income (expenses)		3,198	11,133
Government grant		46,740
Interest. income		163	90
Interest expense	10	(35,361)	(24,650)
Total other income(expenses), net		14,740	(13,427)
Loss before income tax		(1,114,446)	(28,022)
Income tax expense	12(a)	(11,119)	—
Net loss		(1,125,565)	(28,022)
Other comprehensive loss
Foreign currency translation adjustment		(14,335)	(48,705)
Comprehensive loss		$(1,139,900)	$(76,727)

Loss per share - Basic and diluted (cents)	2	(6.51)	(0.16)
Weighted average number of shares - Basic and diluted		17,283,258	17,145,000

The accompanying notes are an integral part of these consolidated financial statements.

F-41

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

					Accumulated
			Additional		Other
	Ordinary Shares		Paid-in	Accumulated	Comprehensive
	No. of shares	Amount	Capital	Losses	Income	Total

Balance as of April 1, 2020	171,450,000	$17,145	$1,563,472	$(214,247)	$113,440	$1,479,810
Effect of the one-for-ten reverse stock split	(154,305,000)	—	—	—	—	—
Issuance of shares through private placement	50,000	50	49,950	—	—	50,000
Cancellation of shares	(50,000)	(50)	(49,950)	—	—	(50,000)
Net loss	—	—	—	(28,022)	—	(28,022)
Foreign currency translation adjustment	—	—	—	—	48,705	48,705
Balance as of March 31, 2021	17,145,000	17,145	1,563,472	(242,269)	162,145	1,500,493
Issuance of shares through private placement	130,000	130	233,870	—	—	234,000
Grant of stock options	—	—	318,137			318,137
Exercise of stock options	272,118	272	(272)			—
Net loss	—	—	—	(1,125,565)	—	(1,125,565)
Foreign currency translation adjustment	—	—	—	—	14,335	14,335
Balance as of March 31, 2022	17,547,118	$17,547	$2,115,207	$(1,367,834)	$176,480	$941,400

The accompanying notes are an integral part of these consolidated financial statements.

F-42

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,125,565)	$(28,022)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	4,694	5,990
Amortization of right-of-use assets	178,681	176,382
Inventory provision included in cost of sales	240,312	—
Inventory loss included in cost of sales	186,383	—
Stock-based compensation expense	318,137	—
Write off of other receivables	30,920	—
Changes in operating assets and liabilities:
Accounts receivable	(70,611)	65,142
Inventories	(182,531)	162,276
Prepaid expenses and other current assets	46,058	(254,853)
Accounts payables	—	(706)
Accrued expenses and other payables	(23,447)	140,295
Value added and other taxes payable	—	42,691
Net cash (used in)/provided by operating activities	(396,969)	309,195

Cash flows from investing activities:
Purchase of property, plant and equipment	—	(5,632)
Net cash on acquisition	—	4,644
Net cash used in investing activities	—	(988)

Cash flows from financing activities:
Proceeds from private placement	234,000	50,000
Payment for cancellation of shares	—	(50,000)
Proceeds from bank loans	567,431	663,505
Repayment of bank loan	(402,254)	(460,030)
Advances to related companies	(136,135)	(299,010)
Net cash used in financing activities	263,042	(95,535)

Effect of exchange rate changes on cash	41,056	(78,872)

Net (decrease)/increase in cash	(92,871)	133,800
Cash at beginning of year	194,590	60,790
Cash at end of year	$101,719	$194,590

Supplemental information:
Cash paid for income tax	$11,119	$660
Cash paid for interests	35,361	24,250

Major non-cash transactions:
Right of use assets obtained in exchange for operating lease obligations	$37,611	$1,148,422

The accompanying notes are an integral part of these consolidated financial statements.

F-43

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Nature of operations

Zhong Yuan Bio-Technology Holdings Limited (“ZY Holdings” or the “Company”) was incorporated in the Cayman Islands on July 5, 2016. The Company is an investment holding company. Through its wholly-owned subsidiaries, the Company is engaged in the businesses of developing early detection kits for brain diseases and new drugs for neurological diseases; sales of plant-derived nervonic acid health supplements; provision of technical supporting services and sales of Acer truncatum seedlings. ZY Holdings together with its subsidiaries are collectively referred to as the “Company”.

Share Exchange

On August 31, 2019, ZY Holdings closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited (“Zhong Yuan Investment”), a Seychelles company. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles on June 27, 2016. Under the Share Exchange Agreement, ZY Holdings issued 161,500,000 shares to Zhong Yuan Investment in exchange of 100% equity interest in China Bio. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of ZY Holdings. Immediately following the closing of the Share Exchange, the Company had 170,000,000 ordinary shares outstanding, 95% of which were owned by Zhong Yuan Investment.

The Share Exchange has been accounted for as a reverse acquisition using the purchase method of accounting, with no goodwill being recognized. ZY Holdings (the legal acquirer) has been considered the accounting acquiree and China Bio (the legal acquiree) the accounting acquirer. The consolidated financial statements prior to the closing of the Share Exchange are actually those of China Bio, and the accounts of ZY Holdings are consolidated from the date of consummation of the Share Exchange.

Reorganization of China Bio

In and around January 2018, China Bio completed a reorganization of its legal structure. The reorganization involved the incorporation of China Bio and its wholly owned subsidiaries, Zhong Yuan Bio-Technology (Hong Kong) Limited (“ZY HK”, previously known as Hua Hong Powerloop Technology (Hong Kong) Limited, a holding company incorporated on June 13, 2016 under the laws of Hong Kong) and Zhong Yuan Bio-Technology (Shenzhen) Company Limited (“ZY Shenzhen”, a holding company established on June 10, 2014 under the laws of the People’s Republic of China (“PRC”) and previously known as Shenzhen Chuang Feng Clear Energy Company Limited); and the transfer of all equity ownership of Bao Feng Bio-Technology (Beijing) Limited (“BF Beijing”, previously known as Beijing Yuan Bao Feng Century Agricultural Technology Limited, an operating company incorporated on August 30, 2012 under the laws of the PRC) to ZY Shenzhen from the former shareholders of BF Beijing.

On January 19, 2018, ZY Shenzhen entered into an agreement to acquire 100% of the equity ownership of BF Beijing for a total cash consideration of $1,351,500 (RMB8,500,000) from the former shareholders of BF Beijing. To fund ZY Shenzhen’s acquisition of BF Beijing, these former shareholders agreed to provide an interest-free loan to China Bio which in turn provided an interest-free loan to ZY Shenzhen of the same amount of $1,351,500 (RMB8,500,000). For the purpose of this transaction, in January 2018, these former shareholders had established a majority ownership in China Bio whose shares were issued and paid up by way of capitalization of the said interest-free loan of $1,351,500 provided by these former shareholders. China Bio has a direct 100% equity interest in ZY Shenzhen. On February 13, 2019, ZY Shenzhen received approval from the Economic and Trade Bureau of Beijing, the PRC, on the acquisition of BF Beijing.

Since China Bio and its subsidiaries have effectively been controlled by the same group of shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions have been accounted for as recapitalization of BF Beijing with no adjustment to the historical basis of the assets and liabilities of BF Beijing and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, ZY Shenzhen and ZY HK had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

F-44

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Dandong BF by BF Beijing

On December 31, 2020, the Company’s primary operating subsidiary, BF Beijing, completed its acquisition of a 100% equity interest in Dandong Bao Feng Seedling Technology Co., Limited (“Dandong BF”) from Mr. Yu Chang, the major shareholder of the Company and the father of Ms. Ting Chang, the Company’s CEO and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Mr. Yu Chang is the owner and director.

Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer truncatum seedlings in Dandong city, Liaoning Province, in the northeastern region of the PRC.

The acquisition had been accounted for as a business combination and the results of the operation of Dandong BF have been included in the Company’s consolidated financial statements from the acquisition date. The Company made estimates and judgments in determining the fair value of acquired assets and liabilities, based on an independent preliminary valuation report and management’s experience with similar assets and liabilities.

The following table summarizes the estimated fair value of major classes of assets acquired and liabilities assumed at the date of acquisition, using the exchange rate of 6.5274 on that day.

Fair Value ($)
Cash	4,644
Inventories	1,425,080
Amount due from a related party	151,362
Property, plant and equipment, net	5,873
Other assets	21,641
Net assets value	1,608,600

Goodwill	—
Total purchase consideration	1,608,600

In the consolidated statements of operations, revenues and expenses included operations of Dandong BF since January 2, 2021, which is the day after acquisition date.

Reverse Stock Split

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s ordinary shares (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 ordinary shares with a par value of US$0.0001 each to 50,000,000 ordinary shares with a par value of US$0.001 each, and the number of issued and outstanding ordinary shares was decreased from 171,450,000 shares to 17,145,000 shares.

Private Placement

On December 13, 2019, the Company closed on the sale of 1,450,000 ordinary shares (pre-Reverse Stock Split) to independent shareholders, at a purchase price of $0.10 per share, pursuant to a private securities offering.

On November 17, 2020, the Company sold 50,000 ordinary shares to an independent shareholder, at a purchase price of $1.00 per share, pursuant to a private securities offering.

On November 15, 2021, the Company sold 130,000 ordinary shares to independent shareholders at a purchase price of $2.00 per share with one warrant for every ten ordinary shares sold (“Warrant”), pursuant to a private securities offering. Each warrant is entitled to subscribe for one ordinary share at a price of $4.00 per ahare for one-year period ending November 15, 2022.

On April 29, 2022, the Company sold 100,000 ordinary shares to an independent shareholder, at a purchase price of $4.00 per share, and in June 2022, the Company sold 20,000 ordinary shares to two shareholders of the Company, at a purchase price of $4.00 per share and 12,500 ordinary shares to independent shareholders, at a purchase price of $5.00 per share, pursuant to a private securities offering.

F-45

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cancellation of shares

On November 17, 2020, the Company acquired 25,000 ordinary shares (post-Reverse Stock Split) from one of the shareholders of the Company at total consideration of US$25,000. These shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 ordinary shares (post-Reverse Stock Split) from one of the shareholders of the Company at total consideration of US$25,000. These shares were thereafter cancelled.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of March 31 2022	Effective ownership as of March 31, 2021
ZY Holdings	Cayman Islands	July 5, 2016	Investment holding	100%	100%
China Bio	Republic of Seychelles	June 27, 2016	Investment holding	100%	100%
ZY HK	Hong Kong	June 13, 2016	Investment holding	100%	100%
ZY Shenzhen	PRC	June 10, 2014	Investment holding	100%	100%
BF Beijing	PRC	August 30, 2012	Nervonic acid research, development of nervonic acid based herbal and chemical drugs and the sales of health supplements continuing nervonic acid	100%	100%
Dandong BF	PRC	March 11, 2019	Research, development and growing of Acer truncatum seedlings	100%	100%

F-46

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COVID-19 outbreak

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. We are uncertain as to when any new outbreaks of COVID-19 will be contained, and we cannot predict if the impact of any such outbreaks or associated lockdown measures will be short-lived or long-lasting. If the outbreaks of COVID-19 are not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended March 31, 2022.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include but not limited to the useful lives of property and equipment and capitalized development cost, impairment of long-lived assets, revenue recognition, valuation of accounts receivables, inventories and stock-based compensation, provision for contingent liabilities, and realization of deferred tax assets and uncertain tax positions. Actual results could differ from these estimates.

Foreign currency translation

The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of operations and comprehensive loss.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	2022	2021
Balance sheet items, except for equity accounts	RMB1=$0.1577 HK$1=$0.1277	RMB1=$0.1526 HK$1=$0.1286
Items in statements of income and cash flows	RMB1=$0.1558 HK$1=$0.1284	RMB1=$0.1475 HK$1=$0.1290

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurement

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepayments, deposits and other current assets, accounts payable, customer deposits, salaries and benefits payables, and taxes payable approximates their recorded values due to their short-term maturities. The fair value of the long term prepayments, deposits and other assets approximate their carrying amounts because the deposits were paid in cash.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash

Cash comprise cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in the PRC. As of March 31, 2022 and 2021, cash balances were $101,719 and $194,590, respectively. The Company maintains bank accounts in the PRC, which is not freely convertible into foreign currencies. In addition, cash balances in bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs. While management believes that these banks are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk

Prepayments, deposits and other current assets, net

Prepayment, deposits and other current assets, net, primarily consists of advances to suppliers for purchasing goods or services; deposits paid; prepaid expenses and other receivables. Prepayments, deposits and other current assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for doubtful accounts on such receivables. The allowance for doubtful accounts is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Accounts receivables are recorded at the invoiced amounts and presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts receivables are written off after exhaustive efforts at collection.

Inventories

Inventories are stated at the lower of cost or net realizable value on consolidated balance sheets. Cost of inventories is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving, damaged and lost goods, which is dependent upon factors such as historical and forecasted demand and prevailing market conditions. Write-downs are recorded in cost of revenues on the consolidated statements of operations and comprehensive loss.

Property and equipment, net

Property and equipment, net, mainly comprise fixtures and furniture, computer and equipment are stated at cost less accumulated depreciation and impairment. Property and equipment are depreciated over the estimated useful lives of the assets on a straight-line basis, after considering the estimated residual value.

The estimated useful lives are as follows:

Useful Life
Office equipment, fixtures and furniture	3-5 years
Computer equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and the related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the statement of operations and comprehensive loss.

Impairment for long-lived assets

Long-lived assets, including office equipment, furniture and fixtures, computer equipment and right of use asset are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company measures impairment by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Company would recognize an impairment loss based on the excess of the carrying value over the assessed discounted cash flow amount. For the years ended March 31, 2022 and 2021, the Company recognized nil impairment for the long-lived assets

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company evaluates if it is a principal or an agent in a transaction to determine whether revenue should be recorded on a gross or net basis. The Company is acting as the principal if it obtains control over the goods and services before they are transferred to customers. When the Company is primarily obligated in a transaction, is generally subject to inventory risk, has latitude in establishing prices, or has several but not all of these indicators, the Company acts as the principal and revenue is recorded on a gross basis. When the Company is not primarily obligated in a transaction, does not generally bear the inventory risk and does not have the ability to establish the price, the Company acts as the agent and revenue is recorded on a net basis.

The Company currently generates its revenue from the following main sources:

(a)	Sales of health care supplements

Sales of health care supplements are recognized at a point in time when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), after-sale warranty or price protection. There are no customer acceptance provisions associated with the Company’s products.

The Company is subject to value added tax at a range of 9% to 13% on the revenues earned from the sales of health care supplements in the PRC. The Company presents its revenue net of value added and other taxes, sales discounts and returns. There were insignificant product returns for the two years ended March 31, 2022 and hence no provision has been made for sales returns as of March 31, 2022 and 2021, respectively.

(b)	Technical supporting services

Technical supporting service income is recognized at a point in time when the services are rendered under the respective service contract terms and the contract amount is fixed by the service contract terms and collectability of service income is reasonably assured.

The Company is subject to value added tax at 6% on technical supporting service income in the PRC. The Company presents the technical supporting service income net of valued added tax.

(c)	Sales of Acer truncatum seedlings

Sales of Acer truncatum seedlings are recognized at a point in time when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and sales proceeds are received.

Revenue generated from the sale of Acer truncatum is exempted from value added tax in the PRC.

Cost of Revenues

The cost of revenue primarily consists of the cost of the inventory sold and cost of technical supporting services outsourced.

Research and development

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

Government grant

Government grant mainly represents amounts received from central and local governments in connection with the Company’s expenditure in research to technology development. Such amounts are recognized in the consolidated income statements upon receipt and when all conditions attached to the grant are fulfilled.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the vesting period or immediately if fully vested and non-forfeitable. The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operating leases

The Company adopted ASU 2016-02, Leases (Topic 842), on April 1, 2019, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets as of March 31, 2022 and 2021, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2022 and 2021. All of the tax returns of the Company’s subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing.

Value added tax (“VAT”)

Revenue represents the invoiced value of products sold and services provided , net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold and services provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiary in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labour regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salaries with a cap as defined under the Chinese labour regulations. The Company has no legal obligation for the benefits beyond the contributions. The total employee benefits expensed as incurred were $78,685 and $42,065 for the years ended March 31, 2022 and 2021, respectively.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The following table presents a reconciliation of basic and diluted loss per share for the years ended March 31, 2022 and 2021:

	2022	2021
Net loss	$1,125,565	$28,022

Weighted average number of ordinary shares outstanding
- basic and diluted	17,283,258	17,145,000

Net loss per share
- basic and diluted	$6.51 cents	$0.16 cents

For the year ended March 31, 2022, 13,000 ordinary shares exercisable under warrants were excluded from the EPS calculation, as their effects were anti-dilutive.

For the year ended March 31, 2021, no diluted loss per share has been presented as there were no potential ordinary shares outstanding.

Significant risk and uncertainties

(a)	Concentration of credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, restricted cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of March 31, 2022 and 2021, the aggregate amount of cash of $101,719 and $194,590, respectively, were held at major financial institutions in the PRC, where there is currently no rule or regulation requiring the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions in the PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy for allowance for doubtful accounts based on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(b)	Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company’s functional currency is the RMB, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

(c)	Significant customers

Sales revenue from three major customers was $652,478 and $602,969, or approximately 28.0% and 38.6% of the Company’s total revenues for the years ended March 31, 2022 and 2021, respectively. There were two customers each accounted for more than 10% of the Company’s total revenues for the year ended March 31, 2022 whereas there was no such customer for the year ended March 31, 2021. The Company’s accounts receivable from three major customers were $122,402 and $151,389 as of March 31, 2022 and 2021, respectively.

(d)	Significant suppliers

Purchases from two major vendors was $108,512 and $87,439, or approximately 73.6% and 86.4% of total purchases by the Company for the years ended March 31, 2022 and 2021, respectively. The Company’s accounts payable due to these vendors was $nil as of March 31, 2022 and 2021, respectively.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company’s subsidiaries not using the U.S. dollar as their functional currencies.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to accounts receivable and other financial instruments. This standard is effective for the Company beginning December 15, 2022. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company believes that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”, which simplifies various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The new guidance is effective for the Company for the year ending March 31, 2023. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” and issued a subsequent amendment which refines the scope of the ASU and clarifies some of its guidance as part of the FASB’s monitoring of global reference rate reform activities in January 2021 within ASU 2021-01 (collectively, including ASU 2020-04, “ASC 848”). ASC 848 provides optional expedients and exceptions for applying U.S. GAAP on contract modifications and hedge accounting to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. The ASU 2020-04 is effective for all entities as of March 12, 2020, through December 31, 2022, at which time transition is expected to be complete. As the Company do not fall within the scope of Topic 848 or have contracts with references to a reference rate expected to be discontinued, the Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies an issuer’s accounting for certain convertible instruments and the application of derivatives scope exception for contracts in an entity’s own equity. This guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and required enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The new guidance is required to be applied either retrospectively to financial instruments outstanding as of the beginning of the first comparable reporting period for each prior reporting period presented or retrospectively with the cumulative effect of the change to be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. This guidance is effective for the Company for the year ending March 31, 2024. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In May 2021, the FASB issued ASU 2021-04, “Earnings per share (Topic 260), Debt - Modifications and Extinguishments (Subtopic 470-50), Compensation - Stock Compensation (Topic 718), and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”, which codify the final consensus reached by of the FASB Emerging Issues Task Force on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). This guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. This guidance is effective for the Company for the year beginning after December 15, 2021. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832): Disclosures by Business Entities About Government Assistance”, which requires the issuer to disclose information about certain types of government assistance they receive in the notes to the financial statements. ASU 2021-10 also adds a new Topic - ASC 832, Government Assistance - to the FASB’s Codification. The disclosure requirements in ASU 2021-10 apply to all entities, except for not-for-profit entities within the scope of ASC 958, Not-for-Profit Entities, and employee benefit plans within the scope of ASC 960, Plan Accounting - Defined Benefit Pension Plans, ASC 962, Plan Accounting - Defined Contribution Pension Plans, and 965, Plan Accounting - Health and Welfare Benefit Plans. The disclosure requirements in ASC 832 only apply to transactions with a government that are accounted for by analogizing to either a grant model (for example, in International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance), or a contribution model (for example, in ASC 958-605, Not-for-Profit Entities - Revenue Recognition). This disclosure requirement is effective for the Company for the year beginning after December 15, 2021. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Segment Information

The Company has three reportable segments: sales of health care supplements; technical supporting services; and sales of Acer truncatum seedlings. Segments were identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”) assesses the performance of the businesses.

Key financial performance measures of the segments are as follows:

For the year ended March 31, 2022

Segment	Net Sales	Cost of Sales	Segment results as assessed by the CODM
Sales of health care supplements	$1,799,074	$158,563	$1,640,511
Technical supporting services	529,452	261,710	267,742
Sales of Acer truncatum seedlings	—	426,695	(426,695)
Total	$2,328,526	$846,968	$1,481,558

For the year ended March 31, 2021

Segment	Net Sales	Cost of Sales	Segment results as assessed by the CODM
Sales of health care supplements	$1,373,412	$163,962	$1,209,450
Technical supporting services	56,356	—	56,356
Sales of Acer truncatum seedlings	205,652	118,000	87,652
Total	$1,635,420	$281,962	$1,353,458

Note 4 — Accounts receivable, net

Accounts receivable, net, consists of the following:

	As of March 31,
	2022	2021

Accounts receivable	$194,138	$264,749
Less: Allowance for doubtful accounts	—	—
Total accounts receivable, net	$194,138	$264,749

Note 5 — Inventories

Inventories consisted of the following:

	As of March 31,
	2022	2021

Raw materials	$16,971	$—
Work in progress	—	—
Finished goods	1,221,345	1,487,683
Total inventory net	$1,238,316	$1,487,683

Slow moving inventories amounting to $240,312 and $nil were written off for the years ended March 31, 2022 and 2021, respectively.

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ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Amounts due from related companies

Amounts due from related companies were unsecured, non-interest bearing and repayable on demand and consisted of the following:

	As of March 31,
Amounts due from:	2022	2021

Dunhua Acer Truncatum Seedling Planting Co. Ltd.	$169,212	$150,769
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	77,506	37,433
Ai Rui Tai Ke Fertilizer Co. Ltd.	53,791	—
Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd.	23,828	—
	$324,337	$188,202

Mr. Yu Chang, the Company’s major shareholder and father of Ms. Ting-ting Chang, CEO and director of the Company, has significant influence on these companies as mentioned above and/or is one of the directors of these companies. Therefore, the Company considers these companies are related companies.

Note 7 — Prepayments, deposits and other current assets

Prepayments, deposits and other current assets consisted of the following:

	As of March 31,
	2022	2021

Advances to suppliers	$34,661	$132,718
Deposits	21,061	26,924
Prepaid expenses	157,156	63,994
Other receivables, net of allowance of $nil (2022) and $nil (2021)	11,514	77,734
Prepaid expenses	$224,392	$301,370

Note 8 — Property, plant and equipment, net

Property, plant and equipment, net, consisted of the following:

	As of March 31,
	2022	2021

Computer equipment	$22,690	$22,690
Office equipment, fixtures and furniture	22,178	22,178
Subtotal	44,868	44,868
Less: Accumulated depreciation	(34,209)	(29,515)
Total	$10,659	$15,353

Depreciation expense for the years ended March 31, 2022 and 2021 amounted to $4,694 and $5,990, respectively. No impairment of property, plant and equipment was recognized for the years ended March 31, 2022 and 2021.

Note 9 — Accrued liabilities and other current payables

Accrued liabilities and other payables consisted of the following:

	As of March 31,
	2022	2021

Advances from customers	$4,248	$85,249
Accrued liabilities	209,019	97,238
Other current payables	21,141	23,775
Accrued expenses and other payables	$234,408	$206,262

F-56

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Bank loans

Bank loans consisted of the following:

	As of March 31,
	2022	2021

Unsecured loan from China Construction Bank wholly repayable within 1 year	$257,997	$402,254
Unsecured loan from Bank of Beijing wholly repayable within 1 year	204,032	—
Total unsecured bank loan wholly repayable within 1 year	462,029	402,254

Secured loan from China Construction Bank wholly repayable more than 1 year	366,653	261,251
Total	$828,682	$663,505

As of March 31, 2022, the outstanding loan from China Construction Bank of $257,997 (or RMB 1,636,000) with annual interest rate of 3.8525% was unsecured and denominated in RMB for a term of 12 months. This facility of credit limit of RMB 1,636,000 was obtained on May 14, 2021 and will be expired on May 14, 2022, with floating interest rate charged at 0.25% over the PRC 1-year loan prime rate.

The outstanding loan from Bank of Beijing of $204,032 (or RMB 1,293,798) with annual interest rate of 4.8% was unsecured and denominated in RMB for a term of 5 months. This facility of credit limit of RMB 1,293,798 was obtained on May 25, 2021 and will be expired on May 24, 2022, with floating interest rate charged at 2% over the PRC 1-year loan prime rate.

As of March 31, 2022, the outstanding loan from China Construction Bank of $366,653 (or RMB 2,325,000) with annual interest rate of 4.4% was secured by pledging the property of the Company’s CEO and director, Ms. Ting Chang, and denominated in RMB for a term of 36 months. This facility of credit limit of RMB 2,325,000 was obtained on May 8, 2020 and will be expired on May 7, 2023, with floating interest rate charged at 0.7% over the PRC 1-year loan prime rate.

Interest expenses for the years ended March 31, 2022 and 2021 were $35,361 and $24,250, respectively.

Note 11 — Stock-based compensation expense

On May 4, 2020, the Company granted cashless options (the “Options”) to purchase 6,000,000 (pre-Reverse Stock Split) or 600,000 (post-Reverse Stock Split) ordinary shares of the Company at $0.05(pre-Reverse Stock Split) or $0.5 (post-reverse stock split) per share to Ms. Fung Ming Pang, the Company’s CFO and director. The Options vested 50% at the time when the Company’s ordinary shares began trading on the OTCQB on July 15, 2021 and 50% on July 15, 2022 and are exercisable for five years after the date of vesting.

The fair value of 600,000 (post-Reverse Stock Split) Options was calculated using Black Scholes model with the following assumptions:

Valuation date (the date of granting)	May 4, 2020	May 4, 2020
Number of shares	300,000	300,000
Vesting date	July 15, 2021	July 15, 2021
Maturity date	July 15, 2026	July 15, 2027
Fair value per share	$1.00	$1.00
Exercise price per share	$0.50	$0.50
Risk free rate	0.46%	0.46%
Dividend yield	0.00%	0.00%
Exercise multiple	2.80	2.80
Expected terms (years) from the date of granting	6.20	7.20
Expected volatility	48.73%	47.74%
Value per Option	$0.611983	$0.632

The non-cash stock-based compensation expense of $318,137 was included in general and administrative expenses for the year ended March 31, 2022. There was no such expense for the year ended March 31, 2021.

As of March 31, 2022, there were 300,000 Options outstanding and issued but not yet vested, representing the unrecognized share-based compensation expense of $54,506.

Stock option activity under the Company’s stock-based compensation plan is shown below:

	Number of Shares (post-Reverse Stock Split)	Average Exercise Price per Share (post-Reverse Stock Split)		Weighted Average Remaining Contractual Term in Years

Outstanding as of April 1, 2020	—	$	N/A	N/A
Exercisable as of April 1, 2020	—		N/A	N/A

Granted	600,000		$0.5	N/A
Exercised	—		—	—
Forfeited	—		—	—
Outstanding as of April 1, 2021	600,000		0.5	N/A
Exercisable as of April 1, 2021	—		—	—
	-		-
Granted	—		N/A	N/A
Exercised	(300,000)		$0.5	N/A
Forfeited	—		N/A	N/A
Outstanding as of March 31, 2022	300,000		$0.5	5.4
Exercisable as of March 31, 2022	—		$—	—

F-57

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Taxes

(a)	Income tax

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the current laws of the Cayman Islands. Additionally, Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Republic of Seychelles

China Bio-Tech was incorporated in the Republic of Seychelles and is not subject to tax on income or capital gains under the current laws of the Republic of Seychelles. Additionally, Republic of Seychelles does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZY HK was incorporated in Hong Kong and is subject to 16.5% income tax on their taxable income generated from operations in Hong Kong. The payments of dividends by this company to its shareholders are not subject to any withholding tax in Hong Kong. Commencing from the year of assessment of 2021 and 2022, the first HK$2 million of profits earned by ZY HK will be taxed at half the current tax rate (i.e., 8.25%) while the remaining profits will continue to be taxed at the existing 16.5% tax rate.

PRC

ZY Shenzhen is governed by the Enterprise Income Tax (“EIT”) laws of the PRC. Under the EIT laws of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a uniform 25% enterprise income tax rate. As ZY Shenzhen is an investment holding company, there was no revenue recorded in the books of ZY Shenzhen and as a result, there was no EIT for the years ended March 31, 2022 and 2021.

BF Beijing is governed by the EIT laws of the PRC and is subject to EIT at a uniform rate of 25%. Because BF Beijing is qualified as a small-scale and low-profit enterprise of which its annual taxable income must not be more than RMB3 million; its number of employees must not exceed 300 and its total assets must not exceed RMB50 million, BF Beijing enjoys a reduced tax rate of 5% on annual taxable income not exceeding RMB1 million and the remaining annual taxable income from RMB1 million to RMB3 million can enjoy a reduced tax rate of 10%. Commencing from the fiscal year started from January 1, 2021, the first RMB1 million of annual taxable income is taxed at half of the current reduced tax rate of 5% (i.e. 2.5%) while the remaining annual taxable income from RMB1 million to RMB3 million continues to be taxed at the current reduced tax rate of 10%. BF Beijing is also qualified as high and new technology enterprise and is also subject to a preferential income tax rate of 15%.

Because BF Beijing is qualified as a small-scale and low-profit enterprise as well as a high and new technology enterprise, BF Beijing is then subject to the following income tax rates:

Annual taxable income	Income tax rate

Not more than RMB1 million	2.5%
RMB1 million to RMB3 million	10.0%
Exceeding RMB3 million	15.0%

Dandong BF is exempted from the EIT in the PRC because of its agricultural business.

The income tax provision consisted of the following components:

	Years ended March 31,
	2022	2021
Current tax	$11,119	—
Deferred tax	—	—
Total provision for income taxes	$11,119	$—

F-58

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents a reconciliation of the differences between the Company’s statutory income tax expense and the product of loss before tax multiplied by the PRC Enterprise Income tax Rate for the years ended March 31, 2022 and 2021.

	Years ended March 31
	2022	2021
	%	%
Loss before tax	1,114,446	28,022
Tax at the PRC enterprise income tax rate of 25%	(278,611)	(7,005)
Tax effect of preferential tax rate for small scale and low profit enterprise	(11,255)	(16,984)
Tax effect of tax loss not recognized	274,330	79,772
Tax effect of non-deductible expenses and non-taxable income, net	26,655	(55,783)
Effective income tax rate	11,119	—

As of March 31, 2022 and 2021, there were no deferred tax assets and liabilities recognized. As at March 31, 2022, the Group has unused tax losses of $1,675,496 (As at March 31, 2021: $578,176). No deferred tax assets has been recognised in respect of the tax losses due to the unpredictability of future profit streams.

(b)	Sales tax

The Company’s subsidiaries incorporated in the PRC are subject to a value added tax (“VAT”)for services rendered at a rate of 6% and for goods sold at a rate varying from 0% to 13% of the gross sales price depending on their categories in different periods. A credit is available whereby the VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services. There is no VAT for Dandong BF which carries out the agricultural business.

(c)	Tax payable

The Company does not have material income tax payable as of March 31, 2022 and 2021.

Note 13 — Capital transactions

(a)	Stock Split

On July 24, 2020, the Company completed a 1-for-10 reverse stock split of ordinary shares, such that for each ten shares outstanding prior to the Stock Split, there was one share outstanding after the Stock Split.

All shares of ordinary shares and amount per share referenced in this report have been adjusted retroactively to reflect the Stock Split.

(b)	Private Placement

On November 17 , 2020, the Company sold 50,000 ordinary shares (post-Reverse Stock Split) at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act.

On November 15, 2021, the Company sold 130,000 Shares, at a purchase price of $2.00 per Share with one warrant for ten ordinary shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant is entitled to subscribe for one share at a price of $4.00 per share for one-year period ending November 15, 2022.

F-59

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(c)	Share cancellation

On November 17, 2020 the Company cancelled 50,000 ordinary shares (post-Reverse Stock Split) at a purchase price of $1.00 per Share.

(d)	Cashless exercise of Options

On December 2, 2021, 300,000 Options were exercised on a cashless basis, the closing price of ordinary shares was $5.38 on December 1, 2022 and the exercise price was $0.50. As a result of such exercise, 272,118 ordinary shares of the Company were issued, being 300,000 shares multiple by closing price ($5.38) minus the exercise price ($0.50) divided by the closing price ($5.38).

Note 14 — Related party transactions

On December 31, 2020, the Company completed the acquisition of 100% equity interest in Dandong BF from Mr. Yu Chang, the Company’s major shareholder and father of Ms. Ting-ting Chang, CEO and director of the Company, for a total consideration of $1,482,600 (or RMB10,500,000). Details are set out in note 1 under the heading “Acquisition of Dandong BF by BF Beijing”.

During the year ended March 31, 2022, the Company provided technical supporting services to Beijing Guo Bao Feng Bio-technology Co. Ltd. and Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd., both of which Mr. Yu Chang, the Company’s major shareholder and father of Ms. Ting-ting Chang, CEO and director of the Company, has interests and/or is a director, and generated service income of $44,094 and $38,215, respectively.

During the year ended March 31, 2022, the following related companies provided the research and development services to the Company:

Name	Description of R&D project	Contract sum	% of Completion	Recognized as R&D expenses	Outstanding contract sum
		$		$	$
Dunhua Acer Truncatum Seedling Planting Co. Ltd.	Seedling analysis	109,060	70%	65,436	43,624
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	Nervonic acid analysis	155,800	75%	116,850	38,950
Zhong Yuan Nervonic Acid Bio-technology Co. Ltd.	Nervonic acid analysis	67,306	100%	67,306	—
Ai Rui Tai Ke Fertilizer Co. Ltd.	Chemical elements, lignin, cellulose testing	94,337	80%	75,470	18,867
Ai Rui Tai Ke Fertilizer Co. Ltd.	Chemical elements, lignin, cellulose testing	124,640	75%	93,480	31,160
Zhong Yuan Bo Rui Bio-technology (Zhuhai Hengqin) Co. Ltd.	Metabolomics testing and analysis	272,650	70%	190,855	81,795

Total		823,793		609,397	214,396

Note 15 — Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

Note 16 — Contingencies and commitment

(a)	Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe that these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

(b)	Lease commitment

As of March 31, 2022, the Company leases offices space and warehouse for its inventories under certain non-cancelable operating leases, with terms ranging between one and five years. The Company considers that those renewal or termination options are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

F-60

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents the operating lease related assets and liabilities recorded on the consolidated balance sheets:

	As of March 31
	2022	2021
Rights of use lease assets	$759,314	$1,005,649

Lease liabilities, current	$139,137	$101,134
Lease liabilities, non-current	709,248	934,610
Total operating lease liabilities	848,385	$1,035,744

As of March 31, 2022, the weighted average remaining lease terms and discount rates for all of operating leases were as follows:

Weighted average remaining lease term (years)	5.45	7.45
Weighted average discount rate	4.90%	4.75%

The following is a schedule, by years, of maturities of lease liabilities as of March 31, 2022:

2023	$177,684
2024	120,874
2025	113,777
2026	154,809
2027 and thereafter	437,549
Total undiscounted cash flows	1,004,693
Less: imputed interest	(156,308)
Present value of lease liabilities	$848,385

Operating lease expenses for the years ended March 31, 2022 and 2021 were $178,681 and $140,491, respectively.

Note 17 — Subsequent events

On April 29, 2022, the Company sold 100,000 ordinary shares, at a purchase price of $4.00 per share to an independent shareholder, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act.

On May 13, 2022, the Company obtained a new facility of credit limit of RMB 1,500,000 from China Construction Bank for a term of 12 months, with floating interest rate charged at 0.5% over the 1-year PRC prime lending rate.

On June 1, 2022, the Company obtained a new facility of credit limit of RMB 2,498,439 from Bank of Beijing for a term of 12 months, with floating interest rate charged at 0.6% over the 1-year PRC prime lending rate.

On June 1, 2022, the Company obtained a new facility of credit limit of RMB 1,005,000 from Bank of Beijing for a term of 12 months, with floating interest rate charged at 0.6% over the 1-year PRC prime lending rate.

On June 15, 2022, the Company sold 20,000 ordinary shares to two shareholders of the Company and 12,500 ordinary shares to independent shareholders, at a purchase price of $4.00 and $5.00 per share, respectively, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act.

Saved as disclosed above, in accordance with ASC Topic 855, “Subsequent Events” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the audited financial statements were available to issue. Based upon this review, the Company has not identified any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Note 18 — Comparative figures

The comparative figures of the consolidated balance sheet and consolidated statement of operations and comprehensive loss were reclassified to conform to the presentation in current year.

 For the comparative figures of the consolidated balance sheet, the accrued expenses and other payables and the value added and other tax payable were combined and disclosed as accrued expense and other current payables in current year. For the comparative figures of the consolidated statement of operations and comprehensive loss, the business tax, which was offset with the net sales in last year, was allocated to the cost of sales in current year; the income tax expense in last year was reclassified to the other income, net in current year. Saved as disclose above, all other comparative figures of the consolidated balance sheet and consolidated statement of operations and comprehensive loss remains unchanged.

F-61

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

Through and including [ ], 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated November [●], 2023

PRELIMINARY PROSPECTUS

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

1,000,000 Ordinary Shares

This prospectus relates to the resale of 1,000,000 Ordinary Shares held by Mr. Yu Chang (“Mr. Chang”). We will not receive any of the proceeds from the sale of Ordinary Shares by Mr. Chang.

Any shares sold by Mr. Chang pursuant to this prospectus until our Ordinary Shares are listed or quoted on an established public trading market will take place at a price per share that is equal to the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or at privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Mr. Chang. No sales of the shares covered by this prospectus shall occur until after the closing of the initial public offering.

On ___________, 2023, a registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) with respect to a public offering of our Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$4,970,000 in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions, advisory fee, underwriter’s non-accountable expense allowance and estimated expenses of the offering.

Concurrent with our public offering, our Ordinary Shares were listed on Nasdaq under the symbol “____.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 22 of the Public Offering Prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2023

Alt-1

THE OFFERING

Ordinary Shares being offered	1,000,000 Ordinary Shares

Ordinary Shares outstanding after this offering	18,799,618 Ordinary Shares, assuming the issuance by us of 1,100,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by Mr. Chang, which are being registered by the registration statement of which this prospectus is a part.

Proposed Nasdaq Symbol	ZYB

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of the Public Offering Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

Mr. Chang will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

THE RESALE SHARES

The Ordinary Shares being offered by Mr. Chang were transferred to Mr. Chang on December 30, 2021 in a private transaction. We are registering those Ordinary Shares in order to permit Mr. Chang to offer the shares for resale from time to time.

This prospectus covers the offering for resale of 1,000,000 Ordinary Shares by Mr. Chang. This prospectus and any prospectus supplement will only permit Mr. Chang to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to Mr. Chang are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide Mr. Chang the opportunity to sell those Ordinary Shares.

The following table sets forth the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by Mr. Chang, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares Mr. Chang will own after the offering. The information appearing in the table below is based on information provided by or on behalf of Mr. Chang. We will not receive any proceeds from the resale of the Ordinary Shares by Mr. Chang. Mr. Chang may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Seller	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Mr. Yu Chang	6,425,287	34.4%	1,000,000	5,425,287	29.0%

(1) Based on 18,799,618 Ordinary Shares issued and outstanding immediately subsequent to the Company’s public offering assuming no exercise of the underwriters’ over-allotment option.

(2) Since we do not have the ability to control how many, if any, of his shares Mr. Chang will sell, we have assumed that Mr. Chang will sell all of the shares offered herein for purposes of determining how many shares he will own after the offering and his percentage of ownership following the offering.

Alt-2

PLAN OF DISTRIBUTION

Mr. Chang and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Ordinary Shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Mr. Chang may use any one or more of the following methods when selling the Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with Mr. Chang to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Mr. Chang may also sell his Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by Mr. Chang may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Mr. Chang (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, Mr. Chang may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions it assumes. Mr. Chang may also sell Ordinary Shares short and deliver these shares to close out his short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. Mr. Chang may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Alt-3

Mr. Chang and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Mr. Chang has informed the Company that he does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by Mr. Chang without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by Mr. Chang have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, Mr. Chang will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by Mr. Chang or any other person. We will make copies of this prospectus available to Mr. Chang and have informed him of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, the Company has issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

On December 13, 2019, the Company issued an aggregate of 1,450,000 (pre Reverse Stock Split) Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split), at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not U.S. person, as defined in Regulation S.

On November 15, 2021, the Company sold 130,000 Ordinary Shares to unrelated parties at a purchase price of $2.00 per Ordinary Share with one warrant for every ten Ordinary Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S. Each Warrant entitled the holder to subscribe for one Ordinary Share at a price of $4.00 per Ordinary Share for the one-year period ended November 15, 2022. All of the Warrants have lapsed.

On December 2, 2021, Fung Ming Pang, our CFO and director, exercised 300,000 options granted under the employment agreement dated May 4, 2020 between the Company and Ms. Pang (the “Pang Employment Agreement”). Under the terms of the Pang Employment Agreement, Ms. Pang was granted options (“Options”) to purchase an aggregate of 600,000 post-reverse stock split Ordinary Shares at an exercise price of $0.50 per Ordinary Share. The Options were exercisable on a cashless basis. An aggregate of 300,000 Options vested upon commencement of trading of Ordinary Shares on the OTCQB on July 15, 2021. We issued an aggregate of 272,118 Ordinary Shares in accordance with the terms and provisions of the Pang Employment Agreement upon Ms. Pang’s cashless exercise of the 300,000 Options. The remaining 300,000 options vested on July 15, 2022 and are exercisable for five years after the date of vesting.

On April 29, 2022, the Company sold 100,000 Ordinary Shares to an unrelated party at a purchase price of $4.00 per Ordinary Share and in June 2022, it sold 20,000 Ordinary Shares to current shareholders at a purchase price of $4.00 per Ordinary Share and 12,500 Ordinary Shares to unrelated parties at a purchase price of $5.00 per Ordinary Share, pursuant to private securities offerings conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. Persons, as defined in Regulation S.

On August 7, 2023, the Company sold 20,000 Ordinary Shares to an unrelated party, at a purchase price of $4.80 per Ordinary Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

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Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Amendment No. 7 to the registration statement on Form F-1 in the City of Hong Kong, China, on October 6, 2023.

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

By:	/s/ Ting Ting Chang
Name: Ting Ting Chang
Title: President, Chief Executive Officer, Secretary and Director
(Principal Executive Officer)

By:	/s/ Fung Ming Pang
Name: Fung Ming Pang
Title: Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

We, the undersigned directors and executive officers of Zhong Yuan Bio-Technology Holdings Limited and its subsidiaries hereby severally constitute and appoint Ting Ting Chang, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in her, for her and in her name, place and stead, and in any and all capacities, to sign this registration statement on Form F-1 and any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and her, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	October 6, 2023	/s/ Ting Ting Chang
Ting Ting Chang, President, Chief Executive Officer, Secretary and Director
(Principal Executive Officer)

Date:	October 6, 2023	/s/ Fung Ming Pang
Fung Ming Pang, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Date:	October 6, 2023	*
Daphne Huang, Director

Date:	October 6, 2023	*
Chi Wai Tse , Director

Date:	October 6, 2023	*
Shuo Dong , Director

* By	/s/ Ting Ting Chang
Ting Ting Chang, Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Amendment No. 7 to the registration statement on Form F-1 in the City of Hong Kong, China, on October 6, 2023.

SCHLUETER & ASSOCIATES, P.C.

By:	/s/ Henry F. Schlueter
Name: Henry F. Schlueter, Esq.
Title: Managing Director

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EXHIBIT INDEX

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on March 1, 2023)

1.2	Revised Form of Underwriting Agreement (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form F-1/A filed with the SEC on August 22, 2023)

2.1	Share Exchange Agreement between Zhong Yuan Bio-Technology Holdings Limited and Zhong Yuan Investment Limited and its affiliates, dated July 30, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 6-K filed with the SEC on August 2, 2019)

2.2	Agreement and Plan of Merger by and between China Biotech Holdings Limited and Zhong Yuan Bio-Technology Holdings Limited, dated November 15, 2017 (incorporated by reference to Exhibit B to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018)

3.1	Amended and Restated Memorandum and Articles of Association of Zhong Yuan Bio-Technology Holdings Limited (incorporated by reference to Exhibit A to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018)

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)

5.1	Opinion of Cayman Islands Counsel as to validity of the Ordinary Shares (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 25, 2022)

5.2	Updated opinion of Caymen Islands Counsel as to validity of the Ordinary Shares (incorporated by reference to Exhibit 5.2 to the Company’s Registration Statement on Form F-1/A filed with the SEC on August 22, 2023)

10.1	Office Lease Agreement between Beijing Century Changying Investment Management Co., Ltd. and Bao Feng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.2	Joint Project Contract between Bao Feng Biotech (Beijing) Co., Ltd. and National Health and Occupational Safety and Health Research Center (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.3	Agreement between Weng Niu Te Qi Government and Beijing Acer Truncatum Century Agricultural Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.4	Exclusive Distribution Agreement between Medical Nutrition Research and Development Enterprise of America and Beijing Acer Truncatum Century Agricultural Technology Co., Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.5	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Jiang Hai Hui (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.6	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Jiang Nan (incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

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10.7	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Lin Feng (incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.8	Technology Shareholding Cooperation Agreement between Bao Feng Bio-Technology (Beijing) Limited and Xianyang Chen (incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.9	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Ting Ting Chang (incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.10	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Xia Li (incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.11	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Yu Gao (incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)

10.12	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Yu Gao dated December 24, 2019 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 17, 2020)

10.13	Langfang Lease Contract between Liu Wen and Bao Feng Biotechnology (Beijing) Limited (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)

10.14	Housing Rental Contract between Beijing Century Changying Investment Management Co., Ltd. and Baofeng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)

10.15	Processing and Production Cooperation Agreement between Beijing Acer Truncatum Century Agricultural Science and Technology Co., Ltd. and Inner Mongolia Xingyuan Vegetable Oil Co., Ltd. (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form F-1/A filed with the SEC on June 11, 2020)

10.16	Supply and Marketing Contract between Heze Zonghoo Jianyuan Biotech Co., Ltd. and Baofeng Biotech (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form F-1/A filed with the SEC on June 11, 2020)

10.17	Executive Employment Agreement between Zhong Yuan Bio-Technology Holdings Limited and Fung Ming Pang (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-1/A filed with the SEC on June 11, 2020)

10.18	Form of Indemnification Agreement Form of Indemnification Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form F-1/A filed with the SEC on September 11, 2020)

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10.19	Equity Transfer Agreement between Dandong Baofeng Seedling Technology Co., Ltd and Baofeng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 20-F filed with the SEC on August 17, 2020)

10.19B	Form of Leases for real property in Dandong city leased by Dandong Bao Feng Seedling Technology Co., Limited (incorporated by reference to Exhibit 10.19 to the Company’s Post-Effective Amendment on Form POS AM filed with the SEC on June 1, 2021)

10.20	Audit Committee Charter (incorporated by reference to Exhibit 10.20 to the Company’s Report on Form 6-K filed with the SEC on August 4, 2022)

10.21	Compensation Committee Charter (incorporated by reference to Exhibit 10.21 to the Company’s Report on Form 6-K filed with the SEC on August 4, 2022)

10.22	Nomination Committee Charter (incorporated by reference to Exhibit 10.22 to the Company’s Report on Form 6-K filed with the SEC on August 4, 2022)

10.23	Code of Ethics (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 25, 2022)

10.24	Agreement dated March 28, 2022 between Dandong Bao Feng Seedling Technology Co. and Fanyuan Meng (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 20-F filed with the SEC on September 26, 2022).

10.25	Supplemental Agreement dated April 11, 2022 between Dandong Bao Feng Seedling Technology Co. and Fanyuan Meng (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 20-F filed with the SEC on September 26, 2022).

10.26	Equity Acquisition Agreement dated September 19, 2022 between ZhongYuan Nervonic Acid Biotechnology Co. and Bao Feng Bio-Technology (Beijing) Co. (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 27, 2022).

10.27	Revised Audit Committee Charter (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 25, 2022)

10.28

Housing Lease Agreement between Beijing Century Changwin Investment Management Co. and Baofeng Biotechnology (Beijing) Co. (incorporated by reference to Exhibit 10.28 to the Company’s Registration Statement on Form F-1/A filed with the SEC on August 22, 2023)

10.29	Resident Management Agreement for Zhongguancun Medical Engineering Health Industrial Base (incorporated by reference to Exhibit 10.29 to the Company’s Registration Statement on Form F-1/A filed with the SEC on August 22, 2023)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)

23.1	Consent of K.R. Margetson Ltd. (Not applicable to this filing)

23.2	Consent of Centurion ZD CPA & Co.*

23.3	Consent of Cayman Islands Counsel to Zhong Yuan Bio-Technology Holdings Limited (included in Exhibit 5.2)

23.4	Consent of PRC Counsel, Tahota (Beijing) Law Firm (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 25, 2022)

23.5	Updated Consent of PRC Counsel, Tahota (Beijing) Law Firm (incorporated by reference to Exhibit 23.5 to the Company’s Registration Statement on Form F-1/A filed with the SEC on August 22, 2023)

24.1	Power of Attorney (included on signature page)

99.1	Opinion of PRC Counsel as to matters of PRC law (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on August 22, 2023)

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 27, 2022)

 ___________________________

* Filed herewith

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